UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under § 240.14a-12

CBL & ASSOCIATES PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14(a)-6(i)(1) and 0-11

April 29, 2022

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders which will be held on Thursday, May 26, 2022 at 3:00 p.m. (EDT).  After careful consideration we have decided that our 2022 Annual Meeting will be virtual again this year. You will be able to attend the meeting, vote and submit your questions live via webcast by visiting www.virtualshareholdermeeting.com/CBL2022.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting.  Please sign and return your proxy card in the enclosed envelope, or vote your shares by telephone or via the Internet, to ensure that your shares will be represented and voted at the meeting even if you cannot attend via the live webcast.  Even if you plan to attend the meeting via the live webcast, you are urged to sign and return the enclosed proxy card (or voting instruction form, as applicable), or to vote your shares by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or voting instruction form.

Thank you for your support.

Sincerely,

Chief Executive Officer

CBL & ASSOCIATES PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 26, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 26, 2022 at 3:00 p.m. (EDT) via live webcast by visiting www.virtualshareholdermeeting.com/CBL2022. You will need the 16-digit control number included on your proxy card or voting instruction form.  The meeting will be held for the following purposes:

1.	To act on the re-election of the Board of Directors’ eight director nominees to serve for a term of one year and until their respective successors are elected and qualified (“Proposal 1”);
2.

To act upon a proposal to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accountants for the Company’s fiscal year ending December 31, 2022 (“Proposal 2”);

3.	To act upon a proposal for the advisory approval of the compensation of our Named Executive Officers as set forth herein (“Proposal 3”); and
4.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

After careful consideration we have decided that our 2022 Annual Meeting will be virtual again this year.  You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the record date or hold a valid proxy for the meeting.  Those shareholders will be able to attend the virtual Annual Meeting, vote their shares and submit questions during the meeting via live audio webcast by visiting: www.virtualshareholdermeeting.com/CBL2022. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card.  Please note that there will be no in-person meeting for you to attend.

In accordance with the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on Friday, March 25, 2022, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the meeting via live webcast, we urge you to submit your Proxy.  To submit your Proxy by mail, please sign, date and promptly return the enclosed Proxy (or voting instruction form) in order to ensure representation of your shares.  An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose.  Alternatively, you may use the toll-free telephone number indicated on the enclosed Proxy (or voting instruction form) to vote by telephone or visit the website indicated thereon to vote via the Internet.  This will not prevent you from voting your shares during the meeting if you desire to do so.

By Order of the Board of Directors

Chief Executive Officer

Chattanooga, Tennessee

April 29, 2022

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement.  This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.  Page references are supplied in this summary to help you find further information in this Proxy Statement.

Our 2022 Annual Meeting

Time and Date	3:00 p.m. (EDT) on Thursday, May 26, 2022

Location

The Annual Meeting will be held virtually via live webcast.

You can join the meeting by visiting www.virtualshareholdermeeting.com/CBL2022 and entering the 16-digit control number listed on your proxy card.

Record Date	March 25, 2022

Voting	Each share is entitled to one vote on each matter to be voted upon at our Annual Meeting. You can vote by proxy utilizing any of the following methods:

•  Internet: Go to the website shown on your Proxy or voting instruction form until 11:59 p.m. Eastern Time, the day before our Annual Meeting.

•  Telephone: As shown on the Proxy or voting instruction form you received until 11:59 p.m. Eastern Time, the day before our Annual Meeting.

•  Mail: Mark, sign, date and promptly return your Proxy or voting instruction form.

•  In Person at the Virtual Annual Meeting: You may vote in person during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CBL2022 and entering the 16-digit control number found on your proxy card or on the voting instruction form you received from your broker.

Internet Availability of Materials	This Notice of Annual Meeting and Proxy Statement, as well as our Annual Report for the Company’s fiscal year ended December 31, 2021, are also available via the internet at: www.proxyvote.com.

This Proxy Statement was first provided to shareholders on or about April 29, 2022.

Annual Meeting Proposals and Board Recommendations

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	For all nominees	6
Proposal 2 – Ratification of the selection of Deloitte as our independent registered public accounting firm for 2022	For	82
Proposal 3 – Advisory Vote to Approve Executive Compensation	For	84
Transaction of any other business that properly comes before our Annual Meeting

Director Nominees (Page 8)

Name	Age	Director Since	Occupation	Independent (Yes/No)	Board Committee Memberships	Other Public Company Boards
Charles B. Lebovitz	85	1993	Chairman Emeritus of the Company	No	None	None
Stephen D. Lebovitz	61	1993	Chief Executive Officer of the Company	No	None	None
Jonathan M. Heller	48	2021	Non-Executive Chairman of the Board of the Company Former Partner, Canyon Partners LLC	Yes	None	None
Marjorie L. Bowen	56	2021	Former Managing Director of the Fairness Opinion Practice at Houlihan Lokey, Inc.	Yes	Audit* ($), Nominating/ Corporate Governance	Bed Bath & Beyond, Inc. Sequential Brands Group, Inc. (2021-2022) Centric Brands, Inc. (2020) Genesco, Inc. (2018-2019) Navient Corporation (2019-2020) ShoreTel Inc. (2016-2017)
David J. Contis**	63	2021

Founder and President of
Agora Advisors, Inc.
Former President - Mall Platform and Senior Executive Vice president of Simon Properties Group, Inc.
Former Executive Vice President and Chief Operating Officer of
The Macerich Company

				Yes	Audit ($), Compensation	Equity Lifestyle Properties, Inc.; Acosta Verde
David M. Fields	64	2021	Executive Vice President, Chief Administrative Officer and General Counsel of Sunset Development Company	Yes	Compensation, Nominating/ Corporate Governance*	EastGroup Properties, Inc.
Robert G. Gifford	65	2021	Former Chief Executive Officer, AIG Global Real Estate Former Principal with AEW Capital Management	Yes	Audit ($), Compensation*, Nominating/ Corporate Governance	Retail Properties of America (2016-2021) Liberty Property Trust (2018-2020)
Kaj Vazales	43	2021	Managing Director and Co-Head of North American Opportunistic Credit Oaktree Capital Management	Yes	Compensation, Nominating/ Corporate Governance	Berry Petroleum Corp. (2018)
* Denotes Committee Chairman ** Denotes Lead Independent Director ($) Audit Committee Financial Expert

Ratification of Auditors (Page 83)

We are asking our shareholders to ratify the appointment of Deloitte as the independent registered public accounting firm to serve as our auditors for the year ending December 31, 2022.

Say-on-Pay (Page 85)

Consistent with our shareholders’ preference, our Board of Directors is providing shareholders with an annual vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement.

Please review our Compensation Discussion and Analysis (beginning on page 32), which describes the principal components of our executive compensation program, the objectives and key features of each component and the compensation decisions made by our Compensation Committee for our named executive officers, and the accompanying executive compensation tables and related information (beginning on page 49) for additional details about our executive compensation programs, including information about our named executive officers’ fiscal year 2021 compensation.

PROXY STATEMENT

CBL & ASSOCIATES PROPERTIES, INC.

2030 Hamilton Place Blvd.

Suite 500

CBL Center

Chattanooga, Tennessee 37421

(423) 855-0001

ANNUAL MEETING OF SHAREHOLDERS

May 26, 2022

ANNUAL MEETING AND PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation (the “Company” or “CBL”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Thursday, May 26, 2022, at 3:00 p.m. (EDT) and at any and all postponements or adjournments thereof.  This year’s annual meeting will be an entirely “virtual meeting” of shareholders.  You will be able to attend the meeting as well as vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/CBL2022 and entering the 16-digit control number included on your proxy card or on the voting instruction form you received from your broker.  Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date.  All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company.  In addition to solicitation by mail, Company officers and regular employees may solicit proxies from shareholders by telephone, telegram or personal interview but will not receive additional compensation for such services.  The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies.  The Company will reimburse such persons for the associated expense.

After careful consideration we have decided that our 2022 Annual Meeting will be virtual again this year.  You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the record date or hold a valid proxy for the meeting.  Those shareholders will be able to attend the virtual Annual Meeting, vote their shares and submit questions during the meeting via live audio webcast by visiting: www.virtualshareholdermeeting.com/CBL2022. Please note that there will be no in-person meeting for you to attend.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 26, 2022:

The Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting, as well as our Annual Report for the Company’s fiscal year ended December 31, 2021, are also available at www.proxyvote.com.

VOTING AT THE ANNUAL MEETING

Record Date and Shares Entitled to Vote

Only shareholders of record at the close of business on March 25, 2022 are entitled to vote on the matters to be presented at the Annual Meeting.  The number of shares of the Company’s common stock, par value $.001 per share (“Common Stock”), outstanding on such date and entitled to vote was 31,807,477 shares.

Quorum Requirements

The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting with respect to those matters requiring approval by the holders of Common Stock (our only outstanding class of capital stock), but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Votes Necessary to Approve the Proposals

The vote required to approve each of the proposals at the Annual Meeting is as follows:

•

The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of the Board of Directors’ nominees for re-election as directors under Proposal 1.

•	The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present or represented at the Annual Meeting is required for approval of:
o

Proposal 2, ratification of the selection of Deloitte as the independent registered public accountants (referred to herein as the “independent registered public accountants” or the “independent auditors”) for the Company’s fiscal year ending December 31, 2022; and

o	Proposal 3, the advisory resolution approving the compensation of our named executive officers.

Each share of Common Stock is entitled to one vote with respect to those matters upon which such share is to be voted.  No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

While the Company’s directors will be elected by plurality vote at the Annual Meeting, as further described below under “Corporate Governance Matters – Additional Policy Statements,” the Board of Directors has implemented a majority voting policy under our Corporate Governance Guidelines, which provides that a director who is nominated in an uncontested election, and who receives a greater number of votes “withheld” from his or her election than votes “for” such election, is required to immediately tender his or her resignation to the Board of Directors for consideration.

Special Note Regarding Shares Held in Broker Accounts

Under New York Stock Exchange (“NYSE”) Rule 452, NYSE member organizations are prohibited from giving a proxy to vote with respect to certain matters, including matters involving (i) an election of directors, (ii) any proposal related to executive compensation (including any shareholder advisory votes on the approval of executive compensation) or (iii) an authorization to implement an equity compensation plan, or any material revision to the terms of any existing equity compensation plan, without receiving voting instructions from a beneficial owner.  Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal 1 or Proposal 3 without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors (Proposal 1), or with taking action on Proposal 3.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and you are receiving a proxy card for the virtual Annual Meeting.  If your shares are held in an account at a broker, bank or other similar organization, you are the beneficial owner of shares held in “street name” and you are receiving a voting instruction form.  Holders of our Common Stock on the March 25, 2022 record date have three ways to vote: by mail, by phone and via the Internet using a computer:

By Mail: you may complete, sign and return your proxy card (or the voting instruction form received from your broker or bank, as applicable) by pre-paid mail.

By Telephone: you also may use the toll-free telephone number indicated on the proxy card or voting instruction form to vote by telephone until 11:59 p.m. Eastern Time the day before our Annual Meeting.

Via the Internet: you also may visit the website indicated on the proxy card or voting instruction form to vote via the Internet, until 11:59 p.m. Eastern Time the day before our Annual Meeting, or vote online during the virtual Annual Meeting, as describe below.

You must enter the 16-digit control number found on your proxy card (or voting instruction form) in order to vote in advance of the Annual Meeting as described above, and to vote and/or to participate during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/CBL2022. (If you are a “street name” holder and previously requested a legal proxy from your broker, bank or other similar organization, you may also use such legal proxy to vote at and/or participate in the Annual Meeting.)  Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described above.

As noted above, under the rules of the NYSE, on certain routine matters brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers.  Routine matters include the ratification of the selection of the independent registered public accountants (Proposal 2).  In instances – such as voting on Proposals 1 and 3 at the Annual Meeting – where brokers are prohibited from exercising discretionary authority (so-called “broker non-votes”), the shares for which they have not received voting instructions are counted as present for the purpose of determining whether or not a quorum exists at the Annual Meeting, but are not included in the vote totals.  Because broker non-votes are not included in the vote, they are not counted as votes cast “for” or “against” a proposal.  Accordingly, assuming the presence of a quorum at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of any nominee for director under Proposal 1, so long as such nominee receives any affirmative votes, and also will have no effect on the ratification of the selection of the independent registered public accountants under Proposal 2, or on the advisory resolution approving compensation of our named executive officers under Proposal 3.

Unless contrary instructions are indicated on the accompanying form of proxy, the shares represented thereby will be voted by the persons named as proxies on such form FOR the election of the Board of Directors’ nominees for re-election as directors of the Company as described in Proposal 1; FOR ratification of the selection of Deloitte as the independent registered public accountants for the Company’s fiscal year ending December 31, 2022 as described in Proposal 2; and FOR the advisory resolution approving compensation of our Named Executive Officers as described in Proposal 3.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Company’s Board of Directors, upon the recommendation of our Nominating/Corporate Governance Committee, has nominated the Company’s eight current directors for re-election by shareholders at this year’s Annual Meeting.  A majority of our directors are unaffiliated (“Independent Directors”) with the Company and its predecessor entity, CBL & Associates, Inc. and its affiliates (“CBL’s Predecessor”).  Since the Company’s 2014 Annual Meeting, following the declassification of our Board of Directors as approved by our shareholders, all directors have been elected on an annual basis.

Our Board of Directors has delegated to the Nominating/Corporate Governance Committee, pursuant to the provisions of such Committee’s Charter and our Company’s Corporate Governance Guidelines, the responsibility for evaluating and recommending to the Board candidates to be considered as nominees for election as directors of our Company.  In discharging these responsibilities, the Nominating/Corporate Governance Committee may solicit recommendations from any or all of the following sources: the Independent Directors, the Chairman of the Board, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.  The Nominating/Corporate Governance Committee’s criteria for the evaluation and selection of director candidates are described in more detail below under “Board of Directors’ Meetings and Committees – Nominating/Corporate Governance Committee.”

Impact of Our Voluntary Reorganization Under Chapter 11

Our financial and operating results during 2020 were heavily impacted by the temporary closure of our portfolio for a significant period due to government mandates and operating restrictions related to the COVID-19 pandemic.

Beginning on November 1, 2020, the Company and CBL & Associates Limited Partnership, a Delaware limited partnership (the Company’s “Operating Partnership”), together with certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court authorized the Debtors to continue to operate their businesses and manage their properties as debtors-in-possession pursuant to the Bankruptcy Code. The Chapter 11 Cases are being jointly administered for procedural purposes only under the caption In re CBL & Associates Properties, Inc., et al., Case No. 20-35226.  Documents filed on the docket of and other information related to the Chapter 11 Cases are available free of charge online at https://dm.epiq11.com/case/cblproperties/dockets.  In connection with the Chapter 11 Cases, on August 11, 2021, the Bankruptcy Court entered an order, Docket No.1397 (Confirmation Order), confirming the Debtors’ Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors (With Technical Modifications) (as modified at Docket No. 1521, the “Plan”).  On November 1, 2021 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied and the Debtors emerged from the Chapter 11 Cases. On the Effective Date, all outstanding shares of the Company’s previously outstanding common stock, par value $0.01 per share (the “Old Common Stock”), as well as all outstanding shares of the Company’s previously outstanding preferred stock and related depositary shares (the “Old Preferred Stock”) were cancelled.  The Operating Partnership’s previously outstanding common and special common units of limited partnership (the “Old LP Common Interests”), as well as its previously outstanding preferred units of limited partnership related to our Old Preferred Stock (the “Old LP Preferred Interests”) also were cancelled, as were all three series of the Operating Partnership’s previously outstanding publicly traded senior notes (the “Old Senior Notes”).  Pursuant to the Plan, on the Effective Date (A) the Company issued (i) 1,089,717 shares of its new Common Stock to (a) holders of its Old Common Stock and (b) certain holders of the Old LP Common Interests that elected to receive shares of its new Common Stock in exchange for Old LP Common Interests, (ii) 1,100,000 shares of its new Common Stock to holders of the Old Preferred Stock, (iii) 15,685,714 shares of its new Common Stock to holders of the Old Senior Notes and other general unsecured claims, and (iv) 2,114,286 shares of its new Common Stock to existing holders of Consenting Crossholder Claims (as defined in the Plan) and (B) the Operating Partnership issued 200,000 new common units of general partner interest and 19,789,717 new common units of limited partner interest (the “New LP Interests”) to subsidiaries of the Company and issued 10,283 New LP Interests to certain of the holders of Old LP Common Interests that elected to remain limited partners in the Operating Partnership under the Plan.

Immediately following these transactions on the Effective Date, the Company had an aggregate of 20,000,000 shares of its new Common Stock issued and outstanding (on a fully diluted basis after giving effect to any future election to exchange all New LP Interests for the new Common Stock).  On the Effective Date, the Company also reserved an additional (i) approximately 9,000,000 shares of the new Common Stock for issuance upon the potential exercise of exchange rights by the Company or the holders of $150,000,000 of new 7.0% exchangeable senior secured notes due 2028 issued pursuant to the Plan (the “Exchangeable Notes”) and (ii) 3,222,222 shares of New Common Stock for issuance under the new CBL & Associates Properties, Inc. 2021 Equity Incentive Plan that was subsequently adopted by the Company pursuant to the Plan.  As a result of these transactions pursuant to the Plan: (i) holders of (a) Old Common Stock and (b) Old LP Common Interests received 5.50% of the outstanding shares of the new Common Stock (on a fully diluted basis after giving effect to any future election to exchange all New LP Interests for new Common Stock), (ii) holders of Old Preferred Stock received 5.50% of the outstanding shares of the new Common Stock, (iii) holders of Old Senior Notes and general unsecured claims received 78.43% of the outstanding shares of the new Common Stock and (iv) holders of Consenting Crossholder Claims received 10.57% of the outstanding shares of the new Common Stock (in each case subject to dilution by awards issued or issuable under the 2021 Equity Incentive Plan on or after the Effective Date and shares of New Common Stock issuable upon any exchange of Exchangeable Notes).

Additionally, as of the Effective Date, the following Independent Directors of the Company were deemed to have resigned from the Board in connection with the Company’s emergence from the Chapter 11 Cases and pursuant to the Plan: A. Larry Chapman, Matthew S. Dominski, John D. Griffith, Richard J. Lieb, Kathleen M. Nelson, Carolyn B. Tiffany and Scott D. Vogel.  Pursuant to the Plan and since the Effective Date, the Board of Directors has consisted of the following eight members: Stephen D. Lebovitz, Charles B. Lebovitz, Marjorie L. Bowen, David J. Contis, David M. Fields, Robert G. Gifford, Jonathan M. Heller and Kaj Vazales, with Jonathan M. Heller serving as the Chairman of the Board and David J. Contis serving as the Lead Independent Director.

Additional information concerning the terms of the Plan and the Chapter 11 Cases, as well as the new securities issued pursuant to the Plan, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, that accompanies this Proxy Statement.

Director Nominees

Upon the recommendation of the Nominating/Corporate Governance Committee, our Board intends to present for action at the Annual Meeting the re-election of Charles B. Lebovitz, Stephen D. Lebovitz, Jonathan M. Heller, Marjorie L. Bowen, David J. Contis, David M. Fields, Robert G. Gifford and Kaj Vazales, each to serve for a term of one year and until their successors are duly elected and shall qualify.  Charles B. Lebovitz and Stephen D. Lebovitz serve as Chairman Emeritus and as Chief Executive Officer, respectively, of the Company, and Jonathan M. Heller serves as Non-Executive Chairman of the Board.  Messrs. Contis, Fields, Gifford, Heller and Vazales and Ms. Bowen are the Company’s six Independent Directors.  Unless authority to vote for such nominees is withheld, the enclosed proxy will be voted for such nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

Each of Messrs. Contis, Fields and Gifford, as well as Ms. Bowen, joined the Board as of the Effective Date after being recommended to the Company’s Nominating/Corporate Governance Committee and Board for consideration by an Ad Hoc Bondholder Group (which represented over 64% in aggregate principal amount of the pre-emergence unsecured notes and as of the Effective Date became CBL’s major post-emergence shareholders), in connection with the Company’s Chapter 11 reorganization process and pursuant to a formal search that was conducted by the Korn Ferry management consulting firm.  Messrs. Heller and Vazales also were recommended to our Board by the Ad Hoc Bondholder Group.  Mr. Vazales joined the Board as of the Effective Date, while Mr. Heller was initially appointed to the Board effective October 15, 2021, in connection with the Company’s Chapter 11 restructuring process.  Subsequently, in connection with the implementation of the Plan on the Effective Date, Mr. Heller became the Non-Executive Chairman of the Company’s Board.

Summary of Board Experience  As a general matter, our Board believes that each of our directors has valuable individual qualifications, attributes and skills, including significant leadership and strategic planning expertise, gained through experience in one or more of the fields and capacities summarized below that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the management of a publicly traded real estate investment trust

(“REIT”) in the shopping center industry such as our Company.  The following table highlights our directors’ experience, qualifications, attributes and skills:

	C. Lebovitz	S. Lebovitz	J. Heller	M. Bowen	D. Contis	D. Fields	R. Gifford	K. Vazales
Chief Executive Officer/President/Founder	X	X			X		X
Chief Operating Officer/Business Unit Chief Executive			X		X	X		X
Commercial Real Estate	X	X			X	X	X
Financial Services / Capital Markets		X	X	X				X
Investment Banking				X				X
Legal Services						X
Corporate Restructuring			X	X
Corporate Governance						X
Retail Operations					X
Financial Literacy	X	X	X	X	X	X	X	X
Risk Oversight / Management	X	X	X	X	X	X	X	X

Additional details concerning the senior executive management, professional, public company and philanthropic leadership experiences that our Board, with the advice of the Nominating/Corporate Governance Committee, has determined qualify each director for service on our Company’s Board of Directors are set forth in each individual’s biography presented below. For each of these individuals, the position(s) shown in the left column represents the individual’s position(s) with the Company and with CBL & Associates Management, Inc., a Delaware corporation (the “Management Company”), through which the Company’s property management and development activities are conducted.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Charles B. Lebovitz Chairman Emeritus Director since 1993 Age – 85

Charles B. Lebovitz served as Chairman of the Board of the Company from the completion of its initial public offering in November 1993 through November 1, 2021, at which time he became Chairman Emeritus. He previously served as Chief Executive Officer of the Company from the 1993 initial public offering until 2010, and also served as President of the Company until February 1999. Prior to the Company’s formation, he served in a similar capacity with CBL’s Predecessor. Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family’s development business. In 1970, he became affiliated with Arlen Realty & Development Corp. (“Arlen”) where he served as President of Arlen’s shopping center division, and, in 1978, he founded CBL’s Predecessor together with his associates.

Mr. Lebovitz is an Advisory Director of First Horizon Bank, N.A., Chattanooga, Tennessee and a member of the Urban Land Institute. He is a past president of the B’nai Zion Congregation in Chattanooga, a member of the National Board of Directors of Maccabiah USA/Sports for Israel (Maccabiah Games), and a National Vice Chairman of the United Jewish Appeal. He was the Campaign Chair for the Jewish Federation of Greater Chattanooga in 1989 and served as President in 1990-91. Mr. Lebovitz also has previously served as Chairman of the International Council of Shopping Centers, Inc. (“ICSC”) and as a Trustee and Vice President (Southern Division) of the ICSC and is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”). He is a former member of the Chancellor’s Round Table for the University of Tennessee at Chattanooga, a Past President of the Alumni Council for The McCallie School, Chattanooga, and a past member of The McCallie School Board of Trustees, where he was named the recipient of the 1995 Distinguished Alumnus Award. He also is a past member of the Board of Trustees for Girls’ Preparatory School in Chattanooga. Mr. Lebovitz received the 2015 Leadership Fundraiser of the Year Award from the Association of Fundraising Professionals in conjunction with National Philanthropy Day. Mr. Lebovitz received his Bachelor of Arts degree in Business from Vanderbilt University. He is the father of Company executive officers Stephen D. Lebovitz, Michael I. Lebovitz and Alan L. Lebovitz.

Stephen D. Lebovitz Chief Executive Officer Director since 1993 Age – 61

Stephen D. Lebovitz serves as Chief Executive Officer of the Company, and also served as President of the Company prior to Michael I. Lebovitz being promoted to serve as President in June 2018. He previously served as President and Secretary of the Company from February 1999 to January 1, 2010, when he became President and Chief Executive Officer, and has served as a director of the Company since the completion of its initial public offering in November 1993. Since joining CBL’s Predecessor in 1988, Mr. Lebovitz has also served as Executive Vice President - Development/Acquisitions, Executive Vice President - Development, Senior Vice President - New England Office, and as Senior Vice President - Community Center Development and Treasurer of the Company. Before joining CBL’s Predecessor, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986.

Mr. Lebovitz served as Chairman of the ICSC from May 2015 through May 2016. He is a past Trustee and Divisional Vice President of the ICSC (2002-08), and is a former member of the Advisory Board of Governors of Nareit. Mr. Lebovitz is a former Trustee of Milton Academy, Milton, Massachusetts, a former member of the Board of Trust of Children’s Hospital, Boston, and a past president of the Boston Jewish Family & Children’s Service. He received the 2014 Edwin N. Sidman Leadership Award for his philanthropic contributions to Boston’s Combined Jewish Philanthropies, including his service as a former Board member and annual campaign chair. Mr. Lebovitz holds a Bachelor’s degree in Political Science from Stanford University and a Master of Business Administration degree from Harvard University. Stephen D. Lebovitz is a son of Charles B. Lebovitz and a brother of Michael I. Lebovitz and Alan L. Lebovitz.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Jonathan M. Heller Director since 2021 Age – 48

Jonathan M. Heller joined the Company as a director on October 15, 2021, and became Non-Executive Chairman of the Company’s Board of Directors pursuant to the Plan as of the Effective Date.  Mr. Heller is a former Partner and Senior Portfolio Manager of Canyon Partners.  During his time at Canyon, he oversaw the New York office and was a member of the firm’s Investment Committee.  He was responsible for the firm’s investments in companies across a wide range of industries, including Financial Institutions, Technology, Municipalities, Real Estate, Retail and Consumer.

Mr. Heller also has significant experience in various asset classes including stressed & distressed corporate debt, real estate securities, equities, municipal fixed income and structured products.  He has overseen numerous active investments and complex restructurings covering billions of dollars of invested capital.  Examples include co-leading the debt restructuring of a US commonwealth with over $70 billion in outstanding debt, leading an ad hoc policy holder committee in a $4 billion restructuring of an insurance company, enabling its emergence from rehabilitation, as well as renegotiating the terms of a multi-billion dollar tracking stock buy-in by a leading technology company.  Prior to joining Canyon in 2009, Mr. Heller was Senior Vice President at Cerberus Capital Management, L.P.  Prior to Cerberus, Mr. Heller founded a hedge fund of funds, Double Arrow Capital Management.  Mr. Heller began his career as an accountant at PricewaterhouseCoopers.  Mr. Heller is a graduate of Yeshiva University in New York City (B.S., Accounting) and is a Certified Public Accountant.

Marjorie L. Bowen Director since 2021 Age – 56

Marjorie L. Bowen joined the Board as of the Effective Date.  Ms. Bowen serves as Chair of the Audit Committee and as a member of the Nominating/Corporate Governance Committee of the Company’s Board of Directors.  Ms. Bowen is a former Managing Director of the fairness opinion practice at Houlihan Lokey, having served in that capacity from 2000 through 2007 after having originally joined Houlihan Lokey in 1989.  She has significant experience in the public REIT sector and has served as a Board member of numerous public and private companies in a variety of industries and has extensive Board experience with companies undergoing restructuring.

A qualified NYSE and NASDAQ financial expert, Ms. Bowen has chaired Special Committees, Audit Committees and Restructuring/Strategic Committees, and was appointed to the Board of Bed Bath & Beyond Inc. in 2022.  She has previously served on the boards of Sequential Brands Group, Inc. (2021-2022); Centric Brands, Inc. (2020); Genesco, Inc. (2018-2019); Navient Corporation (2019-2020); and ShoreTel Inc. (2016-2017).  Ms. Bowen graduated with an M.B.A. from the University of Chicago Booth School of Business and holds a B.A., cum laude from Colgate University.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

David J. Contis Director since 2021 Age – 63

David J. Contis joined the Board as of the Effective Date.  Mr. Contis is the Company’s Lead Independent Director and also serves as a member of the Audit Committee and the Compensation Committee of the Company’s Board of Directors.  Mr. Contis is the founder and President, since May 2017, of AGORA Advisors, Inc., which provides consulting services to real estate and retail companies in North and South America.  Mr. Contis was President - Mall Platform and Senior Executive Vice president of Simon Properties Group, Inc., a publicly traded retail REIT, from May 2011 to May 2017. He previously served as President of Real Estate for Sam Zell’s Equity Group Investments from November 2006 to May 2011, and was Executive Vice President and Chief Operating Officer of The Macerich Company, a publicly traded shopping center REIT, from May 1997 to October 2006. Mr. Contis was employed in various capacities by affiliates of Equity Group Investments from 1980 to 1997, including as Vice Chairman, Executive Vice President and Chief Operating Officer of Equity Properties & Development L.P., from 1992 to 1997.

Mr. Contis has served on the boards of various companies, including his current service on the board of Equity Lifestyle Properties, Inc. a NYSE-listed REIT, where he chairs the Compensation, Nominating and Corporate Governance Committee and serves as a member of the Audit Committee, and as a director and on the Strategic Planning Committee of Acosta Verde, which owns and operates shopping centers in Mexico and is listed on the Mexican Stock Exchange.  He also serves as Senior Managing Director of the private Chai Trust Company.  Mr. Contis is a graduate of DePaul University and DePaul University College of Law.

David M. Fields Director since 2021 Age – 64

David M. Fields joined the Board as of the Effective Date.  Mr. Fields serves as Chair of the Nominating/Corporate Governance Committee and also serves as a member of the Compensation Committee of the Company’s Board of Directors.  Mr. Fields has over 30 years of experience leading operations, administration and legal affairs for companies with large-scale branded real estate holdings.  Since 2014, he has served as Executive Vice President, Chief Administrative Officer and General Counsel for Sunset Development Company, the developer of Northern California’s 585-acre Bishop Ranch, overseeing administration, human resources, technology and legal affairs while collaborating with company ownership toward continued growth and expansion.  Mr. Fields also has led the completion of some of Sunset Development’s most significant transactions, including hundreds of millions in financings.  Prior to joining Sunset Development, Mr. Fields served as Executive Vice President, Chief Administrative Officer at Bayer Properties.  Mr. Fields joined Bayer from the Irvine Company in Newport Beach, California, where he served as Vice President and General Counsel for a leading division of one of California’s largest private companies.

Mr. Fields also currently serves as a director and a member of the Board’s Compensation Committee of EastGroup Properties, Inc., a NYSE-listed real estate investment trust. He also serves on the Boards of the National Museum of American History and the Juvenile Diabetes Research Foundation, and previously has served on the Boards of the Birmingham Museum of Art Endowment and the Children’s Hospital of Alabama.  Mr. Fields is a graduate of Yale University and received his law degree from Harvard University.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Robert G. Gifford Director since 2021 Age – 65

Robert G. Gifford joined the Board as of the Effective Date.  Mr. Gifford serves as Chair of the Compensation Committee and also serves as a member of the Audit Committee and the Nominating/Corporate Governance Committee of the Company’s Board of Directors.  Mr. Gifford served as President and Chief Executive Officer of AIG Global Real Estate (“AIG”) from 2009 through 2016.  Previously he was a Principal with AEW Capital Management for 22 years, holding leadership positions in acquisitions, capital markets/capital raising, portfolio and asset management.

Mr. Gifford currently serves as a Director of Lehman Brothers Holding Inc., and previously served on the Boards of NYSE-listed real estate investment trusts Retail Properties of America (2016-2021) and Liberty Property Trust (2018-2020).  He is also a member of the Advisory Boards of The Davis Companies, a private real estate investor, developer and operator based in Boston, Massachusetts, and Milhaus, a private multi-family developer based in Indianapolis, Indiana. Mr. Gifford received a B.A. from Dartmouth College and a master’s degree in Public and Private Management from the Yale School of Management.

Kaj Vazales Director since 2021 Age – 43

Kaj Vazales joined the Board as of the Effective Date.  Mr. Vazales serves as a member of the Audit Committee and the Compensation Committee of the Company’s Board of Directors.  As Managing Director and Co-Head of North America for Oaktree’s Global Opportunities strategy, Mr. Vazales leads the team’s investing efforts across a number of industries in the region and also oversees the group’s recruiting efforts. Mr. Vazales is responsible for sourcing, underwriting and executing publicly traded and private investments in the areas of distressed and stressed credit, private equity, leverage finance and equities. He has overseen a number of restructurings, and has played a key role in both in- and out-of-court recapitalizations for some of the group’s largest investments, including sitting on ad hoc and official committees of creditors in chapter 11. During his tenure, Mr. Vazales has had primary coverage responsibility for a significant number of sectors, and made investments in the auto, specialty finance, gaming, commercial real estate, retail/consumer, and oil and gas industries.

Mr. Vazales has served on a number of public and private boards, including audit and compensation committees, including most recently having served on the Board of Berry Petroleum Corp. (2018). Prior to joining Oaktree in 2007, Mr. Vazales worked as an analyst in the Financial Restructuring Group at Houlihan Lokey, advising creditors and distressed companies on strategic alternatives. He graduated from Harvard University with an A.B. degree in economics, cum laude.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE

Additional Executive Officers

Set forth below is information with respect to those individuals serving as executive officers of the Company as of March 25, 2022 (other than Charles B. Lebovitz and Stephen D. Lebovitz):

Name	Age	Current Position (1)
Andrew F. Cobb	53	Executive Vice President – Accounting
Jeffery V. Curry	61	Chief Legal Officer and Secretary
Howard B. Grody	61	Executive Vice President – Leasing
Farzana Khaleel	70	Executive Vice President – Chief Financial Officer and Treasurer
Alan L. Lebovitz	54	Executive Vice President – Management
Michael I. Lebovitz	58	President
Katie A. Reinsmidt	43	Executive Vice President – Chief Investment Officer

(1)	The position shown represents the individual’s position with the Company and with the Management Company.

Andrew F. Cobb serves as Executive Vice President – Accounting, a position to which he was promoted in September 2021.  Mr. Cobb joined CBL in June 2002 as Vice President – Accounting, and previously served as Senior Vice President – Director of Accounting from February 2015 through his promotion in September 2021 and as Vice Presided and Director of Accounting from February 2007 to February 2015. Prior to joining the Company, Mr. Cobb was with Arthur Andersen LLP from 1991 to 2002, serving as an audit manager from 1996 to 2002. Mr. Cobb is a certified public accountant, licensed in the State of Tennessee and a member of the Tennessee Society of Certified Public Accountants. Mr. Cobb received a Bachelor of Science in Accounting from Tennessee Technological University.

Jeffery V. Curry serves as Chief Legal Officer and Secretary of the Company.  Mr. Curry initially was appointed to serve as Interim Chief Legal Officer of the Company simultaneously with the creation of the Chief Legal Officer position by the Board in February 2012, which appointment was made permanent effective April 3, 2012.  He was appointed Secretary of the Company effective September 10, 2012. Mr. Curry also serves as the Company’s Compliance Officer.  He previously had served since 1986 as a legal advisor to the Company.  Prior to joining the Company, Mr. Curry was a partner in the national law firm of Husch Blackwell LLP, counsel to the Company, a position he held since 2006 when he joined the local office of that firm along with a group of lawyers relocating from a firm that formerly provided legal services to the Company.  Mr. Curry received his Doctor of Jurisprudence degree in 1985 from the University of Memphis Cecil C. Humphreys School of Law, where he was on the Editorial Board of the Law Review, and received a LL.M. in Taxation from New York University School of Law in 1986.  Mr. Curry serves as a vice president and a member of the board of directors for Chattanooga Inner City Outreach, Inc., a local non-profit organization, and he is a member of the Chattanooga Bar Association and the Tennessee Bar Association.

Howard B. Grody serves as Executive Vice President – Leasing, a position to which he was promoted in September 2021.  Mr. Grody previously served as Senior Vice President – Leasing of the Company from June 2008 through his promotion in September 2021 and as Vice President – Mall Leasing since 2000.  Mr. Grody joined CBL in 1991 as a Leasing Manager for the Turtle Creek Mall development in Hattiesburg, Mississippi, and subsequently was promoted to the position of Senior Leasing Manager, where he had leasing responsibility for many of the Company’s properties throughout the country.  Prior to joining CBL, Mr. Grody worked in the real estate industry with Sizeler Real Estate Properties. Mr. Grody was awarded the designation of Certified Leasing Specialist as recognized by ICSC in 1994, the program’s inaugural year, and was awarded the designation of Senior Certified Leasing Specialist in 2008. Mr. Grody

has served two terms on the ICSC Certified Leasing Specialist Committee. Mr. Grody received his Bachelor of Science in Management degree from Tulane University.

Farzana Khaleel serves as Executive Vice President – Chief Financial Officer and Treasurer of the Company and is an advisory member of the Board’s Capital Allocation Committee.  Ms. Khaleel served as Executive Vice President – Finance of the Company from January 2010 through September 10, 2012, when she was promoted to her current positions.  Previously, Ms. Khaleel served as Senior Vice President – Finance of the Company from September 2000 through January 1, 2010.  Prior to joining the Company, Ms. Khaleel was Vice President of Equitable Real Estate (successor to Lend Lease Real Estate Investments prior to its acquisition by Morgan Stanley).  Ms. Khaleel served the Equitable and Lend Lease companies for 18 years in various senior financial positions and as Deputy Portfolio Manager for Equitable/AXA Financial Services Company’s Mortgage Portfolio.  From 1976 to 1982, she served as Assistant Treasurer of IRT Property Company, a former retail REIT.  Ms. Khaleel served as a commissioner from October 2010 to March 2020 on the Board of Commissioners of the Chattanooga Metropolitan Airport Authority (CMA) and served as a member of the Finance Committee of the CMA.  Ms. Khaleel received a Bachelor of Business Administration degree in Economics, a Master of Business Administration degree in Accounting and a Master of Science degree in Real Estate and Urban Affairs from Georgia State University.  She is a certified public accountant, licensed in the state of Georgia.

Alan L. Lebovitz serves as Executive Vice President – Management of the Company.  Mr. Lebovitz served as Senior Vice President - Asset Management of the Company from February 2009 to February 2018, when he was promoted to his current position. He previously served as Vice President - Asset Management having held that position from 2002 through February 2009, and had served in various positions in management, leasing and development since joining the Company in 1995.  Prior to joining CBL in 1995, Mr. Lebovitz received his B.A. from Northwestern University in 1990, was affiliated with Goldman, Sachs & Co. from 1990 to 1992 and obtained an M.B.A. from Vanderbilt University. He has been an active community volunteer for organizations that include: Alzheimer Association’s Mid‑South Chapter, B’nai Zion Synagogue, Chattanooga Area Chamber of Commerce - Leadership Chattanooga and Workforce Development Task Force, Chattanooga Public Education Foundation, Jewish Federation of Greater Chattanooga, The McCallie School, Normal Park Museum Magnet School, and United Way of Greater Chattanooga. Alan L. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Michael I. Lebovitz.

Michael I. Lebovitz serves as President of the Company.  Mr. Lebovitz served as Executive Vice President – Development and Administration of the Company from January 2010 through June 2018, when he was promoted to his current position.  Mr. Lebovitz also served as Senior Vice President – Chief Development Officer of the Company from June 2006 through January 1, 2010.  Previously, he served the Company as Senior Vice President – Mall Projects, having held that position since January 1997.  Prior to that time, Mr. Lebovitz served as Vice President - Development and as a project manager for the Company.  Mr. Lebovitz joined CBL’s Predecessor in 1988 as a project manager overseeing the development of CoolSprings Galleria in Nashville, Tennessee, and was promoted to Vice President in 1993.  Prior to joining CBL’s Predecessor, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988.  He is past president of the Jewish Community Federation of Greater Chattanooga and a past member of the national board of Hillel.  Mr. Lebovitz currently serves on the national boards of Jewish Federations of North America.  He formerly served on the board of the United States Holocaust Memorial Council and was National Campaign Chair for the Jewish Federations of North America from 2010 – 2011.  He was also a member of the board of the United Way of Greater Chattanooga and formerly served on the board of The McCallie School in Chattanooga.  Michael I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Alan L. Lebovitz.

Katie A. Reinsmidt serves as Executive Vice President – Chief Investment Officer of the Company.  She also serves as Chairperson of the Company’s Benefits Committee, heads CBL’s ESG Team and is the Executive Sponsor for the Company’s diversity, equity, inclusion and belonging (“DEIB”) council, CBL Community.  Ms. Reinsmidt served as Senior Vice President – Investor Relations/Corporate Investments of the Company from September 2012 through February 2017, when she was promoted to her current position.  She joined the Company as Director of Investor Relations in 2004 and previously was promoted to Director – Corporate Communications and Investor Relations in 2008 and to Vice President – Corporate Communications and Investor Relations of the Company in 2010.  Prior to joining the Company, Ms. Reinsmidt served as an Associate Analyst at A.G. Edwards & Sons in St. Louis, Missouri, where she provided research coverage for retail, healthcare and lodging REITs.  Ms. Reinsmidt received her Bachelor of Science degree in Economics from the University of Missouri – St. Louis.  She also serves as a Trustee and Secretary of the City of Chattanooga General Pension Board, and served as its Vice Chairman from March 2011 through February 2017.

Involvement in Certain Legal Proceedings

As described above, our financial and operating results during 2020 were significantly impacted by the temporary closure of our portfolio for a significant period due to government mandates and operating restrictions related to the COVID-19 pandemic and, on November 1, 2020, the Company, along with the Operating Partnership and certain of its direct and indirect subsidiaries, filed the Chapter 11 Cases, pursuant to which the Company subsequently obtained Bankruptcy Court confirmation of the Plan and emerged from Chapter 11 reorganization on the Effective Date.  Each of our above-referenced executive officers (Charles B. Lebovitz, Stephen D. Lebovitz, Andrew F. Cobb, Jeffery V. Curry, Howard B. Grody, Farzana Khaleel, Alan L. Lebovitz, Michael I. Lebovitz and Katie A. Reinsmidt) were executive officers of the Company at the time of such filing other than Messrs. Cobb and Grody, who were serving as Senior Vice Presidents of the Company at such time.  The Board of Directors does not believe the filing of the Chapter 11 Cases is material to an evaluation of the ability or integrity of any of the Company’s executive officers.

Operation of the Company’s Business; Certain Aspects of the Company’s Capital Structure

Our Company operates through its two wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”).  As of the March 25, 2022, record date for the Annual Meeting, through the referenced subsidiaries, our Company currently holds a 1.0% sole general partner interest and a 98.97% limited partner interest, for an aggregate total interest of 99.97% in our Operating Partnership.

Pursuant to the Operating Partnership Agreement, the limited partners possess certain rights ( the “CBL Rights”), consisting of the right to exchange all or a portion of their Common Units in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company’s election.  The CBL Rights may be exercised at any time and from time to time to the extent that, upon exercise of the CBL Rights, the exercising party shall not beneficially or constructively own shares of Common Stock in excess of the applicable share ownership limits set forth in the Company’s Certificate of Incorporation.  The Company, however, may not pay in shares of Common Stock to the extent that this would result in a limited partner beneficially or constructively owning in the aggregate more than its applicable ownership limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company’s qualification as a REIT for tax purposes.

Our Company conducts substantially all of its business through the Operating Partnership.  Our Company conducts its property management and development activities through the Management Company, which is a taxable REIT subsidiary, to comply with certain technical requirements of the Internal Revenue Code of 1986, as amended.

CORPORATE GOVERNANCE MATTERS

Governance Highlights

• 6 out of 8 Director nominees are independent	• No poison pill
• Independent Chairperson	• Independent compensation consultant
• Separate CEO and Board Chairperson	• Performance driven Executive Compensation, including specific ESG Goals
• Independent Lead Director	• Nominating/Corporate Governance Committee oversees CBL’s ESG Program
• Fully independent Committees and Committee Chairpersons	• Prohibition against hedging, pledging and margin lending using Company shares
• All Directors elected annually	• Double-trigger Change of Control for Executive Compensation
• Director resignation policy	• Code of Conduct and Business Ethics for officers, employees and Directors certified annually
• Annual Board and Committee evaluations	• CBL does not make political contributions
• All Three Audit Committee Members are Audit Committee Financial Experts	• Robust minimum stock ownership requirements for executive officers and Non-employee Directors

Our Board has adopted guidelines on corporate governance (including director independence criteria), committee charters, and a code of business conduct and ethics setting forth the Company’s corporate governance principles and practices.  These documents can be accessed in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com.  Effective as of November 1, 2021, our Company adopted the Second Amended and Restated Guidelines on Corporate Governance incorporating all previous guidelines on corporate governance, including all of the additional policy statements that had previously been added to such guidelines as described below, and also to eliminate the Executive Committee, add ESG oversight responsibilities to the Nominating/Corporate Governance Committee and revise the policy on Minimum Stock Ownership for Executive Officers with respect to the Chief Executive Officer, as described below. The Second Amended and Restated Corporate Governance Guidelines are referred to herein as the “Corporate Governance Guidelines”).  See also “Corporate Governance Matters – Additional Policy Statements” below.

Director Independence

Our Board has adopted a set of director independence standards (“Director Independence Standards”) for evaluating the independence of each of the directors in accordance with the requirements of the SEC and of the NYSE corporate governance standards.  The Director Independence Standards are included as an exhibit to our Company’s Corporate Governance Guidelines, which can be found in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com.  Pursuant to NYSE Rule 303A.02(a) and the provisions of our Company’s Director Independence Standards (as set forth below), our Board has reviewed whether any director has any relationship with the Company’s independent auditors that would preclude independence under SEC and NYSE rules, or any material relationship with our Company (either directly or as a partner, member, shareholder or officer of an organization that has a relationship with the Company) which could (directly or indirectly) materially impact the ability of such director or nominee to exert his or her independent judgment and analysis as a member of our Board.  As a result of this review, our Board affirmatively determined that six of our Company’s eight current directors were independent under the standards of the SEC and NYSE and as set forth in our Company’s Director Independence Standards.  Messrs. Charles B. Lebovitz and Stephen D. Lebovitz, who are executive officers of our Company and employees of the Management Company, were deemed not independent.

Our Board of Directors also had previously determined that all seven of the Company’s Independent Directors who served on our Board during 2021 prior to the Effective Date (A. Larry Chapman, Matthew S. Dominski, John D. Griffith, Richard J. Lieb, Kathleen M. Nelson, Carolyn B. Tiffany and Scott D. Vogel) were independent.  In making its independence determination with respect to former director Carolyn B. Tiffany, our Board of Directors considered the fact that Ms. Tiffany, together with former Director Michael L. Ashner, was initially appointed to the Board in November 2019 in connection with a Standstill Agreement entered into effective November 1, 2019 (the “Exeter Standstill Agreement”) with Exeter Capital Investors, L.P., Exeter Capital GP LLC, WEM Exeter LLC, and Michael L. Ashner (collectively, the “Exeter Group”) with respect to the composition of our Board of Directors and certain additional matters as described in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders and in the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2019, and determined that they did not interfere with the independence of Ms. Tiffany.  In making its independence determination with respect to former director Scott D. Vogel, our Board of Directors considered the terms of the individual cash compensation arrangement negotiated with Mr. Vogel in connection with his initial appointment as a director, as described herein under “DIRECTOR COMPENSATION – Compensation Arrangement for Scott D. Vogel,” and determined that they did not interfere with the independence of Mr. Vogel.

In making the independence determinations with respect to the Company’s current Independent Directors, the Board of Directors considered the following factors:

•

With respect to each of Messrs. Contis, Fields and Gifford, as well as Ms. Bowen, the Board considered the fact that, as noted above, they were recommended to the Nominating/Corporate Governance Committee and Board for consideration by an Ad Hoc Bondholder Group, in connection with the Company’s Chapter 11 reorganization process and pursuant to a formal search that was conducted by the Korn Ferry management consulting firm.  With respect to Messrs. Heller and Vazales, the Board considered the fact that they also were recommended by the Ad Hoc Bondholder Group.

•

With respect to Mr. Heller, the Board also considered the fact that, at the time he joined the Board of Directors, Mr. Heller was a partner in Canyon Partners (together with its affiliates, “Canyon”), which advised certain funds and accounts (the “Canyon Funds”) which were Consenting Crossholders in the Chapter 11 Cases that held, or were deemed to beneficially own, in excess of 20% of the aggregate principal amount of the Operating Partnership’s then-outstanding public bonds and served as a lender under the Company’s pre-emergence Credit Agreement, and the fact that, as Consenting Crossholders, the Canyon Funds, on account of their Allowed Consenting Crossholder Claim(s), would receive their Pro Rata share of the Consenting Crossholder Claims Recovery Pool pursuant to the terms of the Plan; provided that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim will be entitled to make the Convertible Notes Election (all as defined in the Plan).  The Board further considered the fact that, as a partner in Canyon, Mr. Heller had an indirect interest in the above-described transactions, which could be material, in that he had made an investment (indirectly, through his partnership interest in Canyon) in certain of the Canyon Funds whose portfolios include an investment in the Company and further, as a then-partner of Canyon, Mr. Heller could be expected to receive a portion of amounts received by Canyon related to the management and increase in value of certain of the Canyon Funds whose portfolios included an investment in the Company. Mr. Heller subsequently resigned from his position as a partner in Canyon in February 2022.

•

With respect to Mr. Vazales, the Board also considered the fact that certain funds and accounts advised by Oaktree Capital Management, L.P. (the “Oaktree Accounts”) were also Consenting Crossholders that held, or were deemed to beneficially own, in excess of 8% of the aggregate principal amount of the Operating Partnership’s then-outstanding public bonds and served as lenders under the Company’s then-primary Credit Agreement, and the fact that, as Consenting Crossholders, the Oaktree Accounts, on account of their Allowed Consenting Crossholder Claim(s), received their Pro Rata share of the Consenting Crossholder Claims Recovery Pool pursuant to the terms of the Plan; provided that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim will be entitled to make the Convertible Notes Election (all as defined in the Plan).  The Board further considered the fact that, as Managing Director of Oaktree Capital Management, L.P. (together with its affiliates, “Oaktree”), Mr. Vazales could be deemed to have an indirect interest in the above-described transactions, which could be material, in that he may hold equity interests in, and/or receive allocations of incentive income with respect to, the Oaktree Accounts which are participants in the transactions described above.  The Board also considered the fact that Mr. Vazales has directed that any cash or stock compensation he may receive as a member of the Company’s Board of Directors will be paid to Oaktree.

In each case, the Board of Directors determined that the factors described above did not interfere with the independence of each of the above-referenced Independent Directors.

Additional Policy Statements

As described above, the Company has included additional policy statements as part of the Corporate Governance Guidelines.  A summary of these policy statements, as so amended and currently in effect, is as follows:

Director Resignation Policy – a policy statement that requires a director who is nominated in an uncontested election but does not receive a “majority vote” to immediately tender his or her resignation to the Board of Directors for consideration.  A “majority vote” means that the number of shares voted “for” a director must exceed the number of votes “withheld” with respect to the election of that director.  The policy provides that if a director does not receive a “majority vote” and tenders his or her resignation, the Nominating/Corporate Governance Committee will make a recommendation to our Board of Directors on whether to accept or reject the resignation. The Board will then consider the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Nominating/Corporate Governance Committee or the decision of the Board of Directors.

Limits on Other Board Participation – a policy statement that limits to four (4) the number of other public company boards (not counting the Company’s Board) upon which a director may serve at any given time.

Minimum Stock Ownership for Non-Employee Directors – as amended, a policy statement that provides that by five (5) years from the later of (i) January 1, 2012 or (ii) becoming a member of the Company’s Board, a Non‑Employee Director (a director that is not an employee of the Company, currently, the Independent Directors) must own at least an amount of shares of the Company’s Common Stock having a value, determined as set forth in the policy statement, equal to not less than three (3) times the amount of annual cash compensation that such Non‑Employee director shall receive from the Company.  This policy statement includes an exemption for any Non‑Employee director (such as Mr. Vazales) who is prohibited by law or by the regulations of his or her employer from having an ownership interest in the Company’s securities.

Minimum Stock Ownership for Executive Officers – a policy statement that provides that by five (5) years from the later of (i) the adoption of the policy or (ii) becoming an executive officer, such officer must own an amount of the Company’s Common Stock, determined as set forth in the policy statement, having a value at least equal to the following formula amounts:

Executive Officer	Level of Stock Ownership
Chief Executive Officer*	5x prior calendar year’s annual base salary
President	2x prior calendar year’s annual base salary
Chief Financial Officer	2x prior calendar year’s annual base salary
Executive Vice President	2x prior calendar year’s annual base salary
Chief Legal Officer	2x prior calendar year’s annual base salary

*The requirement for the Chief Executive Officer was reduced from 10x base salary to 5x base salary when the Second Amended and Restated Corporate Governance Guidelines were approved in connection with the Company’s emergence from Chapter 11 reorganization on the Effective Date.

Additional Policies Applicable to Minimum Stock Ownership Requirements for Non-Employee Directors and Executive Officers – A valuation formula for purposes of annual compliance testing under these requirements provides that shares of the Company’s Common Stock will be “valued” for such purpose at the greater of (A) their actual cost basis, for shares purchased by a Non-Employee Director or executive officer, (B) the tax basis for shares awarded to Non-Employee Directors and executive officers on a compensatory basis or (C) the average value of the Company’s Common Stock for the calendar year preceding the year in which such testing occurs, determined by using the average of the closing prices of the Company’s Common Stock on the NYSE on each trading day in the preceding calendar year.  Further, any exceptions to the required minimum stock ownership levels for any Non-Employee Director or executive officer will be subject to review and discretionary approval by the Chairman of the Board’s Compensation Committee (or by the Chairman of the Nominating/Corporate Governance Committee, if such exception involves the Chairman of the Compensation Committee).

Changes in Director’s Principal Occupation or Business Association – as amended, a policy statement that provides that when the principal occupation or business association of a member of the Board of Directors changes substantially from the position he or she held at the time of their most recent election to the Board, such director shall promptly notify, in writing, the Chairperson of the Nominating/Corporate Governance Committee (or the other members of the Nominating/Corporate Governance Committee, if such affected director is the Chairperson).  The Nominating/Corporate Governance Committee shall then review – with the affected director abstaining if he or she is a member – whether it is appropriate and in the best interests of the Company to allow the continued participation of such director as a member of the Board of Directors of the Company.  If the Nominating/Corporate Governance Committee recommends that such director should no longer serve as a member of the Board of Directors of the Company as a result of such change, and the full Board of Directors (excluding the director at issue) ratifies such recommendation, then the Board of Directors shall request that the affected director submit a letter of resignation.

Initial Term of Director Appointed to Fill a Board Vacancy – a policy statement that provides that any director appointed by the Board of Directors of the Company to fill a vacancy created by the departure of another director shall serve only until the next regularly scheduled annual meeting of the Company’s shareholders.  In order for such director to continue to serve thereafter, he or she must be nominated and duly elected for another full term.

Executive Sessions for Independent Directors

In accordance with the NYSE Rule 303A.03, the Independent Directors of the Company meet from time to time in scheduled executive sessions without management participation.  Prior to the changes in the composition of the Company’s Board of Directors on the Effective Date, Matthew S. Dominski chaired these executive sessions in his capacity as the Company’s Lead Independent Director.  Currently, these executive sessions are chaired by David J. Contis as Lead Independent Director.  The Independent Directors met in five executive sessions during 2021.

Board Leadership Structure

Our Board of Directors has no formal policy with respect to the separation of the offices of Chairman and Chief Executive Officer.  Prior to January 1, 2010, Charles B. Lebovitz had served as Chairman of the Board and Chief Executive Officer of the Company since the completion of its initial public offering in November 1993.  During the fourth quarter of 2009, the Board determined that Stephen D. Lebovitz should be promoted to serve as Chief Executive Officer of the Company effective January 1, 2010.  Pursuant to the terms of the Plan and concurrently with the November 1, 2021 Effective Date, Charles B. Lebovitz became Chairman Emeritus and Jonathan M. Heller became Non-Executive Chairman of the Board of Directors.

In connection with each of these changes to the structure of Company’s Board leadership, our Board of Directors also has considered the strong, ongoing leadership and oversight role played by the Company’s Independent Directors, which may be summarized as follows:

•

Historically a majority of our Board has been comprised of Independent Directors at all times, in keeping with the listing requirements of the NYSE, and six of the eight current members of the Company’s Board are Independent Directors as described above.

•

The Independent Directors are a sophisticated group of professionals, a majority of whom have significant experience in the commercial real estate industry in addition to possessing a variety of other expertise and skills, and many of whom either are currently, or have been, leaders of major companies or institutions.

•

Our Board has established three standing Committees composed solely of Independent Directors — the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee — each with a different Committee chair, and each with responsibility for overseeing key aspects of CBL’s corporate governance (see “Board of Directors Meetings and Committees” below).

•	As described above, the Independent Directors regularly meet in executive sessions without the presence of management, with the Lead Independent Director presiding over such sessions.
•

The Independent Directors, as well as our full Board, have complete access to the Company’s management team.  The Board and its committees receive regular reports from management on the business and affairs of the Company and related strategic planning considerations.

•

Under the Company’s Corporate Governance Guidelines, all Company directors are to have full access to the executive officers of the Company (including the Company’s Chief Legal Officer), the Company’s independent counsel, independent registered public accountants, and any other advisors that the Board or any director deems necessary or appropriate.

Board Diversity

The Board values diversity and believes that having a diverse Board is a competitive advantage that will make our Company stronger over time.  We believe it is important to routinely assess the composition of the Board with a goal of striking a balance between the knowledge and understanding of the business that comes from longer-term service on the Board and the fresh ideas and perspective that can come from adding new members. We consider all dimensions of diversity in our Director Nominees, including race, gender, sexual orientation, depth and breadth of professional and life experiences, and ethnic background and will continue to pursue opportunities to improve Board diversity.

Average Director Age:     60.6 years     Average Tenure:     8 years               Independence:     75%

Gender Diversity:     13%                                               Racial Diversity:     13%

Board and Management Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of our Company.  Our Board is responsible for overseeing our risk management.  The Board administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, environmental and social matters, cyber-security risks and threat mitigation related to our technology and information systems, existing and potential legal claims against the Company and various other matters relating to the Company’s business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions that entail the expenditure of funds or incurrence of debt or liability in amounts in excess of certain threshold dollar amounts; (3) the review and discussion of regular periodic reports to the Board and its committees from the Company’s independent registered public accountants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes; and (4) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating/Corporate Governance Committees.

In addition, under its charter, the Audit Committee is specifically responsible for reviewing and discussing management’s policies with respect to risk assessment and risk management.  The Company’s Director of Internal Audit meets regularly in executive sessions with the Audit Committee (at least quarterly and more frequently if necessary), for discussions of the Company’s oversight of risk through the internal audit function, including an annual review of the Company’s internal audit plan, which is focused on significant areas of financial, operating, and compliance risk, and periodic updates on the results of completed internal audits of these significant areas of risk.  The Audit Committee also monitors the Company’s SEC disclosure compliance, and any related reporting risks, and receives regular reports from the Company’s Compliance Committee which assists the Audit Committee in exercising certain oversight responsibilities concerning the Company’s use of interest rate hedging instruments to manage our exposure to interest rate risk (including but not limited to entering swaps for such purpose and the exemption of any such swaps from applicable execution and clearing requirements).

Cybersecurity Risk Oversight and Mitigation

As part of its regular oversight of risk management, the Audit Committee also is responsible for cybersecurity risk and threat mitigation related to our information technology and information systems including protection and security of employee and customer data.  Management reports to the Audit Committee on the Company’s cybersecurity program and efforts to mitigate cybersecurity risk on a regular basis.

We contract with a third-party to perform a cybersecurity risk and vulnerability assessment annually. We regularly test areas of potential vulnerability, utilizing penetration testing, ransomware-focused disaster recovery tests as well as testing exercises for other higher risk areas.  Additionally, our cybersecurity and information security controls are regularly tested by our auditors.

We have a comprehensive program designed to mitigate cybersecurity risk.  We have adopted and require employees to abide by our Personally Identifiable Information Policy to help protect personal employee, vendor and tenant information.  Employees are required to complete regular cybersecurity training and education annually, which is followed-up with quarterly testing and re-training, as necessary.  We also maintain a business continuity and disaster recovery plan as well as well as an incident response plan which outlines our response and action in the event of a major cybersecurity incident.  The Company also maintains cybersecurity risk insurance coverage.

Over the past three years, we have had four minor cybersecurity incidents, the latest of which occurred in November 2020.  All incidents were resolved promptly, had no material impact on the Company’s reputation, financial performance, customer or vendor relationships, and posed no material risk of potential litigation or regulatory investigations or actions.

Communicating With the Board of Directors

The Company provides a process for shareholders and other interested parties to send communications to the Board or any of our directors.  Such persons may send written communications to the Board or any of the directors c/o the Company’s Executive Vice President – Chief Investment Officer, CBL Properties, 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000.  All communications will be compiled by the Company’s Executive Vice President – Chief Investment Officer and submitted to the Board or to the individual director(s) to whom such communication is addressed.  It is the Company’s policy that all directors attend the Annual Meeting unless they are prevented from attending due to scheduling conflicts or important personal or business reasons; provided, however, it is the Company’s policy that a majority of the directors (including a majority of the Company’s Independent Directors) attend each Annual Meeting.  All nine of the Company’s then-current directors attended the virtual 2021 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

Our Board has adopted a Fourth Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer.  The Code of Business Conduct is available in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com, or at no charge by directing a written request for a copy to the Company at CBL Properties, CBL Center, Suite 500, 2030 Hamilton Place Blvd., Chattanooga, Tennessee 37421-6000, Attention: Executive Vice President – Chief Investment Officer.  The purpose of the Code of Business Conduct is to provide a codification of standards that is reasonably designed to deter wrongdoing and to promote accountability for and adherence to the standards of the Code, including honest and ethical conduct, as well as the prompt internal reporting to an appropriate person or persons of violations of the Code; the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the Company’s filings with the SEC and in other public communications by the Company; and compliance with all applicable rules and regulations that apply to the Company and to its directors, officers and employees.

Environmental and Social Governance Issues (ESG)

In 2021, our ESG Team was created to formalize CBL’s commitment to pursuing socially conscious operations. The core ESG Team is a dedicated task force that focuses on ESG factors including Sustainability, Social Governance and Corporate Governance as well as reporting to CBL’s Board, and publicly on our website and in public filings. The members that make up this committee represent various departments within CBL, such as Management, Investor Relations, People & Culture, Public Relations and Operations Services.  While the formation of the CBL ESG Team solidified CBL’s commitment, CBL has a long history of progressing ESG initiatives. In 2021, these included adopting an enterprise-level ESG policy, incorporating augmented ESG goals into executive compensation, enhancing public ESG reporting and amending our Nominating/Corporate Governance Committee charter to include ESG oversight.

Environmental Programs

The Company is committed to reducing waste through the use of environmentally friendly materials, domestic products, and the implementation of green building practices in our new development projects, redevelopments and renovations.

In 2021, we partnered with a global ESG consultant and ESG management platform that will allow us to track and begin to set goals related to consumption of non-renewable resources.  We began incorporating green lease language into our new and renewal leases, and we rolled out a tenant sustainability handbook to increase cooperation and collaboration between tenant and landlord on key sustainability projects. We also expanded our existing partnerships to increase the availability of electric vehicle charging stations across our portfolio.

In 2021, we increased the number of energy-efficient lighting projects completed to 62, resulting in more than an estimated 40.9 million kilowatt-hours saved. We recycled 6,000 tons of paper and cardboard across the 39 properties that have active recycling programs, which equates to an estimated 102,000 trees saved. These programs are ongoing as we strive to find ways to enhance our commitment to being environmentally conscious.

We’ve set goals in 2022 related to our sustainability efforts.  These include increasing the number of energy-efficient lighting projects completed to 65; continuing to recycle at least 6,000 tons of paper and cardboard across our portfolio; furthering our evaluation of opportunities to conduct a solar power pilot program and increasing the number of electric vehicle charging stations across our portfolio.

Social Programs

We believe that we are stronger as a team and that collectively we can make an even bigger impact on our communities. CBL Cares, a team-member-led program that launched in 2012, gives our team the opportunity to do just that by contributing financially to a CBL Cares fund. The CBL Cares committee reviews applications from non-profit organizations as well as recommendations from other team members and provides financial support to a wide array of organizations that work to meet the diverse needs of our communities. Through CBL Cares, each team member is provided 16 hours per year of volunteer time, making it easy for them to give of their time and expertise to an organization that means the most to them.

Despite ongoing challenges to in-person volunteer activities, CBL team members volunteered 840 hours, and 90% of our home office team participated in our United Way campaign through fundraising events, Day of Caring, or direct campaign contributions. In addition to corporate-driven programs and initiatives, each CBL property works closely with organizations in their communities to host awareness and fundraising events.

Additionally, we believe that civic engagement is just as important as community engagement when it comes to the betterment of our markets. As a result, CBL has committed to the principles put forth by the Time To Vote movement, a business-led non-partisan initiative to help ensure employees across America have access to voter registration information and deadlines as well as paid time to vote on or before election day.

In 2022, our goal is to maintain 90% participation in our United Way home office workplace campaign through participation in fundraising events, Day of Caring activities, or direct campaign contributions.  We are also working to increase the number of team members engaged in volunteer activities and increase the number of hours contributed to non-profit organizations to 900 hours.  And finally, we are continuing to encourage CBL team members to exercise their right to vote by providing timely and relevant information about voter registration information and deadlines.

Diversity, Equity, Inclusion and Belonging

CBL has long valued an inclusive and welcoming environment for our team members and the communities we serve. We are committed to a workplace free from discrimination and harassment, and we value the diverse perspectives, backgrounds, and experiences that we derive from our team, our retailers and our customers.

In 2021, we launched CBL Community, a team-member-led committee dedicated to enhancing inclusion, equity, diversity and belonging throughout our organization, our properties, and our communities. We also partnered with professional services firm, Hinton &Company, on our diversity, equity, inclusion and belonging (“DEIB”) initiatives. To date, our partnership with Hinton & Company has involved one-on-one interviews, focus groups and a company-wide inclusion survey. Hinton & Company is working with CBL Community and our executive team to develop and help implement a DEIB strategy and roadmap.

Our goals for 2022 include signing the Pledge for CEO Action for Diversity & Inclusion™, which was completed in March 2022.  We are also focused on implementing a DEI strategy and roadmap with the help of our inclusion partner, Hinton & Company and implementing unconscious bias training for our team members.

More information on our sustainability, DEIB, social responsibility and community involvement initiatives is available on dedicated web pages at cblproperties.com/about. The information on our web site is not, and should not be considered to be, a part of this Proxy Statement.

Board of Directors’ Meetings and Committees

The Company’s Board of Directors met 13 times during 2021.  Each director attended more than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of Board committees on which the director served at the time during 2021.

Our Board of Directors has established standing Audit, Compensation and Nominating/ Corporate Governance Committees, as described in more detail below.  Copies of each of the three committee charter documents referenced below are available and can be accessed in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com, or at no charge by written request to the Company’s Executive Vice President – Chief Investment Officer at the address provided above.

On October 14, 2020, the Board of Directors appointed a special committee (the “Special Committee”) of the Board consisting of two independent directors, Carolyn B. Tiffany and Scott D. Vogel.  The Board authorized the Special Committee to, among other things, review, approve, and act upon any transactions for and on behalf of the Company in which the Chief Legal Officer or outside counsel advised that a conflict existed between the Company and its equity holders, its affiliates, or its managers and officers in the context of the Chapter 11 Cases, and to oversee and determine whether to recommend that the Company grant releases in favor of members of the Board and Company officers in connection with any plan of reorganization adopted pursuant to the Chapter 11 Cases.  The authorizing resolution also stated that the Special Committee would terminate on the earlier of (i) the Effective Date of the Debtors’ emergence from the Chapter 11 cases or (ii) the unanimous vote of the Board to terminate the committee.  In carrying out its responsibilities, the Special Committee coordinated and consulted with the Board, management, and the Company’s professional advisors, as appropriate.  The Special Committee met 12 times after its creation and, in its meeting of April 13, 2021, it determined to and did approve the proposed releases of members of the Board and Company officers in connection with the Plan.  The Special Committee was dissolved as of the Effective Date.

Additional information with respect to the three standing committees of the Company’s Board of Directors is as follows:

The Audit Committee
Current Members: Marjorie L. Bowen (Chair) David J. Contis Robert G. Gifford 2021 Committee Actions: 6 meetings Governing Document: Second Amended and Restated Charter adopted August 14, 2013

The Audit Committee is responsible for the engagement of the independent auditors and the plans and results of the audit engagement.  The Audit Committee approves audit and non-audit services provided by the independent auditors and the fees for such services and reviews the adequacy of the Company’s internal accounting controls as well as the Company’s accounting policies and results and management’s policies with respect to risk assessment and risk management, including oversight of cybersecurity risk and threat mitigation related to our information technology and information systems.  The Audit Committee also exercises certain oversight responsibilities concerning the Company’s use of interest rate hedging instruments to manage our exposure to interest rate risk (including but not limited to entering swaps for such purpose and the exemption of any such swaps from applicable execution and clearing requirements).

The Board of Directors has determined that each member of the Audit Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the NYSE as currently applicable, and also has determined that each of Marjorie L. Bowen, David J. Contis and Robert G. Gifford qualify as an “audit committee financial expert” as such term is defined by the SEC.

The Compensation Committee
Current Members: Robert G. Gifford (Chair) David J. Contis David M. Fields Kaj Vazales 2021 Committee Actions: 4 meetings Governing Document: Amended and Restated Charter adopted May 14, 2013

The Compensation Committee generally reviews and approves compensation programs and, specifically, reviews and approves salaries, bonuses, stock awards and stock options for officers of the Company of the level of senior vice president or higher.  The Compensation Committee administers the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) and previously administered the CBL & Associates Properties, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Stock Incentive Plan”), but typically has delegated the responsibility for routine, ministerial functions related to such plans, such as the documentation and record-keeping functions concerning awards issued under such plans, to employees in the Company’s accounting and finance departments, with assistance from Company counsel.  The Compensation Committee also approves and oversees the evolving Annual Incentive Plan and Long-Term Incentive Program components of the Company’s incentive programs for its Named Executive Officers, originally developed in 2015 in conjunction with the Compensation Committee’s initial engagement of the independent compensation consulting firm Ferguson Partners Consulting, L.P. (“Ferguson”).  The discussion herein under the section entitled “Executive Compensation – Compensation Discussion and Analysis” which, together with the section entitled “Director Compensation,” provides additional information concerning the Compensation Committee’s processes and procedures for setting director and executive officer compensation.  Additionally, following extensive consultation and review by Ferguson, the Compensation Committee approved a number of changes to the Company’s executive and director compensation programs in conjunction with the Plan and emergence from the Chapter 11 Cases, as discussed herein under the sections entitled “Executive Compensation – Compensation Discussion and Analysis” and “Director Compensation – Additional Information Concerning Director Compensation.”

The Board of Directors has determined that each member of the Compensation Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 and 303A.05(a) of the listing standards of the NYSE as currently applicable.

The Nominating/Corporate Governance Committee

Current Members:

David M. Fields (Chair)

Marjorie L. Bowen

Robert G. Gifford

Kaj Vazales

2021 Committee
Actions:

2 meetings

Governing Document:

Second Amended and Restated Charter adopted
November 11, 2021

The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding various aspects of the Board of Directors’ and the Company’s governance processes and procedures.  The Nominating/Corporate Governance Committee also evaluates and recommends candidates for election to fill vacancies on the Board, including consideration of the renominations of members whose terms are due to expire.  As an additional element of its primary responsibilities, the Nominating/Corporate Governance Committee provides assistance and oversight concerning the Company’s responsibilities, initiatives and programs involving ESG matters.

The Nominating/Corporate Governance Committee requires a majority of the Company’s directors to be “independent” in accordance with applicable requirements of the rules of the SEC and NYSE (including certain additional independence requirements for Audit Committee and Compensation Committee members).  A set of uniform Director Independence Standards, which was used in making all such Independent Director determinations, is included in the Company’s Corporate Governance Guidelines, a copy of which is available in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com.  In addition, and as part of the evaluation of potential candidates, the Nominating/Corporate Governance Committee considers the breadth of a candidate’s business and professional skills and experiences, reputation for personal integrity, and ability to devote sufficient time to Board service, as well as the Company’s needs for particular skills, insight and/or talents on the Board of Directors.  While the Company has no related, formal policy, both the Nominating/Corporate Governance Committee and the Board consider diversity in identifying director nominees, to assist in achieving a mix of Board members that represents a diversity of perspective, background, gender, ethnicity and experience.  For incumbent directors, the Nominating/Corporate Governance Committee reviews such directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance.

The Nominating/Corporate Governance Committee will consider candidates for Board of Directors’ seats proposed by shareholders.  Any such proposals should be made in writing to CBL Properties, 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000, Attention:  Corporate Secretary, and must be received no later than December 30, 2022, in order to be considered for inclusion in the Company’s proxy statement for the 2023 Annual Meeting.  In order to be considered by the Nominating/Corporate Governance Committee, any candidate proposed by shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates, including consent to an initial background check.  The Nominating/Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates on the criteria set forth above regardless of whether the candidate was recommended by a shareholder or by the Company.  As noted above, during 2021 each of Messrs. Contis, Fields and Gifford, as well as Ms. Bowen, were recommended to the Nominating/Corporate Governance Committee and Board for consideration by an Ad Hoc Bondholder Group, in connection with the Company’s Chapter 11 reorganization process and pursuant to a formal search that was conducted by the Korn Ferry management consulting firm, for which the Company paid a fee of $287,037 to the Korn Ferry firm.

The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 of the listing standards of the NYSE as currently applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information available to the Company as of March 25, 2022, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, as defined below, and (iv) all directors and executive officers as a group.  Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.  Except as otherwise indicated, the address of each beneficial owner of more than 5% of the outstanding Common Stock is the Company’s address.

	Number of Shares(1)	Rule 13d-3 Percentage(1)	Fully Diluted Percentage(2)
Canyon Capital Advisors LLC (3) 2728 North Harwood Street, 2nd Floor Dallas, TX 75201	8,396,293	26.4%	26.4%
Oaktree Capital Management (4) 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90007	4,575,627	14.4%	14.4%
Cetus Capital VI, L.P. and related entities (5) 8 Sound Shore Drive, Suite 303 Greenwich, CT 06830	2,623,223	8.2%	8.2%
Stephen D. Lebovitz (6)	309,587	*	*
Farzana Khaleel (7)	60,853	*	*
Michael I. Lebovitz (8)	54,336	*	*
Jeffery V. Curry (9)	51,510	*	*
Katie A. Reinsmidt (10)	50,244	*	*
Charles B. Lebovitz (11)	119,187	*	*
Jonathan M. Heller (12)	8,334	*	*
Marjorie L. Bowen (13)	8,334	*	*
David J. Contis (14)	66,834	*	*
David M. Fields (15)	8,334	*	*
Robert G. Gifford (16)	8,334	*	*
Kaj Vazales	0	*	*
All executive officers and directors and director nominees (15 persons) as a group (17)	822,255	2.6%	2.6%

* Less than 1%

(1)

The Company conducts all of its business activities through the Operating Partnership.  Pursuant to the Fifth Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership (the “Operating Partnership Agreement”), each of the partners of the Operating Partnership has the right, pursuant to the exercise of CBL Rights as described above, to exchange all or a portion of such partner’s Common Units or Special Common Units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company’s election.  Under the terms of Rule 13d-3 promulgated under the Exchange Act, shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a shareholder.  Therefore, for purposes of Rule 13d-3 of the Exchange Act, percentage ownership of the Common Stock is computed based on the sum of (i) 31,807,477 shares of Common Stock actually outstanding as of March 25, 2022 and (ii) as described in the accompanying footnotes, each individual’s or entity’s share (if applicable) of 10,283 shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity).  Amounts shown were determined without regard to applicable ownership limits contained in the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

(2)

The Fully-Diluted Percentage calculation is based on (i) 31,807,477 shares of Common Stock outstanding and (ii) assumes the full exercise of all CBL Rights for shares of Common Stock by all holders of Common Units and Special Common Units of the Operating Partnership (in each case, without regard to applicable ownership limits), for an aggregate of 31,817,760 shares of Common Stock.

(3)

In a Schedule 13D/A filed on March 2, 2022 (the “Canyon 13D”) by Canyon Capital Advisors LLC (“CCA”), Mitchell R. Julis and Joshua S. Friedman: (i) CCA reported that it beneficially owns, and has sole voting power and sole dispositive power with respect to, 8,396,293 shares of Common Stock; (ii) Mr. Julis and Mr. Friedman each may be deemed to beneficially own and have shared voting power and shared dispositive power over all of the shares reported in the Canyon 13D, by virtue of the fact that they manage CCA and control entities which own 100% of CCA; and (iii) CCA is an investment advisor, direct or indirect, to various managed accounts, including those listed in the Canyon 13D, with the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of the securities held by, such managed accounts.

(4)

In a Schedule 13D/A filed on February 11, 2022 (the “Oaktree 13D”), Oaktree Capital Management and several of its related parties reported ownership of an aggregate of 4,575,627 shares of Common Stock, consisting of: (i) 585,735 shares of Common Stock held directly by Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”); (ii) 3,983,967 shares of Common Stock held directly by OCM Xb CBL-E Holdings, LLC (“Xb CBL-E”); and (iii) 5,925 shares of Common Stock held directly by Wells Street Global Partners LP (“WSGP”).  Each of VOF Holdings, Xb CBL-E and WSGP reported having sole voting power and sole dispositive power over all of each such entity’s reported shares.  The Oaktree 13D further disclosed that the following additional parties joined in the filing in the following capacities: (a) Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) as general partner of VOF Holdings; (b) Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) as the general partner of VOF GP; (c) Oaktree Fund GP, LLC (“Fund GP”) as the general partner of Xb CBL-E; (d) Oaktree Fund GP I, L.P. (“GP I”) as the managing member of Fund GP and the sole shareholder of VOF GP Ltd.; (e) Oaktree Capital I, L.P. (“Capital I”) as the general partner of GP I; (f) OCM Holdings I, LLC (“Holdings I”) is the general partner and a limited partner of Capital I; (g) Oaktree Holdings, LLC (“Holdings”) as the managing member of Holdings I; (h) Oaktree Capital Management, L.P. (“Management”) as the sole director of VOF GP Ltd.; (i) Oaktree Capital Management GP, LLC (“Management GP”) as the general partner of Management; (j) Atlas OCM Holdings LLC (“Atlas”) as the manager of Management GP; (k) Oaktree Capital Group, LLC (“OCG”) as the managing member of Holdings; (l) Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) as the indirect owner of the class B units of each of OCG and Atlas; (m) Brookfield Public Securities Group LLC (“Securities Group”) as the sole member of the general partner of WSGP; (n) Brookfield Public Securities Group Holdings LLC (“Securities Group Holdings”) as the sole member of Securities Group; (o) Brookfield US Ind. (“Brookfield US”) as managing member of Securities Group Holdings; (p) Brookfield US Holdings Inc. (“Brookfield US Holdings”) as the sole shareholder of Brookfield US; (q) Brookfield Holdings Canada Inc. (“Brookfield Holdings Canada”) as the sole shareholder of Brookfield US Holdings; (r) Brookfield Asset Management Inc. (“BAM”) as the indirect owner of the class A units of each of OCG and Atlas and the sole shareholder of Brookfield Holdings Canada; and (s) BAM Partners Trust (“BAM Partnership”) as the sole owner of Class B Limited Voting Shares of BAM.  Each of VOF GP, VOF GP Ltd., GP I, Capital I, Holdings I, Holdings, Management, Management GP, Atlas, OCG, OCGH GP, BAM and BAM Partnership also reported having sole voting power and sole dispositive power over the shares held directly by VOF Holdings.  Each of Fund GP, GP I, Capital I, Holding I, Holdings, OCG, OCGH GP, BAM and BAM Partnership also reported having sole voting power and sole dispositive power over the shares held directly by Xb CBL-E.  Each of Securities Group, Securities Group Holdings, Brookfield US, Brookfield US Holdings, Brookfield Holdings Canada, BAM and BAM Partnership also reported having sole voting power and sole dispositive power over the shares held directly by WSGP.

(5)

In a Schedule 13D/A filed on February 8, 2022 (the “Cetus Capital 13D”), Cetus Capital VI, L.P. and three other related entities reported ownership of an aggregate of 2,623,223 shares of Common Stock, consisting of : (i) 1,124,660 shares held by Cetus Capital VI, L.P. with sole voting power and sole dispositive power; (ii) 166,355 shares held by Littlejohn Opportunities Master Fund LP with sole voting power and sole dispositive power; (iii) 1,301,734 shares held by OFM II, L.P. with sole voting power and sole dispositive power; and (iv) 30,474 shares held by VSS Fund, LP with sole voting power and sole dispositive power.

(6)

Includes (i) 9,291 shares of unrestricted Common Stock owned directly; (ii) 300,000 shares of restricted Common Stock that Stephen D. Lebovitz received under the 2021 Equity Incentive Plan; and (iii) 296 shares of Common Stock owned by a trust, as to which Mr. Lebovitz serves as trustee, for the benefit of the children of one of his brothers (of which Mr. Lebovitz disclaims beneficial ownership).

(7)	Includes (i) 853 shares of unrestricted Common Stock owned directly and (ii) 60,000 shares of restricted Common Stock that Ms. Khaleel received under the 2021 Equity Incentive Plan.

(8)

Includes (i) 3,768 shares of unrestricted Common Stock owned directly; (ii) 50,000 shares of restricted Common Stock that Michael I. Lebovitz received under the 2021 Equity Incentive Plan; (iii) 10 shares owned by Mr. Lebovitz’ wife; and (iv) 558 shares owned by trusts, as to which Mr. Lebovitz serves as trustee, for the benefit of the children of two of his brothers (of which Mr. Lebovitz disclaims beneficial ownership).

(9)

Includes (i) 1,510 shares of unrestricted Common Stock owned directly (including 1,327 shares which Mr. Curry holds in a joint account with his wife and 54 shares held in Mr. Curry’s Individual Retirement Account) and (ii) 50,000 shares of restricted Common Stock that Mr. Curry received under the 2021 Equity Incentive Plan.

(10)	Includes (i) 244 shares of unrestricted Common Stock owned directly and (ii) 50,000 shares of restricted Common Stock that Ms. Reinsmidt received under the 2021 Equity Incentive Plan.

(11)

Includes (i) 5,529 shares of unrestricted Common Stock owned directly; (ii) 25,000 shares of restricted Common Stock that Charles B. Lebovitz received under the 2021 Equity Incentive Plan; (iii) 142 shares held in trusts for the benefit of his grandchildren (of which Mr. Lebovitz disclaims beneficial ownership), all as to which Mr. Lebovitz may be deemed to share voting and investment power; (iv) 85,847 shares of Common Stock beneficially owned by CBL & Associates, Inc., which Mr. Lebovitz may be deemed to beneficially own by virtue of voting and investment power held in his capacity as President of CBL & Associates, Inc. (including 84,708 shares held directly by CBL & Associates, Inc. and 1,139 shares owned by four entities controlled by CBL & Associates, Inc. (CBL Employees Conway, Inc., Foothills Plaza, Inc., Girvin Road, Inc. and Warehouse Associates, Inc.); and (v) 2,669 shares of Common Stock owned by College Station Associates, Inc., which Mr. Lebovitz may be deemed to beneficially own by virtue of voting and investment power held in his capacity as President of College Station Associates, Inc.

(12)	Includes 8,334 shares of restricted Common Stock granted to Mr. Heller under the 2021 Equity Incentive Plan.

(13)	Includes 8,334 shares of restricted Common Stock granted to Ms. Bowen under the 2021 Equity Incentive Plan.

(14)	Includes (i) 8,500 shares of unrestricted Common Stock owned directly and (ii) 58,334 shares of restricted Common Stock granted to Mr. Contis under the 2021 Equity Incentive Plan.

(15)	Includes 8,334 shares of restricted Common Stock granted to Mr. Fields under the 2021 Equity Incentive Plan.

(16)	Includes 8,334 shares of restricted Common Stock granted to Mr. Gifford under the 2021 Equity Incentive Plan.

(17)

Includes an aggregate of (i) 120,585 shares of unrestricted Common Stock beneficially owned directly or indirectly by members of such group and (ii) 701,670 shares of restricted Common Stock that members of such group received under the 2021 Equity Incentive Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon the Company’s review of copies of such reports furnished to it through the date hereof, or written representations that no other reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2021 all officers, directors and ten percent shareholders complied with the filing requirements applicable to them, except for the following late filings for the following reporting persons: (i) due to a delay in obtaining EDGAR filing codes, the initial Form 3 for Independent Director David M. Fields was filed late; (ii) one report concerning one transaction was filed late for Andrew F. Cobb; and (iii) one Form 3 and one Form 4 filed late by each of (A) Brookfield Asset Management, Inc., (B) Oaktree Capital Management GP, LLC and (C) Oaktree Capital Management LP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis reviews the factors, objectives and policies underlying each element of compensation paid for fiscal year 2021, and certain elements of our 2022 compensation program, for the following five individuals who are “named executive officers” as determined under SEC rules (the “Named Executive Officers” or “NEOs”):

•	Stephen D. Lebovitz, Chief Executive Officer
•	Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer
•	Michael I. Lebovitz, President
•	Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer
•	Jeffery V. Curry, Chief Legal Officer and Secretary

Executive Compensation Design and “Say-on-Pay” Advisory Vote

We provide shareholders with an annual “say-on-pay” advisory vote on the Company’s compensation program for its Named Executive Officers.  Seven years ago, after extensive shareholder feedback, the Compensation Committee engaged an independent compensation consulting firm, Ferguson Partners Consulting, L.P. (“Ferguson”), to assist with a re-design of the NEO base and incentive compensation program.  Since then, our shareholders have expressed strong support for the program with annual “say-on-pay” advisory vote approval ranging between 91-97%.

In recognition of the strong support demonstrated by this seven-year average approval rating of 94%, which the Compensation Committee believes validates that our compensation programs over recent years have been well designed and aligned with performance, the Committee has maintained a generally consistent plan design prior to the disruptions of our executive compensation program that occurred during 2021, as a result of special considerations related to the Company’s Chapter 11 reorganization process, as summarized in the following table and discussed further below.

Executive Compensation and Emergence from Chapter 11 Reorganization

2021 reflected a transitional year for the Company during which we successfully emerged from Chapter 11 proceedings as a restructured company (the “Emergence”). Prior to the Company’s Emergence on November 1, 2021, our executive compensation program was designed and approved by our pre-Emergence Compensation Committee, with review and input from Ferguson, the Company’s independent compensation consultant.

During 2021, our executive compensation program primarily consisted of a combination of base salary and performance-based cash incentives consistent with market practice for companies undergoing a restructuring.  The Company’s ability to use equity-based compensation was limited throughout the year, and the pre-Emergence Compensation Committee determined that it was unable to determine appropriate targets to grant performance-based equity awards. Accordingly, these programs were intended to be more short-term in nature and to balance the need to retain key employees during a highly uncertain and critical time for the Company and motivate executive management to produce the best outcome for the Company and its shareholders.

The chart below summarizes compensation elements implemented during 2021 by our pre-Emergence Compensation Committee:

Chapter 11 / Pre-Emergence	Key Decisions
Pre-Emergence Compensation Committee

›  2021 base salaries, consistent with the base salaries included in the Amended and Restated Executive Employment Agreements executed in August 2020

›  2021 annual incentive plan earned 70% based on corporate goals and 30% based on individual goals for our CEO (for other NEOs, 60% based on corporate goals and 40% based on individual goals)

In connection with our Emergence, a new Compensation Committee was formed, comprised  entirely of Independent Directors and the Bankruptcy Court approved the creation of a new equity plan, the 2021 Equity Incentive Plan, which was designed to be applied post-Emergence by our new Compensation Committee.

The chart below summarizes compensation elements implemented during 2021 and early 2022 by our new Compensation Committee:

Post-Emergence / 2022 Compensation	Key Decisions
New Compensation Committee	› Adoption of the 2021 Equity Incentive Plan › Emergence Management Incentive Equity Award Program (“MIP”) › 2021 annual incentive plan payouts › 2022 base salaries › 2022 annual incentive plan

Benchmarking and Use of Executive Compensation Peer Groups

To help ensure that CBL’s executive compensation programs are fair, competitive and support retention, we annually review compensation programs of a peer group.  Generally, peers are selected based on similar size, industry and companies with which we may compete for executive talent.  While the Compensation Committee does not set specific competitive pay targets or objectives in conducting these reviews, it has utilized these reviews to generally compare the compensation of the Company’s NEOs with similarly situated executive officers at peer companies.

For 2021, the Compensation Committee, in concert with Ferguson, utilized a broader market check approach due to the unique considerations related to compensation resulting from the Company’s bankruptcy.  Rather than benchmarking against one specific peer group, the Compensation Committee reviewed compensation structures of numerous companies recently emerged from bankruptcy, particularly in determining appropriate size, structure and targets for its Emergence equity program, in addition to the Company’s REIT peers, in evaluating various components of compensation, as appropriate.  A detailed listed of the companies included in this broader market check across multiple peer groups is included as Annex A to this Proxy Statement.

Post-Emergence, for 2022, the Compensation Committee has set the following updated peer group for the Company, based on similar size, industry and competition for executive talent:

2022 Executive Compensation Peer Group for CBL
• Acadia Realty Trust (NYSE – AKR)	• Retail Opportunity Investments Corp. (NASDAQ – ROIC)
• Kite Realty Group Trust (NYSE – KRG)	• The Macerich Company (NYSE – MAC)
• Pennsylvania Real Estate Investment Trust (NYSE – PEI)	• Tanger Factory Outlet Centers, Inc. (NYSE – SKT)
• Phillips Edison & Company (NASDAQ – PECO)	• Urban Edge Properties (NYSE – UE)
• Seritage Growth Properties (NYSE – SRG)

Components of Our 2021 Executive Compensation Program:

On the Effective Date, the Bankruptcy Court approved the creation of an equity incentive plan with an initial 3,222,222 shares of Common Stock reserved for grants to the Company’s officers, employees, directors, consultants, and independent contractors.  Pursuant to the Court-approved Plan, on November 10, 2021, and upon the recommendation of the post-Emergence Compensation Committee, the Board approved and adopted the 2021 Equity Incentive Plan.  Following our emergence from Chapter 11, the Compensation Committee and senior management worked with Ferguson to develop a post-emergence Management Incentive Award Program (the “MIP”) pursuant to the 2021 Equity Incentive Plan that, consistent with comparable companies, included (i) time-based restricted stock awards designed to reward performance in 2021, to serve as a go-forward retention tool and to reinforce alignment with the Company and (ii) performance-based equity awards designed to drive value creation for our shareholders by incentivizing the executive team to achieve targeted corporate goals as well as robust market returns over a four-year performance period.  The Compensation Committee granted the time-based restricted stock awards in December 2021.  The performance-based equity awards were granted in February 2022 after the new Compensation Committee had time to evaluate and set appropriate performance metrics.

Element	Objectives	Key Features	Summary of Committee Adjustments Made in 2021
Base Salary	▪ Attract and retain high performing executives ▪ Provide competitive fixed pay that takes into consideration each individual’s level of responsibility, experience, and tenure with the Company	▪ Fixed element of compensation	▪ Executive Base Salaries were reset during 2021 to equal originally approved 2020 levels
Annual Incentive Plan (AIP)

▪ On an annual basis, motivates the achievement of company and individual strategic objectives

▪ Balances objectivity with subjectivity to support the Company’s annual business plan and operating goals

▪ Drives annual performance that ultimately creates shareholder value

▪ Objective measures under the AIP program as revised for 2021 include Corporate Goals related to (1) Operational Goals; (2) Financial Goals; and (3) Balance Sheet
Goals, each as set by the Compensation Committee and described further below

▪ Subjective goals vary per individual based on responsibilities

▪ The AIP program was revised for 2021 to tie the objective/ quantitative portion of the AIP award criteria to three categories of Corporate Goals, each with an equal 1/3 weighting

Element	Objectives	Key Features	Summary of Committee Adjustments Made in 2021
Emergence Management Incentive Equity Award Program (MIP)

▪ Encourages executives to create shareholder value, aligning the interests of executives and shareholders over a longer-term

▪ Incentivizes executives to achieve specific and targeted annual and longer-term corporate goals

▪ Provides a retention mechanism

▪ Following the Company’s Emergence, the MIP replaced the Company’s traditional Long-Term Incentive Program (LTIP), but similarly, the MIP incorporates both time-based restricted stock and performance-based equity awards

▪ New performance and time-based Emergence awards granted during Q‑4 2021 and Q‑1 2022 under the new 2021 Equity Incentive Plan are spread over a 4‑year vesting/ performance period.

▪ Performance awards are earned for each year if both (i) a quantitative total market return (“TMR”) goal for the Company’s equity is met and (ii) a Company specific stated goal for each relevant year is met.

▪ Time-based restricted stock awards granted in December 2021 in connection with the Emergence

▪ The new Compensation Committee determined it could not establish meaningful performance criteria during 2021 due to the impact of the Chapter 11 Cases and did not grant any performance-based awards in 2021

▪ New performance-based awards granted in Q-1 2022 after the new Compensation Committee had time to evaluate and set appropriate performance metrics

Amended and Restated Executive Employment Agreements Entered Into in Connection With Our Chapter 11 Restructuring

As previously disclosed, beginning in August 2020, and as subsequently amended and restated in May 2021, the Company entered into Amended and Restated Executive Employment Agreements with each of our current Named Executive Officers, in order to retain such executives and provide an appropriate framework for their compensation throughout our restructuring process and the initial stages of the Company’s emergence from the Chapter 11 Cases.  The material terms of these Amended and Restated Employment Agreements are more fully described herein under the heading “Additional Information Concerning Executive Compensation – Amended and Restated Executive Employment Agreements.

Base Salaries

Historically, in reviewing and establishing base salaries for NEOs, the Compensation Committee has considered each Named Executive Officer’s level of responsibility, experience and tenure with the Company, as well as such officer’s performance in carrying out his or her responsibilities and overseeing those under his or her supervision.

During 2020, upon the recommendation of senior management and in response to the impact of COVID-19 on the Company’s business, the Compensation Committee determined to implement a Company-wide salary reduction program which included further reductions to the NEO’s base salaries for the period from April 1, 2020 through September 1, 2020.

For 2021, as reflected in the Amended and Restated Executive Employment Agreements discussed above, the Compensation Committee determined to restore the NEO’s base salaries to the levels originally approved for 2020 (equal to their 2019 base salaries other than for new NEO, Katie A. Reinsmidt).  In connection with the Company’s emergence from Chapter 11 reorganization during the fourth quarter of 2021, the new (and current) Compensation Committee of the Company determined to increase the NEO’s base salaries by 3% for 2022 plus certain additional adjustments as shown in the chart below (which also reflects each of the prior adjustments summarized above):

Named Executive Officer	2019 Base Salary	2020 Base Salary Reflecting Approved Reductions	2021 Base Salary	2022 Base Salary (1)
Stephen D. Lebovitz	$672,315	$601,549	$672,315	$719,442
Farzana Khaleel	$507,565	$477,959	$507,565	$522,792
Michael I. Lebovitz	$404,973	$362,347	$404,973	$428,691
Katie A. Reinsmidt	$213,750	$282,501	$300,000	$309,000
Jeffery V. Curry	$394,605	$371,588	$394,605	$406,443

(1)

2022 base salaries reflect a 3-7% increase from 2021 and are consistent with REIT salary adjustments.  The 2022 base salaries incorporate adjustments approved by the Compensation Committee for Stephen D. Lebovitz and Michael I Lebovitz, in connection with the cancellation of certain pre-Emergence contractual arrangements that resulted in lost income related to (i) the assignment to CBL’s Management Company of interests in 3 partnerships that lease spaces operated as food service establishments in 5 of the Company’s malls, as described further herein under “Certain Relationships and Related Person Transactions – Certain Retail Leases” ($20,639 and $5,250, respectively) and (ii) the cancellation, in connection with the Chapter 11 cases, of an arrangement from prior years whereby the Management Company effectively grandfathered health insurance costs for a broad group of both officer and non-officer employees by paying an incremental portion of their health insurance premiums ($6,319 for both).

The base salaries reflected above took effect as of January 1 for each year (other than the 2020 Base Salary, which reflects the mid-year adjustments discussed above).

Incentive Compensation Elements:  What We Pay and Why

The Compensation Committee established the overall compensation program for our Named Executive Officers, including our NEO incentive program, to appropriately balance compensation based on (i) short-term vs. long-term performance and (ii) operational goals vs. stock price performance.  The Compensation Committee further aims to provide an appropriate level of objectivity while retaining some subjectivity and flexibility to support the Company’s business plans and strategy consistent with changing market conditions.

Historically, our Named Executive Officers have been compensated separately for short-term performance through cash awards under an Annual Incentive Plan (“AIP”), and rewarded for value creation over a multi-year period through a Long-Term Incentive Plan (“LTIP”) that maintains accountability for the achievement of longer-term, sustained performance.

During the first half of 2021, and in keeping with the annual bonus provisions of the Amended and Restated Executive Employment Agreements discussed above, our pre-Emergence Compensation Committee provided the NEOs with the opportunity to earn cash incentives for performance during the year under an updated AIP program, while electing to defer decisions on future awards based on long-term performance to be made by the new (now current) Compensation Committee following the Company’s Emergence.

Annual Incentive Compensation

2021 Annual Incentive Program

The pre-Emergence Compensation Committee approved a 2021 AIP which, similar to the Annual Incentive Plans adopted for prior years beginning with fiscal year 2015, was designed to reward the Named Executive Officers for the achievement of annual Corporate Goals and Individual Performance Goals. For the Chief Executive Officer, 70% of the total AIP opportunity was based on Corporate Goals, which were generally quantitative, and the remaining 30% was based on qualitative Individual Performance Goals. For the other Named Executive Officers, 60% of the total award was based on Corporate Goals and the remaining 40% was based on Individual Performance Goals.

The updated 2021 AIP established Corporate Goals allocated between the following three categories of performance measures, each with an equal 1/3 weighting: (i) Operational Goals; (ii) Financial Goals; and (iii) Balance Sheet Goals.  The remaining portion of the 2021 AIP award was based on specific Individual Goals under the qualitative portion.  A visual overview of the structure of the AIP for the CEO and the other named executive officers is provided below:

CEO	Other NEOs	Performance Goals

23.3%	20.0%	Operational Goals

23.3%	20.0%	Financial Goals	Corporate Goals

23.3%	20.0%	Balance Sheet Goals

30.0%	40.0%	Individual Goals	Qualitative Goals

For cash bonus awards based on performance in relation to the corporate goal metrics under the AIP:

➣	Performance that meets threshold requirements results in a 50% (of target) payout of the quantitative portion of the award based on that performance metric.
➣	Achievement of target performance for a metric results in a 100% (of target) payout of the quantitative portion of the award based on that performance metric.
➣	Achievement of the stretch performance for a metric results in a 150% (of target) payout of the quantitative portion of the award based on that performance metric.
➣	Performance achieved between threshold and stretch level for either metric results in a prorated bonus payout.
➣	There is no payout for the portion of any award that is based on a performance metric for which less than the threshold level of performance is achieved.

If a Named Executive Officer’s employment should be terminated prior the conclusion of the AIP performance period, he or she would not receive any cash payout with respect to the 2021 AIP, and instead would be entitled to severance payments pursuant to the terms of the Amended and Restated Executive Employment Agreements as described in more detail below under the headings “Additional Information Concerning Executive Compensation” and “Potential Payments Upon Termination or Change in Control.”

Pursuant to this updated structure, the actual Corporate Goals established by the Compensation Committee for the 2021 AIP were as follows:

Operational Goals

Weighting:  23.3% for CEO/ 20% for Others

Goal	Threshold	Target	Stretch	Actual Results
Achieve new and renewal leasing square footage	2.1 million square feet	2.3 million square feet	2.7 million square feet	3.2 million square feet of new and renewal leasing executed in 2021
Diversify tenant mix based on percentage of new leasing square footage leased to non‑apparel tenants	60%	75%	90%	75% of new leasing square footage leased to non-apparel tenants
Number of new/ redevelopment project openings completed at pro forma returns or better	6	8	10	7 new or redevelopment projects completed at targeted pro forma returns or better
New commitments achieved for vacant/junior anchors	2	3	5+	5 new anchor commitments
Integration of new budgeting system (tested in 2021 and production in 2022)				CBL completed testing of the new budgeting system in 2021 and is on target to bring into production in 2022
Advance Environmental Social Governance (ESG) programs/disclosures

CBL significantly advanced its ESG program in 2021 through the creation of an ESG Team along with a formal executive and Board reporting structure. Additional advancements are outlined in the ESG section of this Proxy Statement.

Overall Operational Goals Payout				108.3%

Financial Goals:

Weighting:  23.3% for CEO/ 20% for Others

Goal	Threshold	Target	Stretch	Actual Results
Adjusted FFO (“AFFO”), as reported in CBL’s Forms 10-K and 10-Q filed with the SEC (the “Periodic Reports”)	$265 million	$282 million	$299 million	AFFO of $349.8 million
Gross Net Operating Income (“NOI”), as reported in CBL’s Periodic Reports	$395 million	$420 million	$445 million or greater	Gross NOI of $457.4 million

General and Administrative Expense (“G&A”), as reported in CBL’s Periodic Reports, as a percentage of revenue compared to an asset-based peer group (Acadia Realty, Kite Realty, Site Scenters, Tanger and Urban Edge)

	Third Quartile of Peers (51% - 75%)	Second Quartile of Peers (26% - 50%)	First Quartile of Peers (1% - 25%)	CBL’s G&A as a percentage of revenues was 9.0% as of 12/31/21, placing it in the First Quartile of its peers
Maintenance Capital Expenditures	Not greater than $30 million	$20 million	Below $10 million	Maintenance Capital Expenditures of $21.6 million
Collection of Deferred Rents	70%	80%	90%	CBL collected 97.6% of Deferred Rents
Overall Financial Goals Payout				138.0%

Balance Sheet Goals:

Weighting:  23.3% for CEO/ 20% for Others

Goal	Threshold	Target	Stretch	Actual Results
Address 2021 property level mortgage maturities through refinancing, extension/ modification or working with lender to convey the property.				2021 maturities were addressed adequately
Successfully complete financial restructuring and emerge from Chapter 11 restructuring				CBL completed financial restructuring and emerged from Chapter 11 restructuring on November 1, 2021, reducing CBL’s pro rata share of total debt and preferred obligations by more than $1.6 billion
Amount of gross asset sales completed	$10 million	$20 million	$40 million or greater	CBL completed more than $63 million in gross asset sales, at its share
Net debt-to-EBITDA ratio	8.8 times	8.4 times	7.9 times or below	6.2 times, net of cash
Overall Balance Sheet Goals Payout				137.5%

The Compensation Committee has the ability to adjust each metric, if appropriate, to account for significant unbudgeted transactions or events, including the impact and timing of the Company’s emergence from Chapter 11 bankruptcy protection and certain one-time restructuring costs.  The Compensation Committee did not make any adjustments to metrics in determining 2021 AIP Payouts.

The qualitative component of the 2021 AIP bonus opportunity for each Named Executive Officer was based on the Compensation Committee’s subjective evaluation of each Named Executive Officer’s performance in relation to the 2021 qualitative performance objectives established by the Compensation Committee and outlined below for each such officer:

Named Executive Officer	2021 Individual Performance Objectives
Stephen D. Lebovitz

(1) refining, enhancing and executing the Company’s strategic and business plans

(2) regular communication and interaction with the Board

(3) maintain and enhance key retailer, financial and other relationships

(4) effective corporate and executive team communication, motivation and management

(5) effective stewardship and oversight of the corporate restructuring and bankruptcy process

Farzana Khaleel

(1) successful execution of the Company’s balance sheet strategy (as presented in the quarterly capital plans) including successfully managing future debt maturities

(2) effective management and oversight of the Company’s financial services and accounting divisions

(3) maintain and improve key financial stakeholder and joint venture partner relationships

(4) effective oversight over cash management, insurance, real estate taxes and other key responsibilities of the CFO

(5) support the CEO in developing and executing the Company’s strategic and business plans

(6) work constructively with advisors, stakeholders and internal teams towards an effective corporate restructuring and bankruptcy process

Michael I. Lebovitz

(1) supervision of redevelopment projects with a focus on managing capital investment as well as achieving approved pro forma returns and scheduled openings

(2) manage and enhance anchor/department store and joint venture partner relationships

(3) effective oversight of the Company’s Information Technology and Human Resources divisions including the implementation of technology and organizational initiatives

(4) ongoing involvement with the leasing, marketing and management divisions of the Company

(5) support the CEO in developing and executing the Company’s strategic and business plans

(6) work constructively with internal teams to support corporate restructuring and bankruptcy process

Katie A. Reinsmidt

(1) successful execution of the Company’s capital markets and disposition programs as well as coordination and participation in development of certain required disclosures and public filings

(2) effective management and oversight of corporate communications and investor relations programs

(3) continued involvement in Board material preparation and Board support

(4) involvement in financing transactions

(5) support the CEO in developing and executing the Company’s strategic and business plans

(6) work constructively with advisors, stakeholders and internal teams towards an effective corporate restructuring and bankruptcy process

Named Executive Officer	2021 Individual Performance Objectives
Jeffery V. Curry

(1) oversight and pursuit of a favorable resolution of litigation that the Company is facing

(2) effective management and oversight of the legal department and managing spend on outside counsel

(3) continued involvement in Board material preparation and Board support as necessary

(4) coordination with and support for other members of the senior executive team

(5) support the CEO in developing and executing the Company’s strategic and business plans

(6) work constructively with advisors, stakeholders and internal teams towards an effective corporate restructuring and bankruptcy process

The following table illustrates the actual 2021 AIP cash bonus payouts approved by the Compensation Committee for each Named Executive Officer, in relation to their original AIP bonus targets:

Named Executive Officer	Actual Corporate Goals Performance Award	Actual Individual Achievement Award (Qualitative Measures)(1)	Total Award	Target Award	Percent of Target
Stephen D. Lebovitz	$852,209	$257,310	$1,109,519	$953,000	116%
Farzana Khaleel	$239,911	$112,680	$ 352,591	$313,000	113%
Michael I. Lebovitz	$239,911	$112,680	$ 352,591	$313,000	113%
Katie A. Reinsmidt	$229,947	$108,000	$ 337,947	$300,000	113%
Jeffery V. Curry	$154,064	$ 72,360	$ 226,424	$201,000	113%
(1)	The Compensation Committee determined to pay out the qualitative component of the 2021 AIP bonus opportunity for each Named Executive Officer at 90% of Target.

2022 Annual Incentive Program

In March 2022, the Compensation Committee approved a 2022 AIP for the Named Executive Officers.  The 2022 AIP, similar to the 2021 AIP described above, is designed to reward the Named Executive Officers for the achievement of three annual Corporate Goals and Individual Performance Goals, as assessed by the Compensation Committee. As in 2021 and prior years, for the Chief Executive Officer 70% of the total AIP opportunity will be based on the Corporate Goals, which are generally quantitative, and the remaining 30% will be based on qualitative Individual Performance Goals. For the other NEOs, 60% of the total award will be based on Corporate Goals and the remaining 40% will be based on Individual Performance Goals.

The Corporate Goals portion of the 2022 AIP awards will be allocated between the same three categories of performance measures used in the 2021 AIP, each with an equal 1/3 weighting: (i) Operational Goals; (ii) Financial Goals; and (iii) Balance Sheet Goals.  As with the 2021 AIP, the remaining portion of the award will be based on specific Individual Goals set under the qualitative portion, and the actual payout ultimately received by each NEO based on the Corporate Goal metrics set under the 2022 AIP will be determined in relation to the threshold, target and maximum performance levels established for such metric by the Compensation Committee in the same manner as described above for the 2021 AIP.

The target cash bonus award levels were set by the Compensation Committee under the 2022 AIP for each of the Company’s Named Executive Officers as specified below at amounts representing a 5% increase from the target bonus levels set under the Company’s 2021 Annual Incentive Plan, the Company’s first increase in AIP target bonus levels since 2017:

Named Executive Officer	Total 2022 Target Cash Bonus Award ($)	Quantitative Allocation	Qualitative/ Individual Allocation
Stephen D. Lebovitz, Chief Executive Officer	1,000,650	70%	30%
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	328,650	60%	40%
Michael I. Lebovitz, President	328,650	60%	40%
Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer	315,000	60%	40%
Jeffery V. Curry, Chief Legal Officer and Secretary	211,050	60%	40%

Prior Long-Term Incentive Program (LTIP) for Named Executive Officers

Design and Structure of the Company’s Original Long-Term Incentive Program

When the LTIP program was established for our Named Executive Officers beginning with the Company’s 2015 fiscal year, it was designed to reward them for the achievement of long-term relative Total Shareholder Return (“TSR”) performance versus the FTSE Nareit Retail Index over a three-year performance period.

Beginning in 2018, one third of the quantitative portion of the LTIP awards was linked to the achievement of absolute TSR metrics specified for the Company, while two thirds remained linked to the same relative TSR metric.  The LTIP also included a limited component of time-based vesting restricted stock awards that could be granted based on the Compensation Committee’s subjective review of performance.  For the Chief Executive Officer, 65% of his total LTIP opportunity each year was historically based on the TSR criteria with the remaining 35% being time-based.  For the other Named Executive Officers, 60% of the total award was historically based on the TSR criteria with the remaining 40% being time-based.

As discussed above, while the Company was undergoing its Chapter 11 restructuring process during 2021, the Compensation Committee determined that it could not establish meaningful performance criteria during 2021 due to the impact of the Chapter 11 Cases on the Company’s equity structure.  Accordingly, our pre-emergence Compensation Committee elected to defer decisions on the structure and criteria for future LTIP awards to be made by the new (now current) Compensation Committee following the Company’s emergence from its reorganization, which occurred in November 2021.

Current Long-Term Incentive Compensation

Adoption of 2021 Equity Incentive Plan

Following the Effective Date of the Plan, and as previously approved by the Bankruptcy Court in accordance with its terms, on November 10, 2021 the Company’s new Compensation Committee and Board of Directors adopted the 2021 Equity Incentive Plan as a means of providing equity-based compensation and incentives to the Company’s officers, employees, directors, consultants and independent contractors in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity awards.  Initially, as approved by the Bankruptcy Court, 3,222,222 shares of Common Stock were reserved to be available for awards granted under the 2021 Equity Incentive Plan, with such total number of shares subject to an annual increase (beginning January 1, 2023) equal to 3% of the number of shares of the Company’s Common Stock issued and outstanding at the end of the relevant calendar year, or such lesser amount as the Board of Directors may determine.  As contemplated by the

Plan, the Compensation Committee will determine the participants who will be granted awards under the 2021 Equity Incentive Plan and the terms and conditions of such awards.

Post-Emergence Management Equity Incentive Program

The new Compensation Committee and senior management worked with Ferguson to develop a post-Emergence MIP that was based on the following considerations and analysis:

➣

In accordance with the Chapter 11 bankruptcy proceedings, all unearned portions of prior years’ PSUs were cancelled without payment and accordingly, the Named Executive Officers had no outstanding equity-based compensation to align their interests with shareholders.

➣

Analyzed comparable peer MIP benchmarking to understand the competitive market in terms of potential dilutive impact and vesting terms, which generally reflects a one-time program that is designed to achieve certain post-Emergence goals.

➣	Time-based restricted stock awards should be designed to reward performance in 2021, serve as a go-forward retention tool and reinforce alignment with the Company.
➣

Performance-based equity awards should comprise the majority of the MIP and be designed to drive value creation for our shareholders by incentivizing the executive team to achieve targeted corporate goals as well as robust market returns over a four-year performance period.

We believe these programs have allowed us to attract and retain highly qualified personnel, while also serving our overall objective of linking senior management’s long-term economic interests with those of CBL’s shareholders.

The new Compensation Committee determined that it was appropriate to take time to evaluate and establish appropriate performance metrics under the performance-based award portion of the MIP. Accordingly, the time-based restricted stock awards were granted in December 2021 and the performance-based equity awards were granted shortly thereafter in February 2022.

December 2021 Emergence Restricted Stock Awards

Effective December 15, 2021, as part of the MIP, the new Compensation Committee approved grants of restricted stock awards pursuant to the 2021 Equity Incentive Plan to all of the Company’s officers, including the following awards to the Named Executive Officers:

Named Executive Officer	Number of Shares Granted
Stephen D. Lebovitz, Chief Executive Officer	300,000
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	60,000
Michael I. Lebovitz, President	50,000
Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer	50,000
Jeffery V. Curry, Chief Legal Officer and Secretary	50,000

These restricted stock awards vest over a four (4) year period, with restrictions expiring on 25% of the shares subject to each award annually beginning on the first anniversary of the date of grant, and have the additional terms and conditions described herein under the heading “Additional Information Concerning Executive Compensation – Terms of Emergence Restricted Stock Awards.”

In addition to rewarding the recipients for their contributions to the Company’s successful Chapter 11 restructuring, the Compensation Committee’s purpose in making these awards was to further align these individuals’ interests with those of the Company’s post-Chapter 11 stockholders by immediately providing them with a meaningful equity stake in the reorganized Company, coupled with a retention incentive.

New 2022 Performance Stock Unit Awards

The Compensation Committee has structured the initial Performance Stock Units (“PSUs”) granted pursuant to the MIP based on a challenging set of four-year total market return goals, coupled with meaningful stated corporate goals that are intended to further stabilize and grow the business of the restructured Company moving forward.  We believe these PSU awards, coupled with the additional alignment of economic interests and retention incentives created by the Emergence restricted stock awards discussed above, will drive – and appropriately reward – significant shareholder value creation for the Company.  In determining the size of awards, structure and goals for the initial PSUs granted under the 2021 Equity Incentive Plan, the Compensation Committee and senior management worked closely with Ferguson to review similar programs of recently emerged companies, as well as traditional long-term compensation programs for similarly sized REITs in CBL’s industry.  The size, structure and goals were determined to be in-line and appropriate based on common market practice.

In February 2022, the Compensation Committee, having had time to review the Company’s long-term strategic goals in relation to setting appropriate corporate targets, approved the terms of new awards of PSUs to a group of selected officers at the level of Senior Vice President and above, including the following PSU awards to the Named Executive Officers:

Named Executive Officer	Number of PSUs Granted
Stephen D. Lebovitz	366,667
Farzana Khaleel	61,111
Michael I. Lebovitz	61,111
Katie A. Reinsmidt	61,111
Jeffery V. Curry	61,111

These new PSU awards granted pursuant to the MIP provide the participating officers with equity incentives based on performance over a four‑year period aligned with fiscal years 2022 through 2025, with one-quarter of the PSUs assigned to each fiscal year within the four-year performance period (each, an “Annual Performance Period” and all four, collectively, the “Full Performance Period”).  The number of PSUs earned for each fiscal year within the four-year performance period will be determined based on the achievement of both (i) a quantitative total market return goal (the “TMR Goal”), and (ii) a Company-specific stated goal (the “Stated Goal”), for such fiscal year, as follows:

Performance Period (1)	TMR Goal (2)	+	Stated Goal (3)	Earned PSUs
Year 1 (14 months) 11/1/21 – 12/31/22	$728,000,000	+	Complete exchange of the Company’s 7% Notes and Refinance of the Company’s 10% Notes	25%
Year 2 (12 months) 1/1/23 – 12/31/23	$815,360,000	+	Achieve an MSCI ESG Rating of B or higher for the Company	25%
Year 3 (12 months) 1/1/24 – 12/31/24	$913,203,200	+	Address secured mortgage loans through purchase, sale, conveyance, refinance, restructure or extension, based on a schedule of debt maturities approved by the Compensation Committee	25%
Year 4 (12 months) 1/1/25 – 12/31/25	$1,022,787,584	+	Execute an extension option or refinance the Company’s term loan	25%
(1)	Performance Periods are exclusive of the TMR Year 4 Grace Period and the Stated Goal Grace Period applicable to each year.
(2)	TMR Goal is based on a 12% cumulative annual return over the Full Performance Period, against an assumed base of $650 million.
(3)	If at the end of the program, all four Stated Goals were achieved by the end of the Grace Period for each year, but TMR Goals have not, 50% of the remaining unvested shares will vest.

The structure and interaction of these TMR Goals and Stated Goals, and the related potential PSU payouts for the participating officers, may be summarized as follows:

•	The total market return (or TMR) is calculated as the sum of: (i) the average of the multiple of the Company’s average number of shares of common stock outstanding and the average closing share price of common stock for twenty consecutive trading days, and (ii) the value of cash dividends declared during the applicable fiscal year performance period.
•

The TMR Goal will be met if the required level of total market return is achieved at any time during the last 90 trading days of the applicable fiscal year; provided that an additional six month extended measurement period will be applied for the fourth and final fiscal year (the “TMR Year 4 Grace Period”).

•

The Stated Goal for each year will be met if it is achieved at any time during a cumulative performance period beginning November 1, 2021 and ending on December 31 of the applicable calendar year (the “Stated Goal Performance Period”), subject to a grace period of 6-months following the last day of each Stated Goal Performance Period (the “Stated Goal Grace Period”).  If the Stated Goal is not achieved for any fiscal year measurement period (including the applicable grace period), then the PSUs allocable to that fiscal year will be forfeited.

•

If the Stated Goal for a fiscal year is achieved but the TMR Goal is not achieved, then the unearned PSUs for the fiscal year will carry over to the succeeding fiscal year and may be earned based on attainment of the goals for the subsequent performance period.

•	If the Stated Goal is achieved for all four fiscal years, then 50% of any outstanding PSUs will be earned.
•

If a participating officer’s employment is terminated prior to the end of any Annual Performance Period due to death or disability (as defined in the PSU award agreements), or due to a termination by the Company without “Cause” (as defined in the PSU award agreements), then the officer will be entitled to receive a pro rata portion of any PSUs earned for that Annual Performance Period (determined by dividing the number of days from January 1 of the applicable Annual Performance Period through the date of such termination by 365), and any remaining PSUs for such Annual Performance Period, and any subsequent Annual Performance Period, will be forfeited.

As cash or stock dividends (if any) are paid on the shares of the Company’s common stock underlying the PSUs, those dividends will increase the number of a participant’s outstanding PSUs.  In the case of cash dividends, the number of additional PSUs will be determined based on the number of shares of Common Stock that could be purchased with such cash dividends at the then-current price of the Common Stock.

As soon as administratively practicable following the date on which the Compensation Committee certifies that a PSU award is earned for a fiscal year, the Company will issue to the participant one share of Common Stock for each earned PSU.  Settlement of the PSUs will be subject to applicable tax withholding.

Additional Compensation Policies and Practices

Role of Senior Management in Compensation Decisions

The Compensation Committee receives recommendations from the Company’s senior management as to all elements of NEO compensation and considers such recommendations in establishing base salary levels, as well as both the targeted award levels and the performance criteria utilized in determining AIP and performance-based MIP equity awards under the incentive compensation programs.  Stephen D. Lebovitz has the primary responsibility for presenting management’s recommendations as well as evaluating performance of the other executive officers (other than evaluation of his own performance), and regularly participates in the Compensation Committee meetings to provide this information.  In making compensation decisions for the Named Executive Officers, the Compensation Committee gives significant weight to the recommendations made by the Company’s senior management, but the Compensation

Committee is not bound by management’s recommendations and makes its own determinations as to these matters. The Compensation Committee also considers management’s recommendations in light of such issues as historical compensation levels for each officer, the relationship of each officer’s compensation to the overall compensation of the Company’s officers and the performance of the Company’s business for the year in question.

Clawback Policy

In 2015, the Company’s Board of Directors and Compensation Committee implemented a clawback policy applicable to the Company’s Named Executive Officers.  This policy requires reimbursement to the Company of any incentive compensation paid to a Named Executive Officer where:  (i) the incentive compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with the SEC; (ii) the Board determines, after a thorough investigation involving, if necessary, independent legal counsel, and after considering the totality of the circumstances and the information gleaned from such investigation, that the Named Executive Officer engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (iii) a lower amount of incentive compensation would have been paid to the Named Executive Officer based upon the restated financial results.  In each such instance, the Company will, to the extent practicable, seek to recover from the Named Executive Officer the amount by which his or her incentive compensation for the relevant period exceeded the lower amount of incentive compensation that would have been paid to such Named Executive Officer based on the restated financial results.

Anti-Hedging Policy

In February 2016, the Company’s Board of Directors adopted a policy prohibiting CBL’s officers and directors from engaging in “hedging” transactions involving any stock or securities of the Company.  Specifically, except for indirect transactions not effectively under the control of a covered officer or director (such as transactions carried out by a mutual fund or similar vehicle in which an officer or director may invest, pursuant to investment decisions made by an independent third party manager), the policy prohibits the Company’s directors and officers of the Company or any of its subsidiaries of the level of vice president or above from engaging in hedging or monetization activities through transactions in Company securities or through the use of financial instruments designed for such purposes (including without limitation short-sales, options, puts, calls, and sales against the box, as well as derivative transactions including swaps, forwards, futures, collars and exchange funds).  Under the policy, such individuals are generally prohibited from (i) owning financial instruments or participating in investment strategies that represent a direct or indirect hedge of the economic risk of owning Company securities or (ii) owning or participating in any other securities, instruments, contracts, arrangements or understandings that give the holder any rights to acquire any such Company securities.

Corporate Aircraft Usage

Pursuant to a policy adopted by the Company’s Board of Directors, upon approval by the Independent Directors (including the members of the Compensation Committee), and subject to the requirements and limitations of the Federal Aviation Regulations as currently interpreted by the Federal Aviation Administration’s Chief Counsel, Company executives who utilize a private aircraft owned and/or leased by the Management Company for personal transportation (as specified in such policy) reimburse the Company in connection with such usage.  Such reimbursement is in an amount equal to aggregate incremental cost to the Company of such flights (including the variable direct costs of each flight, such as fuel, airport and landing fees, supplies and catering, direct crew costs, and a proportionate share of operating costs for airframe and engines and the cost of repositioning or “deadhead” flights, but excluding costs that do not vary with each flight, such as pilots’ salaries and training, insurance, hangar expense at home base and depreciation, capital and leasing costs associated with the aircraft).  As such, the Company was reimbursed for the cost of all trips that were of a personal nature taken by a Named Executive Officer.  This policy, however, does not require such reimbursement in certain instances, including but not limited to travel to and from Company offices, where the trip is primarily for a business purpose that benefits the

Company.  In these instances, allowing the use of aircraft owned or leased by the Company for executive travel serves the Company’s business purposes by enhancing the executive’s security and ability to attend to business matters while in transit, notwithstanding the fact that current SEC rules may require disclosure of the aggregate incremental cost attributable to such trips as additional “perquisite” compensation for the Named Executive Officers.  As detailed in the Summary Compensation Table below, for 2021 Stephen D. Lebovitz received $293,582 of compensation attributable to such aircraft usage.

Retiree Insurance Programs

The Company has three programs in place for providing limited post-retirement coverage under the Company’s group medical insurance plan for certain eligible employees – (1) the Tier I Legacy Retiree Program, which applies to Company employees who retire with 30 or more years of service with the Company and/or its affiliates or predecessors; (2) the Tier II Legacy Retiree Program, which applies to Company employees who retire at age 60, but less than age 65, with a total of 20 or more (but less than 30) years of service; and (3) the Tier III Post-65 Retiree Program, which applies to Company officers at the level of senior vice president and above who retire at age 65 or above with 40 or more years of service to the Company and/or its affiliates or predecessors. Details of the Tier I program, which is the only level applicable to at least one of the Company’s NEOs for purposes of the disclosures herein under the heading “Executive Compensation – Potential Payments Upon Termination,” are further described in that section of this Proxy Statement.

Effect of Regulatory Requirements on Executive Compensation

Accounting Treatment and Tax Deductibility of Executive Compensation.  The Committee generally considers the accounting treatment and tax implications of the compensation awarded or paid to our executives. Grants of equity compensation awards under our long-term incentive program are accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a $1,000,000 ceiling on a publicly traded corporation’s federal income tax deduction for compensation paid in a taxable year to the corporation’s chief executive officer and certain other executive officers.  Prior to passage of the Tax Cuts and Jobs Act in December 2017 (the “2017 Tax Act”), this limitation did not apply to any compensation that satisfies certain requirements to be treated as “performance-based compensation” under Section 162(m) and the related regulations.  Following the 2017 Tax Act, this “performance-based” exclusion only applies to certain contracts in effect on November 2, 2017 and not materially modified thereafter.

Because substantially all services performed by the Company’s executive officers are rendered on behalf of our Operating Partnership and/or the Management Company, our executive officers receive all of their compensation as employees of the Management Company.  We believe the compensation paid to our executive officers is not subject to Section 162(m) of the Code to the extent such compensation is attributable to services rendered for the Operating Partnership and/or the Management Company.  Further, since we have elected to qualify as a REIT under the Code, we generally will not be subject to federal income tax.  Thus, the deduction limit contained in Section 162(m) of the Code for compensation paid to CEOs and certain other public company executive officers is not material to the design and structure of our executive compensation program.

Section 409A.  Section 409A of the Code generally affects the federal income tax treatment of most forms of deferred compensation (subject to limited grandfathering for certain deferred compensation arrangements in place on or prior to October 3, 2004) by accelerating the timing of the inclusion of the deferred compensation to the recipient for federal income tax purposes and imposing an additional federal income tax on the recipient equal to 20% of the amount of the accelerated income.  Management and the Compensation Committee consider the potential adverse federal income tax impact of Section 409A of the Code in determining the form and timing of compensation paid to the Company’s executive officers and other employees.

Summary Compensation Table

The following table sets forth information regarding the compensation of the Company’s Named Executive Officers (as determined pursuant to SEC rules) for the Company’s fiscal years ended December 31, 2019, 2020 and 2021:

Importantly, pursuant to SEC rules, the table below includes amounts related to the LTIP awards made to each NEO in February 2020, that were later canceled in connection with the Company’s Chapter 11 restructuring.  Total Compensation for 2020 excluding these canceled awards for each affected NEO would have been $2,102,035 for Stephen D. Lebovitz, $905,315 for Farzana Khaleel, $796,169 for Michael I. Lebovitz and $686,944 for Jeffery V. Curry.

Summary Compensation Table (1)
Name and Principal Position(2)	Year	Salary($) (3)	Bonus($) (4)	Stock Award(s) ($) (5)	Non-equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total Compensation ($)
Stephen D. Lebovitz, Director, Chief Executive Officer	2021	672,315	257,310	8,271,000	852,209	307,151	10,359,985
	2020	601,549	953,000	1,709,128	—	191,927	3,455,604
	2019	672,315	277,943	1,611,066	675,557	196,471	3,433,352
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	2021	507,565	112,680	1,654,200	239,911	7,335	2,521,691
	2020	477,959	313,000	454,300	—	7,125	1,252,384
	2019	507,565	120,957	434,795	193,016	7,000	1,263,333
Michael I. Lebovitz, President	2021	404,973	112,680	1,378,500	239,911	13,569	2,149,633
	2020	362,347	313,000	454,300	—	13,591	1,143,238
	2019	404,973	120,957	434,795	193,016	13,184	1,166,925
Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer	2021	300,000	108,000	1,378,500	229,947	4,500	2,020,947
Jeffery V. Curry, Chief Legal Officer and Secretary	2021	394,605	72,360	1,378,500	154,064	7,250	2,006,779
	2020	371,588	201,000	454,300	—	7,125	1,034,013
	2019	394,605	75,411	434,795	125,685	7,000	1,037,496

(1)	All compensation cost resulting from amounts paid to the Named Executive Officers as shown in this table is recognized by the Management Company, which is a taxable REIT subsidiary.

(2)	The position shown represents the individual’s position with the Company and the Management Company.

(3)

For 2020, reflects the impacts of temporary executive base salary reductions in effect from April 1, 2020 through September 1, 2020, prior to commencing salary payments under what became the Amended and Restated Executive Employment Agreements with each NEO in connection with the Company’s financial reorganization and subsequent Chapter 11 Cases.  For additional information, refer to the discussion under “Amended and Restated Executive Employment Agreements Entered Into in Connection With Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above.  Each of the Named Executive Officers also elected to contribute a portion of his or her salary to the CBL & Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”) during 2019, 2020 and 2021.

(4)

For 2021, represents the qualitative component of each Named Executive Officer’s cash bonus paid under the 2021 Annual Incentive Plan for Named Executive Officers (as described above in the “Compensation Discussion and Analysis” section).  For 2020, represents KERP Retention Bonus amounts paid to each NEO effective October 29, 2020, subject to clawback if the executive voluntarily resigns or is terminated for Cause (as defined in his or her Retention Bonus Agreement) on or before September 27, 2021. For additional information, refer to the discussion under “Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above. For 2019, represents the qualitative component of each Named Executive Officer’s cash bonus paid under the 2019 NEO Annual Incentive Plan.

(5)

We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.  For the Emergence restricted stock awards granted pursuant to the MIP in 2021 (which vest over four years as discussed in the Compensation Discussion and Analysis section above), as well as the time-vested restricted Common Stock component of awards under the Company’s LTIP for NEOs in 2020 and 2019, such value is calculated based on the NYSE market price for shares of our Common Stock subject to the award on the grant date for the award.  For PSUs awarded under the Company’s to NEOs under the Company’s LTIP in 2020 and 2019, while all of such PSUs remained unearned and ultimately expired or were cancelled pursuant to the Plan, the fair value was estimated on the date of grant using a Monte Carlo Simulation model.  Such valuation consisted of computing the fair value using the Company’s simulated stock price as well as TSR over the performance period (i) from January 1, 2019 through December 31, 2021, for awards made in 2019 and (ii) from January 1, 2020 through December 31, 2022, for awards made in 2020.  For the PSUs granted on February 11, 2019, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2019 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2019 were set to vest based on the absolute cumulative CBL TSR metric) of $2.40 per PSU for each Named Executive Officer.  For the PSUs granted on February 10, 2020, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2020 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2020 were set to vest based on the absolute cumulative CBL TSR metric) of $0.84 per PSU for each Named Executive Officer.  Generally, the aggregate grant date fair value represents the amount that the Company expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each Named Executive Officer.  For additional information, refer to Note 18 – Share-Based Compensation in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, that accompanies this Proxy Statement.

(6)

For 2021 and 2019, amounts shown include annual incentive compensation to the Named Executive Officers pursuant to the Corporate Goals portion of the 2021 Annual Incentive Plan award and the quantitative bonus portion of the 2019 Annual Incentive Plan award.  For 2020, none of the NEOs received such bonus payments due to the cancellation of the 2020 AIP in connection with implementing the KERP.

(7)

For 2021, amounts shown include matching contributions by the Management Company under the 401(k) Plan for each of the Named Executive Officers. Also includes $6,319 for each of Stephen D. Lebovitz and Michael I. Lebovitz, representing the value of an incremental portion of each of their health insurance premiums that were paid by the Management Company, rather than by each such officer, pursuant to an arrangement put in place in a prior year that effectively grandfathered the total cost of health insurance premiums for a broad group of both officer and non-officer employees.  For Stephen D. Lebovitz, also includes $293,582 reflecting the incremental cost to the Company of his personal use (including use by family members accompanying the executive) of a private aircraft owned by the Management Company for certain travel including, but not limited to, travel to and from Company offices, where the trip is primarily for a business purpose that benefits the Company and such usage may be deemed a “perquisite” under current SEC rules.  For the Management Company owned aircraft, the incremental cost is determined by estimating the variable portion of the Company’s per hour cost of owning, operating and maintaining such aircraft (including those items listed above for the chartered aircraft), less any portion reimbursed by the executives.  Since the Management Company owned aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.  Depending on availability, family members of executive officers also are permitted to ride along on the corporate aircraft when it is already going to a specific destination for a business purpose.  We consider this use to have no incremental cost to the Company, since the business flight would have occurred regardless of the additional passengers.

2021 Grants of Plan-Based Awards

Name of Executive	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
Stephen D. Lebovitz	5/13/2021	333,550	667,100	1,000,650	—	—
	12/15/2021	—	—	—	300,000	8,271,000
Farzana Khaleel	5/13/2021	93,900	187,800	281,700	—	—
	12/15/2021	—	—	—	60,000	1,654,200
Michael I. Lebovitz	5/13/2021	93,900	187,800	281,700	—	—
	12/15/2021	—	—	—	50,000	1,378,500
Katie A. Reinsmidt	5/13/2021	90,000	180,000	270,000	—	—
	12/15/2021	—	—	—	50,000	1,378,500
Jeffery V. Curry	5/13/2021	60,300	120,600	180,900	—	—
	12/15/2021	—	—	—	50,000	1,378,500

(1)

These columns represent the potential value of the payout for each Named Executive Officer if the Threshold, Target or Maximum (Stretch) goals were satisfied under the Corporate Goal Measures components of the 2021 Annual Incentive Plan, as described above in the “Compensation Discussion and Analysis” section.  The amounts actually earned by each NEO with respect to 2021 performance under the AIP are reported in the Bonus (for the Qualitative Measures component) and Non-Equity Incentive Plan Compensation (for the Corporate Goal Measures component) columns in the 2021 Summary Compensation Table above.

(2)

Represents the number of shares of restricted stock awarded to each such officer pursuant to the Emergence Restricted Stock Awards in under the 2021 Equity Incentive Plan in December 2021, as described above in the “Compensation Discussion and Analysis” section.  Such awards have the additional terms and conditions described in the narrative presented below.

(3)

Represents the grant date fair value of the February 2020 time-vested stock awards, granted based on 2019 performance as described above, calculated as described in footnote (5) to the Summary Compensation Table above.

Additional Information Concerning Executive Compensation

The following discussion presents additional information relevant to the compensation reported above for each of the Named Executive Officers in the Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table.

Amended and Restated Executive Employment Agreements

The material terms of the Amended and Restated Executive Employment Agreements, which were approved by the Company’s then-current Compensation Committee following extensive consultation and review by Ferguson and the Company’s legal advisors as described above in the “Compensation Discussion and Analysis” section, may be summarized as follows:

Term:	Initial term runs from August 18, 2020 through April 1, 2024, with automatic renewals for successive 1-year terms if not terminated (including any such renewals, the “Term”).
Base Salary:

Initially equivalent to originally approved 2020 base salaries, with future increases or decreases at discretion of the Compensation Committee (provided that base salary shall not be decreased by more than 5% during the Term).

Annual Bonus:

Executives to be provided with annual bonus opportunities, structured as determined by the Compensation Committee, for 2021 and future years after their 2020 bonuses were determined pursuant to the Key Employee Retention Plan (KERP) as described in our proxy statement for the Company’s 2021 Annual Meeting.

Other Incentives:

Participation and amounts applicable to future equity incentives under the 2021 Equity Incentive Plan to be as determined by the Company’s new (now current) Compensation Committee following emergence from the Chapter 11 process.

Insurance/Benefits:

Continuation of health insurance benefits for 18 months following termination (24 months for CEO), subject to longer continuation, if applicable, under the terms of the Company’s Tier I, Tier II and Tier III Legacy Retiree Programs as described herein under “Additional Compensation Policies and Practices – Retiree Insurance Programs,” subject to the executive not having been terminated for Cause (as described below).

Severance:

If employment is terminated either (A) by the Company without Cause or (B) by the executive for Good Reason (each as defined in the Agreement and described below) following a Change in Control (as defined in the 2021 Equity Incentive Plan), severance is twice (2x) the sum of (i) then-current annual base salary plus (ii) the executive’s Retention Bonus that was paid pursuant to Key Employee Retention Plan (KERP) as described in our proxy statement for the Company’s 2021 Annual Meeting.

Death/Disability:

If employment is terminated due to death or disability (other than for the CEO), severance is twice (2x) then-current annual base salary. In the case of CEO Stephen D. Lebovitz, such severance would equal 1x then-current annual base salary plus the amount of his Retention Bonus paid pursuant to the KERP ($953,000).

Non-Solicitation/ Non-Compete:	Non-Competition Period is six months following termination, while Non-Solicitation Period is one year following termination.

For purposes of the provisions described above:

“Cause” means

(i)	any act of fraud or willful malfeasance committed by the executive;
(ii)

the executive’s engaging in conduct which is injurious to the Company or any of its affiliates, monetarily or otherwise (subject to a 30-day cure period after written notice from the Board or the Compensation Committee, if such conduct is capable of being cured to the reasonable satisfaction of the Board or the Compensation Committee, as applicable);

(iii)

the executive’s failure to perform the executive’s material duties under the Agreement, or the executive’s material breach of the Agreement (subject to a 30-day cure period after written notice from the Board or the Compensation Committee, if such conduct is capable of being cured to the reasonable satisfaction of the Board or the Compensation Committee, as applicable);
(iv)

the executive’s conviction of, or pleading guilty or no contest to, a felony, or a conviction of, or a plea of guilty or no contest to, any criminal offence involving fraud, willful malfeasance, embezzlement, extortion, bribery, misappropriation or moral turpitude; or

(v)

the executive’s (A) material violation of the Company’s policies and procedures including, but not limited to, (I) the Company’s policies prohibiting conduct that constitutes sexual misconduct, harassment (including sexual harassment), discrimination or retaliation and (II) the Code of Business Conduct; and (B) engagement in any conduct or cover-up of such conduct that is in violation of any of the Company’s policies and procedures (including but not limited to policies listed in (I) and (II) above) that could cause or has caused damage to the reputation or business of the Company or any of its affiliates or their respective employees (subject to a 30-day cure period after written notice from the Board or the Compensation Committee, if such conduct (other than criminal conduct described in clause (iv) above) is capable of being cured to the reasonable satisfaction of the Board or the Compensation Committee, as applicable).

“Good Reason” means:

(i)

a material diminution in the executive’s duties and responsibilities; provided, however, that the executive shall not have Good Reason to terminate employment pursuant to this clause if such change in duties and responsibilities results solely from the Company’s ceasing to be a publicly-traded company;

(ii)	a reduction in the executive’s Base Salary, other than a reduction not in excess of five percent (5%) as provided in the Agreement; or
(iii)

the relocation of the geographic location of the executive’s principal place of employment to a location more than fifty (50) miles from the executive’s principal place of employment as of the date of the Agreement; (subject to a 30-day cure period following executive’s written notice to the Company of the existence of such condition or conditions, and a requirement that, if any such condition is not remedied within the cure period, executive must terminate his or her employment immediately following the end of the cure period).

Annual Bonus Arrangements for Named Executive Officers

The terms of both the quantitative and qualitative components of the bonus arrangements for the Named Executive Officers under the 2021 Annual Incentive Plan are described above in the “Compensation Discussion and Analysis” section.

Terms of Emergence Restricted Stock Awards

The material terms of the Emergence restricted stock awards granted to the Named Executive Officers under the 2021 Equity Incentive Plan, as described above in the “Compensation Discussion and Analysis” section, may be summarized as follows:

•	The shares vest over a four (4) year period, with restrictions expiring on 25% of the shares subject to each award annually beginning on the first anniversary of the date of grant.
•

The grantee generally has all of the rights of a stockholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of common stock and the right to vote such shares on any matter on which holders of the Company’s common stock are entitled to vote.

•	The shares generally are not transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).
•

If the grantee’s employment terminates during the restricted period for any reason other than (i) termination by the Company without “cause” (as defined in the award), (ii) death or disability (as defined in the award) or (iii) termination by the Company upon a Change in Control (as defined in the 2021 Equity Incentive Plan), the award agreements provide that any non-vested portion of the restricted stock award will be immediately forfeited by the grantee.

•

If employment terminates during the restricted period due to a termination by the Company without “cause” (as defined in the award), fifty percent (50%) of any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the grantee, and the balance of such shares will immediately be forfeited.

•

If employment terminates during the restricted period due to death or disability (as defined in the award), or due to termination by the Company upon a Change in Control (as defined in the 2021 Equity Incentive Plan), the award agreements provide that any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the grantee or his or her estate, as applicable.

For purposes of the provisions described above:

“Cause” as defined in the restricted stock awards has the same meaning as described above for purposes of the Amended and Restated Executive Employment Agreements.

“Disability” means the employee’s complete and permanent disability as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time.

“Change in Control” as defined in the 2021 Equity Incentive Plan means the first to occur of any of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) (a “Person”) of beneficial ownership (within the meaning of SEC Rule 13d‑3) of 30% or of either (A) the Company’s then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being converted was acquired directly from the Company, (II) any acquisition by the Company and/or members of our management, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a corporation controlled by the Company or (IV) any acquisition by a Person pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) of this definition or (V) any acquisition by a Person who as of the Effective Date has beneficial ownership of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities (each, an “Excluded Holder”); or

(ii)

A change in composition of the Board (other than changes in the composition of the Board that occur within three (3) months following the Effective Date), such that the individuals who, as of the Effective Date or as of the first day of the fourth month following the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (e.g., an election of directors involving a proxy solicitation subject to SEC Rule 14a-12(c)) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

(iii)

The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination:

(A)

all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, other than as a result of an increase in ownership of Outstanding Common Stock and Outstanding Voting Securities by an Excluded Holder;

(B)

no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company, any Excluded Holder or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and

(C)	individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or
(iv)	a complete liquidation or dissolution of the Company.

The 2021 Equity Incentive Plan also provides that, notwithstanding the foregoing, for purposes of an award that provides for a deferral of compensation under Section 409A of the Code, to the extent the impact of a Change in Control on such award would subject a plan participant to additional taxes under Section 409A of the Code, a Change in Control described in subsection (i), (ii), (iii) or (iv) above with respect to such award must also constitute a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code, as applied to the Company.

Terms of Performance Stock Unit Grants to the Named Executive Officers Under the MIP

The terms of the PSUs granted to the Named Executive Officers in February 2022 pursuant to the MIP approved in connection with the Company’s emergence from Chapter 11 reorganization under the 2021 Equity Incentive Plan are detailed above in the “Compensation Discussion and Analysis” section.

Risks Arising From Design of Compensation Programs

Both senior management and the Compensation Committee believe that the design of the Company’s compensation programs, including our executive compensation program, does not encourage our executives or employees to take unnecessary and excessive risks, and that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.  Factors supporting these conclusions include, among others, the following:

•

Both annual performance bonuses and grants of equity awards under our 2021 Equity Incentive Plan are not automatic, but are granted in the discretion of senior management and the Compensation Committee and are subject to downward adjustment as the Compensation Committee or management may deem appropriate.

•

As noted above, approval by our Board of Directors (or a committee thereof) is required for significant transactions that entail the expenditure of funds or incurrence of debt or liability in amounts in excess of certain threshold dollar amounts, thereby limiting the risks to which employees, or even senior management, may expose the Company without higher-level Board review.  Company policy also provides similar checks against the creation of risk by compensation-based incentives at the operational level – such as a procedure that employees who are compensated based in part on leasing results may have the authority to negotiate new and renewal lease terms, but the authority to approve and execute the leases rests with a higher level of management whose compensation is not subject to the same incentives.

•

Due to the scope of their authority, risk-related decisions concerning the Company’s business are primarily under the control of our executive officers.  As discussed above, we maintain stock ownership guidelines for all executive officers – supported by the features of our compensation programs that encourage our executives to achieve and maintain a significant proprietary interest in the Company.  These guidelines tend to align our senior executives’ long-

term interests with those of our shareholders and serve as a disincentive to behavior that is focused only on the short-term and risks material harm to the Company.

Additionally, as discussed on page 47 above in the Compensation Discussion and Analysis, effective March 24, 2015 in conjunction with the implementation of new annual and long-term incentive programs for the Company’s Named Executive Officers, the Company’s Board of Directors and Compensation Committee implemented a compensation clawback policy applicable to the Company’s Named Executive Officers as described therein.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer (our “CEO”) to the median of the annual total compensation of our other employees.

For 2021, our last completed fiscal year:

•	the annual total compensation for our median employee was $86,404; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $10,359,985.

Based on this information, for 2021 the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 120 to 1.

To identify the median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.	We identified the median employee using our employee population as of December 31, 2021, which consisted of approximately 450 individuals, all located in the United States.

2.

To identify the “median employee” from our employee population, we examined the amount of total compensation (annual salary/wages as of December 31, 2021, plus bonus compensation in 2021) of each employee (other than the CEO) as reflected in payroll records.  Salaries/wages were annualized for all permanent employees who were employees for less than the full year. We did not make any cost-of-living adjustments in identifying the “median employee”.

3.	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

4.

Once we identified our median employee, we calculated annual total compensation for this employee of $86,404 using the same methodology we use for our CEO in the Summary Compensation Table as set forth in this Proxy Statement.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.  The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2021 Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stephen D. Lebovitz	300,000 (2)	9,360,000
Farzana Khaleel	60,000 (3)	1,872,000
Michael I. Lebovitz	50,000 (4)	1,560,000
Katie A. Reinsmidt	50,000 (4)	1,560,000
Jeffery V. Curry	50,000 (4)	1,560,000

(1)

These shares were issued as part of the Company’s Emergence Restricted Stock Awards to officers and other key employees under the 2021 Equity Incentive Plan, as described above in the “Compensation Discussion and Analysis” section.  Shares issued pursuant to these awards vest in 25% increments on each of the first through fourth anniversaries of their date of grant.  Market value shown for all unvested shares of restricted stock is calculated based on the closing price for the Company’s Common Stock on the NYSE on the last trading day of fiscal year 2021 (December 31) of $31.20 per share.

(2)	Such shares are scheduled to vest as follows: 75,000 shares will vest on December 15 in each of the years 2022, 2023, 2024 and 2025.

(3)	Such shares are scheduled to vest as follows: 15,000 shares will vest on December 15 in each of the years 2022, 2023, 2024 and 2025.

(4)	Such shares are scheduled to vest as follows: 12,500 shares will vest on December 15 in each of the years 2022, 2023, 2024 and 2025.

2021 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stephen D. Lebovitz	510,680	76,929
Farzana Khaleel	162,225	24,432
Michael I. Lebovitz	162,225	24,432
Katie A. Reinsmidt	20,185	3,070
Jeffery V. Curry	169,709	26,002

(1)

Represents shares of the Company’s Old Common Stock which were received by each Named Executive Officer pursuant to time-vested restricted stock awards granted under the Company’s prior 2012 Stock Incentive Plan which vested during fiscal 2021, including the following number of shares held by each NEO which were automatically vested on the Effective Date, immediately prior to their conversion to shares of new Common Stock, pursuant to the terms of the Plan: Stephen D. Lebovitz – 351,560 shares; Farzana Khaleel – 111,607 shares; Michael I. Lebovitz – 111,607 shares; Katie A. Reinsmidt – 14,290 shares; Jeffery V. Curry – 122,423 shares.

Pursuant to the terms of the Plan (as described above in the section titled “Impact of Our Voluntary Reorganization Under Chapter 11”), all shares of Old Common Stock, including the shares noted in the above table, were cancelled.  For completeness, the following table sets forth the total number of shares of new Common Stock that were issued to each of the NEOs on the Effective Date with respect to the aggregate number of shares of Old Common Stock acquired upon vesting of previous restricted stock awards as shown in the above table:

Shares of New Common Stock Received in Exchange for Shares of Old Common Stock that Vested During 2021 Pursuant to the Terms of the Plan
Name	Number of Shares of Old Common Stock Acquired on Vesting	Number of Shares of New Common Stock Received Under the Plan
Stephen D. Lebovitz	510,680	2,787
Farzana Khaleel	162,225	885
Michael I. Lebovitz	162,225	885
Katie A. Reinsmidt	20,185	110
Jeffery V. Curry	169,709	926

(2)

Amounts shown are based on the closing market price for the Company’s Common Stock on the NYSE on the respective dates when each installment vested (or on the immediately preceding trading day, if such date was not a business day).  As each installment vests, the officer may choose either (A) to sell all (or some portion) of the underlying shares immediately following the vesting date or (B) to hold all (or some portion) of the underlying shares indefinitely or for sale at a later date.  Accordingly, such amounts do not correspond to the actual value that will be realized by each Named Executive Officer.

Potential Payments Upon Termination or Change in Control

The Company’s current agreements with its Named Executive Officers involving employment, severance or change in control provisions that could have resulted in additional compensation as of December 31, 2021 include the following, each as further described below:

•	the non-solicitation and non-competition arrangements included in the Amended and Restated Executive Employment Agreements,

•	the severance and continuation of insurance benefits provided under the Amended and Restated Executive Employment Agreements;

•

the automatic vesting of any unvested shares subject to restricted stock awards if the Company terminates the recipient’s employment during the restricted period without “cause” as defined in the award (50% vesting), or upon the occurrence of the recipient’s death, disability or a Change in Control as defined in the 2021 Equity Incentive Plan (100% vesting); and

•	the Tier I Legacy Retiree Program described below.

Apart from the terms of these arrangements, the Named Executive Officers will not receive compensation in connection with any termination of employment due to a change in control of the Company, death, disability, retirement or any other reason, except for such benefits as are available generally to all employees under the Company’s 401(k) Plan, insurance and other benefits programs.

The provisions described in the Compensation Discussion and Analysis section above concerning a pro-rated payout of PSU awards under the MIP would not have resulted in any additional compensation to a NEO whose employment with the Company terminated for any reason on or before December 31, 2021, since the Performance Stock Unit awards under the MIP were not initially granted until February 2022, and the initial Annual Performance Period under the PSUs runs through December 31, 2022.  Additionally, as of December 31, 2021, the end of the Company’s most recently completed fiscal year, the Named Executive Officers who are not eligible for the Tier I Legacy Retiree Program also did not meet the age and service requirements for continuation of medical benefits under the Company’s Tier II Legacy Retiree Program, which is generally available to all employees who retire at age 60, but less than age 65, and have been employed by the Company and/or its affiliates or predecessors for a total of 20 or more (but less than 30) years of service, or the Tier III Post-65 Retiree program, which applies to Company officers at the level of senior vice president and above who retire at age 65 or above with 40 or more years of service to the Company and/or its affiliates or predecessors.

Payments Under Amended and Restated Executive Employment Agreements

As discussed above in the Compensation Discussion and Analysis section under the heading “Amended and Restated Executive Employment Agreements,” potential severance payments and continuation of insurance benefits to the NEOs in the event of a termination or a change in control of the Company may be summarized as follows:

Continuation of Insurance/Benefits:

Continuation of health insurance benefits for 18 months following termination
(24 months for CEO), subject to longer continuation, if applicable, under the terms of the Company’s Tier I, Tier II and Tier III Legacy Retiree Programs, subject to the executive not having been terminated for Cause.

Severance Upon Termination Without Cause or in Connection With a Change in Control:

If employment is terminated either (A) by the Company without Cause or (B) by the NEO for Good Reason following a Change in Control, each NEO will receive severance equal to twice (2x) the sum of (i) then-current annual base salary plus (ii) the amount of such NEO’s Retention Bonus paid pursuant to the Key Employee Retention Plan (KERP) as described in our proxy statement for the Company’s 2021 Annual Meeting.

Death/Disability:

If employment is terminated due to death or disability (other than for the CEO), severance is twice (2x) then-current annual base salary. In the case of CEO Stephen D. Lebovitz, such severance would equal 1x then-current annual base salary plus the amount of his Retention Bonus paid pursuant to the KERP ($953,000).

Non-Solicitation/ Non-Compete:

Each NEO has agreed not to (i) engage in any competing solicitation of employees, customers, clients or suppliers of the Company for a period of one (1) year following termination or (ii) otherwise, directly or indirectly, engage in business in competition with the Company for a period of six (6) months following termination.

For purposes of the above-described provisions, the terms “Cause” and “Good Reason” have the definitions described above under the heading “Additional Information Concerning Executive Compensation – Amended and Restated Executive Employment Agreements.”  “Disability” is defined to mean the NEO’s complete and permanent disability as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time consistent with applicable law.  For purposes of calculating the severance payments described above, the amounts of the Retention Bonuses payable to each of the NEOs under the terms of KERP were as follows:

Named Executive Officer	Amount of Retention Bonus Previously Paid Pursuant to the KERP
Stephen D. Lebovitz, Chief Executive Officer	$953,000
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	$313,000
Michael I. Lebovitz, President	$313,000
Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer	$300,000
Jeffery V. Curry, Chief Legal Officer and Secretary	$201,000

Vesting of Restricted Stock Upon Termination Without Cause, Death, Disability or Change in Control

The terms of the Emergence restricted stock awards granted to the NEOs under the 2021 Equity Incentive Plan pursuant to the MIP provide that:

•

if the NEO’s employment terminates during the restricted period due to a termination by the Company without “Cause,” fifty percent (50%) of any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the NEO, and the balance of such shares will immediately be forfeited; and

•

if the NEO’s employment terminates during the restricted period due to death or disability (as defined in the award), or due to termination by the Company upon a Change in Control (as defined in the 2021 Equity Incentive Plan), any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the NEO or his or her estate, as applicable.

For purposes of these provisions:

“Cause” has the same meaning as described above for purposes of the Amended and Restated Executive Employment Agreements under the heading “Additional Information Concerning Executive Compensation – Amended and Restated Executive Employment Agreements.”

“Disability” means the employee’s complete and permanent disability as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time.

“Change in Control” has the meaning described above under the heading “Additional Information Concerning Executive Compensation – Terms of Emergence Restricted Stock Awards.”

Partial Payout of PSUs Under the MIP in the Event of Death, Disability or Termination Without Cause

As described in the Compensation Discussion and Analysis section under the heading “New 2022 Performance Stock Unit Awards,” if a NEO’s employment is terminated prior to the end of one of the four Annual Performance Periods applicable to the PSU awards under the MIP due to death, disability or a termination by the Company without Cause, the NEO would be entitled to receive a pro rata portion of any PUSs earned for the then-current Annual Performance Period (determined by dividing the number of days from January 1 of the applicable Annual Performance Period through the date of such termination by 365), and any remaining PSUs for such Annual Performance Period, and any subsequent Annual Performance Period, would be forfeited.  For purposes of these provisions, the Cause and Disability have the same meanings as referenced above for purposes of determining the vesting of any shares of restricted stock granted to the NEOs under the 2021 Equity Incentive Plan pursuant to the MIP.

However, as noted above, since the Performance Stock Unit awards under the MIP were not initially granted until February 2022, and the initial Annual Performance Period under the PSUs runs through December 31, 2022, these provisions would not have resulted in any additional compensation to a NEO whose employment with the Company terminated for any reason on or before December 31, 2021.

Tier I Legacy Retiree Program

The Company’s Tier I Legacy Retiree Program provides certain benefits concerning the continuation of health insurance coverage to certain employees who meet its requirements.  The “Tier I Retirees” covered by the Tier I Retiree Legacy Program include any Company employee who retires after the program’s effective date and:

•	has been employed by CBL and/or its affiliates or predecessors for a total of 30 or more years prior to their date of retirement;
•	is participating in the CBL group medical insurance plan on the date of their retirement; and
•	is not eligible for health benefit coverage pursuant to any other group insurance plan or Medicare.

Program benefits for each eligible Tier I Retiree (and his or her spouse who is insured by CBL’s health insurance plan on the date of the retirement of the Tier I Retiree) are as follows:

•

for an initial period of 24 months (two years) from the date of the Tier I Retiree’s retirement, the Tier I Retiree and his or her covered spouse will be entitled to continue to participate in the CBL group medical insurance plan at no cost to the Tier I Retiree and/or his or her covered spouse;

•

the Tier I Retiree and his or her covered spouse will be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then-active employees of CBL) following his or her retirement, but with the Tier I Retiree and his or her covered spouse paying the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate) following the expiration of 24 months from the date of the Tier I Retiree’s retirement;

•

any period of time during which a Tier I Retiree (and spouse, if applicable) participate in CBL’s group medical insurance plan as a Tier I Retiree (or spouse) after the participant’s retirement counting towards the maximum coverage period for COBRA continuation will count towards the maximum coverage period for COBRA continuation; and

•

upon reaching the age of Medicare eligibility or becoming eligible for other group medical coverage, the Tier I Legacy Retiree (and spouse if applicable), would cease to be eligible for the CBL group medical insurance plan.

Any tax obligations imposed on a Tier I Retiree as a result of the benefit under this program will be the sole responsibility of such retiree (and his or her spouse, if applicable).  The Company may elect to discontinue the Tier I Legacy Retiree benefit on a prospective basis on each annual renewal of the Company’s overall group health insurance plan.

Currently, should they retire from the Company, both Stephen D. Lebovitz and Michael I. Lebovitz would meet the criteria to be covered under the Tier I Legacy Retiree Program.  The projected benefit to any covered Tier I Retiree under that program will depend on the then-current costs of participation in CBL’s group medical insurance plan on the date of his or her retirement from CBL.

Potential Payments Upon Termination or Change in Control for Named Executive Officers

Based on the foregoing, the table below summarizes the following potential payments to each Named Executive Officer pursuant to the Amended and Restated Executive Employment Agreements as described above, assuming in each case that the applicable triggering event occurred as of December 31, 2021:

•	the estimated value of the continuation of health insurance benefits for 18 months (24 months for the CEO) in the event of any termination of employment;
•	the value of cash severance payable in the event of a termination of the NEO’s employment (A) by the Company without Cause or (B) by the NEO for Good Reason upon a Change in Control; and
•	the value of cash severance payable in the event of a termination of the NEO’s employment due to death or disability.

Named Executive Officer	Termination of Employment Without Cause, or by NEO for Good Reason Upon a Change in Control Under Executive Employment Agreements		Termination of Employment Due to Retirement Under Executive Employment Agreements		Termination of Employment Due to Death/Disability Under Executive Employment Agreements
	Value of Continuation of Health Insurance Benefits ($)(1)	Value of Cash Severance Payable ($)	Value of Continuation of Health Insurance Benefits ($)(1)	Value of Cash Severance Payable ($)	Value of Continuation of Health Insurance Benefits ($)(1)	Value of Cash Severance Payable ($)
Stephen D. Lebovitz	46,861	3,250,630	46,861	—	46,861	1,625,315
Farzana Khaleel	12,119	1,641,130	12,119	—	12,119	1,015,130
Michael I. Lebovitz	35,146	1,435,946	35,146	—	35,146	809,946
Katie A. Reinsmidt	25,448	1,200,000	25,448	—	25,448	600,000
Jeffery V. Curry	25,448	1,191,210	25,448	—	25,448	789,210

(1)

Under the terms of the Executive Employment Agreements, the 18-month continuation of health insurance benefits for 18 months (24 months in the case of CEO Stephen D. Lebovitz) is subject to the NEO not having been terminated for Cause. Estimated values are based on current premiums payable under CBL’s group medical insurance plan as of December 31, 2021.

The table below summarizes the following additional potential payments to each Named Executive Officer, assuming in each case that the applicable triggering event occurred as of December 31, 2021:

•

the value (based on the Company’s stock price) of the shares of restricted stock that would vest in the event of (i) termination by the Company upon a Change in Control of the Company or (ii) termination of employment without Cause, or in the event of the NEO’s death or disability, pursuant to the terms of the Emergence restricted stock awards granted to the NEOs under the 2021 Equity Incentive Plan pursuant to the MIP, in each case assuming that such event occurred as of December 31, 2021 (and using the NYSE closing price of $31.20 per share on December 31, 2021, the last trading day of the year); and

•	the estimated value of any applicable benefits under the Tier I Legacy Retiree Program.

Named Executive Officer	Termination by the Company Upon a Change in Control (1)	Termination Without Cause (1)	Termination Due to Retirement		Termination Due to Death/Disability
	Vesting of Restricted Stock Awards ($)(2)	Vesting of Restricted Stock Awards ($)(2)	Value of Tier I Retiree Benefits ($)(3)	Vesting of Restricted Stock Awards ($)(2)	Value of Tier I Retiree Benefits ($)(3)(4)	Vesting of Restricted Stock Awards ($)(2)
Stephen D. Lebovitz	9,360,000	4,680,000	—	—	—	9,360,000
Farzana Khaleel	1,872,000	936,000	—	—	—	1,872,000
Michael I. Lebovitz	1,560,000	780,000	8,483	—	8,483	1,560,000
Katie A. Reinsmidt	1,560,000	780,000	—	—	—	1,560,000
Jeffery V. Curry	1,560,000	780,000	—	—	—	1,560,000

(1)

The Tier I Legacy Retiree Program does not provide for any benefits upon the occurrence of a Change in Control, or a termination of the NEO’s employment without Cause, in the absence of an eligible employee retiring and otherwise satisfying its requirements (as described above).  Accordingly, for purposes of the foregoing table, the only consequences of either of these events would be the immediate vesting of the applicable number of shares of restricted stock each NEO would retain pursuant to the Emergence restricted stock awards granted under the MIP, as shown in note (2) below.

(2)

This value is calculated based on number of unvested shares of restricted stock each Named Executive Officer would retain in the event his or her employment were terminated during the restricted period (i) without Cause (50% vesting) or (ii) upon the occurrence of the recipient’s death, disability or termination by the Company upon a Change in Control as defined in the 2021 Equity Incentive Plan (100% vesting), had such contingency occurred on December 31, 2021, as follows:

Named Executive Officer	Number of Shares of Restricted Stock Retained Upon Termination Without Cause	Number of Shares of Restricted Stock Retained Upon Death/Disability or Termination by the Company Upon a Change in Control
Stephen D. Lebovitz	150,000	300,000
Farzana Khaleel	30,000	60,000
Michael I. Lebovitz	25,000	50,000
Katie A. Reinsmidt	25,000	50,000
Jeffery V. Curry	25,000	50,000

In the event of a NEO’s retirement prior to the vesting of any shares subject to the Emergence restricted stock awards granted under the MIP, all such unvested shares would be forfeited.

(3)

Represents the estimated value of the continuation of health insurance benefits under the Tier I Legacy Retiree Program, if applicable, following the expiration of any applicable continuation of health insurance benefits for 18 months (24 months for the CEO) in the event of any termination pursuant to the Amended and Restated Executive Employment Agreements as described above. Estimated based on current premiums payable under CBL’s group medical insurance plan as of December 31, 2021.  For Stephen D. Lebovitz, while he is currently eligible for the Tier I Legacy Retiree Program, he would have received no incremental benefit under that program if he retired on December 31, 2021, because the 24-month period of continued health insurance coverage he would have received under the Amended and Restated Executive Employment Agreements discussed above would have fully superseded and replaced his Tier I Legacy Retiree Program benefit.  For Michael I Lebovitz, the amount shown represents the value of the additional 6 months of continued of health insurance coverage he would receive for himself and his spouse under the Tier I Legacy Retiree Program, following the expiration of the 18-month continuation of his current family health insurance coverage that he would have received under the terms of the Amended and Restated Employment Agreements discussed above, if he had retired as of December 31, 2021.  Currently, NEOs Farzana Khaleel, Katie A. Reinsmidt and Jeffery V. Curry are not eligible for benefits under the Tier I Legacy Retiree Program.

(4)

Retirement due to disability by any Named Executive Officer who otherwise satisfies the requirements of the Tier I Legacy Retiree Program would result in the same benefits as retirement for any other reason; however, there would be no benefits under such program in the event of the death of a Named Executive Officer.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of each Non‑Employee Director for the Company’s fiscal year ended December 31, 2021, including both (i) the group of Non-Employee Directors who served on the Board from January 1, 2021 through the Effective Date and (ii) current Chairman of the Board Jonathan Heller, who joined the Board effective October 15, 2021 and the other current Non-Employee Directors who replaced all of the incumbent Non-Employee Directors (other than Mr. Heller) from and after the Effective Date pursuant to the terms of the Plan.  Directors who are employees of the Company do not receive any separate compensation for service in their capacity as a director.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Pre-Emergence Directors:
A. Larry Chapman	186,667	—	186,667
Matthew S. Dominski	207,500	—	207,500
John D. Griffith	178,333	—	178,333
Richard J. Lieb	178,333	—	178,333
Kathleen M. Nelson	182,500	—	182,500
Carolyn B. Tiffany	182,500	—	182,500
Scott D. Vogel	315,000	—	315,000
Post-Emergence Directors:
Jonathan M. Heller	19,167	229,768	248,935
Marjorie L. Bowen	16,667	229,768	246,435
David J. Contis	20,000	229,768	249,768
David M. Fields	16,667	229,768	246,435
Robert G. Gifford	19,167	229,768	248,935
Kaj Vazales (3)	15,833	—	15,833

(1)

This column reports the aggregate amount of all cash compensation earned by each Non-Employee Director during 2021 for Board and committee service, determined as described below under “Additional Information Concerning Director Compensation,” and under the further subheadings (i) “Post-Emergence Director Compensation” for the Post-Emergence Directors listed above and (ii) “Pre-Emergence Director Compensation” for the Pre-Emergence Directors listed above other than Scott D. Vogel, who was compensated as described below under the subheading “Cash Compensation Arrangements for Director Scott D. Vogel.”  In connection with his initial appointment to the Board, Director Jonathan M. Heller agreed with the Company’s Board of Directors that he would not receive any compensation for his Board service during the period from the effective date of his appointment through the Effective Date of the Plan.

(2)

This column represents the grant date fair value of Emergence restricted stock awards granted to the Post-Emergence Non-Employee Directors during 2021 under the 2021 Equity Incentive Plan, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.  Effective December 15, 2021, each Post-Emergence Non-Employee Director (other than Mr. Vazales) was granted 8,334 shares of restricted Common Stock under the 2021 Equity Incentive Plan, with a grant date fair value of $27.57 per share based on the average of the high and low price of the Company’s Common Stock as reported on the NYSE on the grant date).  Additional terms of these awards are described below under “Post-Emergence Director Compensation – Non-Employee Director Emergence Award.” For more information, refer to Note 18 – Share-Based Compensation in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, that accompanies this Proxy Statement.  The grant date fair value represents the amount that the Company expects to expense in its financial statements over the vesting schedule for these awards and does not correspond to the actual value that will be realized by each Non-Employee Director.  The aggregate number of outstanding shares of restricted Common Stock held by each Non-Employee Director pursuant to the December 15, 2021 Emergence restricted stock awards as of

December 31, 2021 was as follows: Jonathan M. Heller – 8,334 shares; Marjorie L. Bowen – 8,334 shares; David J. Contis – 8,334 shares; David M. Fields – 8,334 shares; Robert G. Gifford – 8,334 shares; and Kaj Vazales – 0 shares.

(3)

Kaj Vazales is Managing Director and Co-Head of North America for Oaktree’s Global Opportunities strategy.  The Non-Employee Director fees payable to Mr. Kazales for his service on our Board are paid to OCM FIE, LLC, an affiliate of Oaktree, and Mr. Vazales does not participate in any equity awards made to Non-Employee Directors.  In lieu of a restricted stock grant related to the Non-Employee Director Emergence Award discussed below, Mr. Vazales was granted deferred cash compensation of $229,768 which will be earned only if he remains a director until January 1, 2023 and, if earned will be paid to OCM FIE, LLC.

Additional Information Concerning Director Compensation

Both the Company’s senior management and the Compensation Committee intend for the compensation of the Company’s Non-Employee Directors to be competitive and reasonable in relation to the directors’ responsibilities for supervising the overall management and policies of the Company, and in relation to the compensation of Non-Employee Directors at the same group of peer companies reviewed by the Compensation Committee in setting base salaries for the Named Executive Officers (taking into account differences in size and scope of operations between the Company and certain of its peers).

On the Emergence Date, upon recommendation by the Compensation Committee, the Board of Directors approved Non-Employee Director Compensation (as further summarized below) that resumed the Company’s historical compensation program composition of (i) annual cash retainers and (ii) an annual grant of restricted stock.  The Non-Employee Director compensation was determined to remain in-line with market in relation to Non-Employee director compensation for the Asset-Based Peer Group and Size-Based Peer Group outlined under “Summary of the KERP” in the Compensation Discussion and Analysis section of the Company’s 2021 Annual Meeting Proxy Statement.

The number of shares included in the initial grant of restricted stock pursuant to the Non-Employee Director Emergence Awards, as further described below, was derived using a value of $125,000 divided by an estimated Emergence stock price of $15.00 per share (determined using the midpoint of the Reorganized Debtor Valuation Analysis as filed on Form 8-K on May 25, 2021, and the number of shares of the Company’s new Common Stock to be issued on the Emergence Date pursuant to the terms of the Plan).  The amount reported in the Director Compensation Table was calculated in accordance with Financial Accounting Standards Board ASC Topic 718 and based on a grant date fair value of $27.57 per share using the average of the high and low price of the Company’s Common Stock as reported on the NYSE on the grant date).

Post-Emergence Director Compensation

Effective as of November 1, 2021, in conjunction with the Effective Date of the Plan, the Company’s new post-Emergence Board of Directors approved the following framework for the Company’s Non-Employee Director Compensation going forward:

Non-Employee Director Fees Paid in Cash

Description	Non-Employee Director Fees
Annual Fee for each Non-Employee Director	$65,000
Annual Committee Member Fee (Audit, Compensation Committee; Nominating/Corporate Governance Committee)	$15,000
Annual Committee Chairman/Chairperson Fee (Audit, Compensation Committee; Nominating/Corporate Governance Committee)	$20,000
Annual Fee – Lead Independent Director	$25,000
Annual Fee – Non-Employee Chairman of the Board	$50,000

Each Non-Employee Director also receives reimbursement of expenses incurred in attending meetings.

Non-Employee Director Emergence Award

On December 15, 2021, following the Effective Date, each new Non-Employee Director of the Company serving on such date received a grant of 8,334 shares of restricted Common Stock of the Company pursuant to the 2021 Equity Incentive Plan, as amended (the “Emergence Award”) for their partial service in calendar year 2021 and prospective service through calendar year 2022 (the “Emergence Service Period”).  The shares granted under the Emergence Awards will vest on January 1 of the calendar year following the conclusion of the Emergence Service Period.

A Non-Employee Director who ceases to be a member of the Board prior to the conclusion of the Emergence Service Period will forfeit any unvested shares except in the event such Non-Employee Director ceased to be a member of the Board due to such Non-Employee Director’s death or disability or on a Change in Control of the Company (as defined in the 2021 Equity Incentive Plan).

Non-Employee Director Annual Awards

On December 15th of each subsequent year of service (the “Grant Date”), beginning on December 15, 2022, each Non-Employee Director of the Company serving on such Grant Date will receive a grant of shares of restricted Common Stock of the Company pursuant to the 2021 Equity Incentive Plan, as amended (the “Non-Employee Director Annual Award”), having a value of $100,000, for their prospective service in the upcoming calendar year (the “Annual Service Period”).  The number of shares to be granted pursuant to an Non-Employee Director Annual Award will be based on the average of the high and low trading prices for the Company’s Common Stock on the Grant Date but if the Grant Date shall not be a date upon which the shares trade, then the number of shares will be based on the average of the high and low trading prices for the Company’s Common Stock on the last preceding trading date prior to the Grant Date.  The shares granted under the Non-Employee Director Annual Award will vest on January 1 of the calendar year following the conclusion of the Annual Service Period.

In the case of both the Non-Employee Director Emergence Awards and the Non-Employee Director Annual Awards, a Non-Employee Director who ceases to be a member of the Board prior to the conclusion of the Annual Service Period will forfeit any unvested shares except in the event such Non-Employee Director ceased to be a member of the Board due to such Non-Employee Director’s death or disability or on a Change in Control of the Company (as defined in the 2021 Equity Incentive Plan).  As in the case of the Emergence Restricted Stock Awards to Company officers described above, the Non-Employee director generally will have all of the rights of a stockholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of Common Stock and the right to vote such shares on any matter on which holders of the Company’s Common Stock are entitled to vote, and the shares generally will not be transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).

Role and Compensation for Our Independent Lead Non-Employee Director

As Independent Lead Non-Employee Director, David Contis will have an expanded role assisting the Company in executing our post-Emergence strategy.  The additional services include, but are not limited to, assisting primarily the CEO and also the executive management team in identifying and maximizing redevelopment opportunities, assessing leasing prospects and results, reviewing internal operations including capital expenditures and other property-level expenses, enhancing tools to review key performance indicators, evaluating acquisition and other external growth opportunities,  discussing financings and other capital market activities, providing introductions to individuals and organizations to broaden the Company’s range of contacts and general advice and counsel.

In February 2022, the Compensation Committee approved a special one-time award to Mr. Contis of 50,000 shares of time-vested restricted stock that is intended to cover a multi-year period.  The Compensation Committee deemed it appropriate to compensate Mr. Contis for the significant time, effort and expertise that is above the expectation of typical lead director service and was deemed reasonable based on additional compensation awarded in similar circumstances.  The award vests in equal installments over four years, with the first installment vesting in February 2023, subject to Mr. Contis’ continued service as a Non-Employee Director.  Apart from the vesting schedule, the material terms of this award are the same as those described above for the Non-Employee Director Emergence Awards and Annual Awards.

Pre-Emergence Director Compensation

In December 2020, upon the recommendation of the Compensation Committee in connection with the additional director workload related to the Chapter 11 Cases, the Board of Directors added a Monthly Service Fee to the schedule of fees that had been in effect since January 1, 2017 governing the cash portion of the Company’s compensation arrangements for each Non-Employee Director (other than Scott D. Vogel).  Ferguson completed a related market review and determined that the total compensation for CBL’s Non-Employee Directors following the addition of the new monthly service fee, which went into effect November 1, 2020, remained in-line with Non-Employee director compensation for the Asset-Based Peer Group and Size-Based Peer Group outlined under “Summary of the KERP” in the Compensation Discussion and Analysis section of the Company’s 2021 Annual Meeting Proxy Statement.

Additionally, in December 2020, upon recommendation of the Compensation Committee, the Board of Directors voted to eliminate payment of the annual award of shares of restricted Common Stock pursuant to the Company’s 2012 Stock Incentive Plan, as amended, that otherwise would have continued to be awarded each Non-Employee Director of the Company (other than Scott D. Vogel) at the conclusion of each year having a value of $100,000, beginning with the year ended December 31, 2020.

Non-Employee Director Compensation Fees in effect as of November 1, 2020 were as follows:

Description	Non-Employee Director Fees(1)
Annual Fee for each Non-Employee Director	$40,000
Monthly Service Fee for each Non-Employee Director	$10,000
Annual Audit Committee Member Fee	$20,000
Annual Committee Member Fee (Compensation Committee; Nominating/Corporate Governance Committee; Executive Committee; Capital Allocation Committee) (2)	$15,000
Annual Fee – Audit Committee Chairman (2)	$25,000
Annual Fee – Compensation Committee Chairman (2)	$20,000
Annual Fee – Nominating/Corporate Governance Committee Chairman (2)	$20,000
Annual Fee – Capital Allocation Committee Chairman (2)	$20,000
Annual Fee – Lead Independent Director	$25,000

(1)	All Non-Employee Directors received these fees except for Scott D. Vogel, who was compensated as described under “Cash Compensation Arrangements for Director Scott D. Vogel” below.
(2)

Each Committee Chair received the stated annual fee in lieu of the applicable annual Committee Member fee.  The Capital Allocation Committee was added in November 2019.  Only Non-Employee Director members of the Capital Allocation Committee and the Executive Committee received the fees reflected in table; Company employees receive no additional compensation for Board or Committee service.

Each Non-Employee Director also received reimbursement of expenses incurred in attending meetings.

The restrictions on shares of Common Stock received by the Non-Employee Directors set forth in the 2012 Stock Incentive Plan, as amended, provided that such shares could not be transferred during the Non-Employee Director’s term and, upon a Non-Employee Director ceasing to be a member of the Board, all transfer restrictions concerning such Non-Employee Director Shares were immediately be removed, and such shares thereupon became freely transferrable by the Non-Employee Director or by his or her estate or legal representative, as applicable.

Cash Compensation Arrangements for Director Scott D. Vogel

In connection with the appointment of Scott D. Vogel to the Board of Directors, effective October 7, 2020, the Compensation Committee and the Board of Directors determined that Mr. Vogel would be compensated through cash payments of $35,000 per month made to Vogel Enterprises, LLC, a limited liability company of which Mr. Vogel is the sole member, in lieu of the Company’s standard cash compensation arrangements for Non-Employee Directors.  Mr. Vogel was to receive a minimum of six month’s cash compensation ($210,000), unless he voluntarily resigned from the Company’s Board of Directors prior to April 7, 2021.  It also was determined at that time that Mr. Vogel would not receive any of the equity grants normally provided for Non-Employee Directors pursuant to the terms of the Company’s 2012 Stock Incentive Plan, as amended.

Equity Compensation Plan Information as of December 31, 2021

The following table sets forth information as to the Company’s equity compensation plans as of the end of the Company’s 2021 fiscal year:

Plan Category	(a) Number of securities to be issued upon exercise of the outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	None	N/A	N/A
Equity compensation plans not approved by security holders (1)	None	N/A	2,437,223
TOTAL	None	N/A	2,437,223

(1)

Represents securities available under the 2021 Equity Incentive Plan, which was not required to receive separate shareholder approval because it was approved by the Bankruptcy Court pursuant to the Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Robert G. Gifford (Chairman), David J. Contis, David M. Fields and Kaj Vazales. During 2021 prior to the Effective Date, the Compensation Committee consisted of Matthew S. Dominski (Chairman), A. Larry Chapman, John D. Griffith and Carolyn B. Tiffany. None of such current or former members of the Compensation Committee are or have been officers or employees of the Company or any of its subsidiaries and each member of the Compensation Committee (both current and former) is or was an Independent Director during the time of his or her service.

No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company or its subsidiaries) with which any current or former member of the Compensation Committee, or any other director of the Company, is affiliated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board of Directors of the Company currently is composed of four Independent Directors, Robert G. Gifford (Chairperson), David J. Contis, David M. Fields and Kaj Vazales.  The Compensation Committee operates under an amended and restated written charter adopted by the Board of Directors on May 14, 2013.  A copy of the amended and restated charter is available and can be accessed in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com.  The Company’s Board of Directors has determined that each of the members of the Compensation Committee is “independent” pursuant to the listing standards of the NYSE as currently applicable.

The Compensation Committee has reviewed and discussed with Management of the Company the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K and presented elsewhere in this Proxy Statement.

Based on the Compensation Committee’s review and discussions referred to above, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in the Company’s Proxy Statement for its 2022 Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

COMPENSATION COMMITTEE

Robert G. Gifford (Chairperson)

David J. Contis

David M. Fields

Kaj Vazales

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors of the Company currently is composed of three Independent Directors, Marjorie L. Bowen (Chairperson), David J. Contis and Robert G. Gifford.  The Audit Committee operates under the second amended and restated written charter adopted by the Board of Directors on August 14, 2013.  A copy of the second amended and restated charter is available and can be accessed in the “Investor Relations – Governance – Governance Documents” section of the Company’s website at cblproperties.com.  The Company’s Board of Directors has determined that each of the members of the Audit Committee is “independent” pursuant to the listing standards of the NYSE as currently applicable.

Management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and the Company’s independent auditors.  Management reported to the Audit Committee that the Company’s consolidated financial statements for the Company’s 2021 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with Management and the Company’s independent auditors.  The Audit Committee discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their firm’s independence.  The Audit Committee considered whether the provision of services by the independent auditors (other than audit services) is compatible with maintaining the independent auditors’ independence.

Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors has determined that Marjorie L. Bowen, an Independent Director and Chairman of the Audit Committee, as well as David J. Contis and Robert G. Gifford, all Independent Directors and members of the Audit Committee, each qualify as an “audit committee financial expert” as such term is defined by the SEC.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and provide in such Annual Report on Form 10-K the disclosure of Marjorie L. Bowen, David J. Contis and Robert G. Gifford as “audit committee financial experts.”

AUDIT COMMITTEE

Marjorie L. Bowen (Chairperson)

David J. Contis

Robert G. Gifford

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Pursuant to the Terms of the Chapter 11 Cases and the Plan

Exchanges on the Effective Date

On August 18, 2020, the Company entered into a Restructuring Support Agreement with certain beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders of beneficial owners (the “Consenting Noteholders”) representing in excess of 62%, including joining noteholders pursuant to joinder agreements, of the aggregate principal amount of the Operating Partnership’s Old Senior Notes.  Subsequently, on October 28, 2020, the Operating Partnership was notified by the administrative agent and lenders that they elected to exercise their rights pursuant to the terms of the Operating Partnership’s former secured credit facility (the “Old Secured Credit Facility”) to (i) require that rents payable by tenants at the properties that were collateral to the secured credit facility be paid directly to the administrative agent and (ii) exercise all voting rights and other ownership rights in respect of all the equity interests in the subsidiaries of the Operating Partnership that were guarantors of the secured credit facility.

As discussed above under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS – Impact of Our Voluntary Reorganization Under Chapter 11”, beginning on November 1, 2020, the Company and the Operating Partnership commenced the Chapter 11 Cases and on the Effective Date, pursuant to the terms of the Plan, all outstanding shares of the Company’s Old Common Stock and Old Preferred Stock were cancelled, as were all of the Operating Partnership’s previously outstanding Old LP Common Interests and Old LP Preferred Interests, along with the Operating Partnership’s Old Senior Notes.  Pursuant to the Plan, on the Effective Date the Company issued (i) 1,089,717 shares of its new Common Stock to (a) holders of its Old Common Stock and (b) certain holders of the Old LP Common Interests that elected to receive shares of its new Common Stock in exchange for Old LP Common Interests, (ii) 1,100,000 shares of its new Common Stock to holders of the Old Preferred Stock, (iii) 15,685,714 shares of its new Common Stock (representing approximately 89% of the equity of the newly reorganized Company) to holders of the Old Senior Notes and other general unsecured claims, and (iv) 2,114,286 shares of its new Common Stock to existing holders of Consenting Crossholder Claims (holders of claims with respect to both the Old Senior Notes and the Old Secured Credit Facility that had consented to the terms of the Plan).

Also on the Effective Date, in exchange for their approximately $1,375,000,000 in principal amount of the Operating Partnership’s Old Senior Notes and $133,000,000 in principal amount of the Operating Partnership’s indebtedness under the Old Secured Credit Facility, Consenting Noteholders (holders of Old Senior Notes that had consented to the terms of the Plan), other noteholders, Consenting Crossholders and certain holders of unsecured claims against the Company received, in the aggregate: (i) $95,000,000 in cash; (ii) $455,000,000 of new 10% senior secured notes due 2029 issued by CBL & Associates Holdco II LLC (“Holdco II”), a wholly-owned subsidiary of the Operating Partnership (the “Secured Notes”); (iii) $100,000,000 of new 7.0% exchangeable senior secured notes due 2028 issued by Holdco II (the “Exchangeable Notes”), based upon the election by certain Consenting Noteholders; and (iv) 89% in the common equity of the newly reorganized company as described above (subject to dilution, as set forth in the Plan). Certain Consenting Noteholders also provided $50,000,000 of new money in exchange for additional Exchangeable Notes. Pursuant to the Plan the remaining lenders of the senior secured credit facility, holding $983,700,000 in aggregate principal amount, received $100,000,000 in cash and a new $883,700,000 secured term loan, pursuant to a new amended and restated credit agreement (the “Exit Credit Agreement”) between such parties and CBL & Associates Holdco I LLC, a wholly-owned subsidiary of the Operating Partnership (“Holdco I”).

Also on the Effective Date, and pursuant to the terms of the Plan, affiliates of the Company entered into a collateral agency and intercreditor agreement (the “Collateral Agency and Intercreditor Agreement”) among HoldCo II, the subsidiary guarantors party to the indentures for each of the Secured Notes and the Exchangeable Notes, certain other subsidiaries of HoldCo II, Wilmington Savings Fund Society, FSB, in its capacities as trustee under the indentures for both the Secured Notes (the “Secured Notes Trustee”) and the Exchangeable Notes (the “Exchangeable Notes Trustee”) as well as the collateral agent for both the

Secured Notes and the Exchangeable Notes (the “Collateral Agent”).  Pursuant to the Collateral Agency and Intercreditor Agreement, the Collateral Agent will, among other things: (i) hold and administer the liens created or granted pursuant to the pledge of collateral securing the Secured Notes and the Exchangeable Notes and the related security documents; (ii) exercise remedies available to it under the indentures governing the Secured Notes and the Exchangeable Notes and such related security documents; and (iii) remit all cash proceeds received by the Collateral Agent related to any collateral to the Secured Notes Trustee and the Exchangeable Notes Trustee, as applicable.

For a description of the additional terms of the Exit Credit Agreement and the indentures governing the Secured Notes and the Exchangeable Notes, please refer to Note 2 – Emergence From Voluntary Reorganization Under Chapter 11 in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, that accompanies this Proxy Statement.

Persons and entities that are considered to be “related persons” of the Company under applicable SEC rules had the following interests in the above-described transactions that occurred on the Effective Date pursuant to that Plan:

•

Canyon Capital Advisors LLC and its related parties (as described in Footnote (3) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”), in their capacities as holders of allowed claims with respect to the Old Senior Notes and Consenting Crossholder Claims received an aggregate of (i) $17,138,803 in cash; (ii) 4,396,411 shares of Common Stock; (iii) $80,941,502 in aggregate principal amount of Secured Notes; and (iv) $54,629,212 in aggregate principal amount of Exchangeable Notes (including $21,004,816 of Exchangeable Notes received in consideration for new money provided to the Company at the Effective Date as described above).

•

Oaktree Capital Management and its related parties (as described in Footnote (4) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”), in their capacities as holders of allowed claims with respect to the Old Senior Notes and Consenting Crossholder Claims received an aggregate of (i) $12,646,071 in cash; (ii) 2,170,224 shares of Common Stock; (iii) $53,467,166 in aggregate principal amount of Secured Notes; and (iv) $32,852,258 in aggregate principal amount of Exchangeable Notes (all of which consisted of Exchangeable Notes received in consideration for new money provided to the Company at the Effective Date as described above).

•

The following directors and executive officers of the Company (and certain of their related parties) received shares of the Company’s new Common Stock in exchange for cancelled shares of Old Common Stock and/or Old Preferred Stock as detailed below:

Related Party Impacted by Chapter 11 Exchange Under the Plan	Old Common/ Old Preferred Shares Cancelled	Aggregate Number of New Common Shares Received
Charles B. Lebovitz	1,013,137 (Old Common Stock)	5,529
CBL & Associates, Inc.	15,520,704 (Old Common Stock)	84,708
College Station Associates	489,071 (Old Common Stock)	2,669
Four partnerships controlled by CBL & Associates, Inc. (CBL Employees Partnership/ Conway – 58,203 original shares; Foothills Plaza Partnership – 92,793 original shares; Girvin Road Partnership – 7,254 original shares and Warehouse Partnership – 50,425 original shares)	208,675 shares (Old Common Stock)	1,139
Stephen D. Lebovitz	1,702,282 (Old Common Stock)	9,291
Two irrevocable trusts established by Stephen D. Lebovitz and his Wife f/b/o their children	59,015 (Old Common Stock)	322
Farzana Khaleel	156,289 (Old Common Stock)	853
Michael I. Lebovitz and Wife	692,283 (Old Common Stock)	3,778
Four irrevocable trusts established by Michael I. Lebovitz and his Wife f/b/o their children	70,557 (Old Common Stock)	385
Jeffery V. Curry and Wife	256,420 (Old Common Stock) 6,884 (Old Preferred Stock)	1,701
Katie A. Reinsmidt	41,653 (Old Common Stock) 417 (Old Preferred Stock)	244
Andrew F. Cobb and Wife	23,772 (Old Common Stock) 1,196 (Old Preferred Stock)	183
Howard B. Grody	36,978 (Old Common Stock)	202
Alan L. Lebovitz	183,012 (Old Common Stock)	999
An irrevocable trust established by Alan L. Lebovitz and his Wife f/b/o their children	52,980 (Old Common Stock)	289
TOTALS	20,506,828 (Old Common Stock) 8,497 (Old Preferred Stock)	112,292

Optional Redemption of a Portion of the Secured Notes

Also on the Effective Date, Holdco II delivered a conditional notice of optional redemption with respect to the redemption of $60 million of Secured Notes at a redemption price of par plus accrued and unpaid interest.  The redemption was completed on November 8, 2021 (the “Redemption Date”).  On the Redemption Date:

•

Canyon Capital Advisors LLC and its related parties (as described in Footnote (3) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”) received $14,588,980 in cash related to their pro rata share of the Secured Notes that were redeemed; and

•

Oaktree Capital Management and its related parties (as described in Footnote (4) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”), received $7,064,311 in cash related to their pro rata share of the Secured Notes that were redeemed.

CBL Exercise of Optional Exchange Rights for the Exchangeable Notes

Prior to December 31, 2021, the Company announced that HoldCo II exercised its optional exchange right with respect to all of the $150,000,000 outstanding principal amount of the Exchangeable Notes. The exchange date was January 28, 2022, and settlement occurred on February 1, 2022. In accordance with the terms of the indenture governing the Exchangeable Notes, HoldCo II elected to settle the exchange in shares of the Company’s Common Stock plus cash in lieu of fractional shares. As a result, on February 1, 2022, the Company issued an aggregate of 10,982,795 shares of Common Stock to holders of the Exchangeable Notes in satisfaction of principal, accrued interest and the makewhole payment, and all of the Exchangeable Notes were cancelled in accordance with the terms of the indenture.  As a result:

•

Canyon Capital Advisors LLC and its related parties (as described in Footnote (3) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”) received an aggregate of 3,999,882 additional shares of Common Stock in exchange for their above-described interests in the Exchangeable Notes; and

•

Oaktree Capital Management and its related parties (as described in Footnote (4) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”) received an aggregate of 2,405,403 additional shares of Common Stock in exchange for their above-described interests in the Exchangeable Notes.

Registration Rights Agreement

Pursuant to the Plan, on the Effective Date the Company and certain holders of its newly issued Common Stock entered into a Registration Rights Agreement, pursuant to which the Company agreed to file with the SEC an initial shelf registration statement on Form S-11 as soon as practicable after the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 (including any portions thereof that are incorporated by reference into such Form 10-K from this Proxy Statement), and to use reasonable best efforts to substitute this with a shelf registration on Form S-3 as soon as reasonably practicable following the Company’s becoming eligible to use such form. Any holder or group of holders will have the right to request that the Company include some or all their shares of new Common Stock, including shares of Common Stock issuable upon conversion of the Exchangeable Notes, in such initial shelf registration statement or shelf registration statement. The Company also agreed to file a “demand” shelf registration statement, or to facilitate a “takedown” of registrable securities in the form of an underwritten offering under any existing shelf registration statement, to the extent that (1) the registrable securities sought to be sold equal at least 5% of all outstanding shares of the Common Stock on the date of any such request or (2) the anticipated aggregate gross offering price of such registrable securities is at least $25,000,000 (prior to the deduction of any underwriting discounts and commissions). The Company shall also not be required to file a “demand” registration statement if (a) the registrable securities proposed to be sold are already covered by an existing and effective registration statement that may utilized for the offer and sale of such registrable securities, or (b) there have previously been more than 6 such demands in the aggregate.

Parties to the Registration Rights Agreement include both (i) Canyon Capital Advisors LLC and its related parties (as described in Footnote (3) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”), which collectively are entitled to have all 8,396,293 shares they currently hold registered for resale and (ii) Oaktree Capital Management and its related parties (as described in Footnote (4) to the table above in the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management”), which collectively are entitled to have all 4,575,627 shares they currently hold registered for resale.

Review and Approval of Other Related Person Transactions

Prior to the Effective Date, the Company’s Third Amended and Restated Bylaws provided that any contract or transaction (i) between the Company or any entity (such as the Operating Partnership) for which it serves as a general partner, and one or more directors or officers of the Company or (ii) between the Company or any such entity and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by a majority of the Independent Directors (excluding any director who has an interest in the matter) or by the Company’s shareholders, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.  The Company’s Code of Business Conduct also contains provisions governing the approval of certain transactions involving the Company and employees (or immediate family members of employees, as defined therein) that are not subject to the provision of the Bylaws described above.

These provisions operated in conjunction with a Related Party Transactions Approval Policy adopted by the Company’s Audit Committee and Independent Directors during 2012 which, as it existed prior to the Effective Date, included the following material features:

•

The policy applied to any transaction in which (i) the Company or the Operating Partnership or any subsidiary of either of them, was a participant and (ii) any “Related Person” (as defined by applicable SEC rules) had a direct or indirect material interest.

•

The policy expressly excepted from its approval and ratification requirements certain ordinary course transactions – including employee and director compensation, the redemption of Operating Partnership interests pursuant to CBL Rights (as described below) and any transactions aggregating to less than $10,000 per Related Person per year.

•

The policy established procedures for the collection and analysis of information concerning Related Person transactions and for quarterly reporting by the Compliance Committee to the Audit Committee and the Independent Directors concerning all transactions determined to be subject to the policy.

•

The Audit Committee would then determine whether to recommend the transaction (or annual budget for a series of similar transactions, as applicable) be ratified or approved by the Independent Directors (excluding participation by any director with an interest therein).  The Audit Committee would only make such recommendation if, upon review of all material terms of the transaction, it determined that (i) the transaction was in, or is not inconsistent with, the best interests of the Company, and (ii) the terms of such transaction were at least as favorable to the Company as could be obtained from an unrelated third party.  If a majority of the Independent Directors voted to accept a positive recommendation of the Audit Committee, the transaction (or annual budget) was approved under the policy; provided, however, that transactions involving a Related Person who had such status solely due to being a 5%

shareholder, where officers, directors and their family members have no interest in such transaction, could be approved under the Company’s regular Board procedures.
•	Approval or ratification of a transaction under this policy did not supersede applicable requirements of the Company’s Bylaws or Code of Business Conduct.

Following the Company’s emergence from Chapter 11 reorganization on the Effective Date, the Related Party Transactions Approval Policy described above was terminated.  The Company’s Code of Business Conduct contains provisions concerning conflicts of interest and related party transactions which may be summarized as follows:

Company employees (and their immediate family members, as defined in the Code of Business Conduct) may not engage in any of the following activities unless and until the material facts as to the activity and the employee’s relationship or interest therein are fully disclosed to the Company's Compliance Officer – currently the Chief Legal Officer – and written approval is obtained as set forth below:

•	Contracts/Agreements With Employees.

(i) Except for employment agreements, severance agreements, stock restriction agreements, performance stock unit agreements, indemnity agreements or similar types of agreements related to the employee’s employment or position with the Company, the entering into by an employee of any contract or arrangement with the Company; and

(ii) Except for the ownership of non-controlling interests in publicly traded entities, the ownership by an employee of any interest in or serving as a director, officer, consultant or attorney in or for (A) any entity which has entered into or enters into any contract or arrangement with the Company, or (B) any entity in which the Company may own a partnership interest or membership interest or other similar interest, but subject to exceptions in those situations specifically approved by the Company's Board of Directors pursuant to previously-adopted polices of the Company on those matters.

•

Competing Activities – Commercial Real Estate Projects.  Except for interests owned prior to the date of issuance of this Code and as disclosed to the Company’s Compliance Officer in writing and except for development, operational or other efforts exerted on behalf of the Company or on behalf of retail shopping centers, mixed-use developments, residential/apartment developments, hotel developments, storage center developments, office buildings, entertainment developments and other commercial real estate projects (each referred to herein as a “Commercial Real Estate Project”) of the Company, any of the following activities by an employee:

-

developing, owning or acquiring Commercial Real Estate Projects in competition with the Company (except for non-controlling interests in publicly-traded entities and passive interests in private investment funds); and/or

-

owning or acquiring an interest in any entity that owns or develops Commercial Real Estate Projects in competition with the Company (except for non-controlling interests in publicly-traded entities and passive interests in private investment funds).

Such activities must be disclosed in writing to the Company’s Compliance Officer, who then has the responsibility to (i) approve or disapprove any such matters (giving due considerations to the provisions of the Code of Conduct and to whether the proposed activity or investment could or will have an adverse impact on the Company, the Company’s assets and/or business plans), subject to the exceptions described below and (ii) provide written notification of such approval or disapproval to the employee who submitted the required disclosure as promptly as practicable.

The Code of Conduct also provides, however, that the Compliance Officer shall not be authorized to approve the following transactions:

-

Transactions involving the Compliance Officer or members of his/her immediate family, which must be submitted to the chairperson of the Nominating/Corporate Governance Committee for approval/disapproval; and

-

Any transaction involving the Company and/or the Company’s assets which involve (i) an amount equal to or greater than $120,000 and (ii) a direct or indirect interest in such transaction on the part of an employee who has been a director (or nominee for director), an executive officer or a beneficial owner of greater than 5% of the Company’s Common Stock, in either case, at any time since the beginning of the previous fiscal year of the Company (even if the employee does not currently occupy such role) (any such employee being herein referred to as an “Executive Level Employee”) or an immediate family member (as “immediate family member” is defined for purposes of Item 404 of SEC Regulation S-K or any successor to such regulation) of such Executive Level Employee.  Any such transactions must be reviewed for approval or disapproval by the Company’s Nominating/Corporate Governance Committee, which may delegate such approvals between its scheduled meetings to the chairperson or any other member of such Committee who has no interest (and has no immediate family member who has an interest) in the subject transaction.

The Code of Conduct also provides that Company employees should refrain and are prohibited from (i) taking for themselves or for their personal benefit opportunities that could advance the interests of the Company or that could benefit the Company when such opportunities are discovered through the use of Company property, information or position; (ii) using Company property, information or position for personal gain; or (iii) competing with the Company in other businesses or matters other than Commercial Real Estate Projects (which are covered by the review and approval process described above).

However, the Company’s Certificate of Incorporation – in recognition and anticipation that (i) certain directors, principals, officers and employees and/or other representatives of stockholders of the Company and their respective Affiliates (as defined in the Certificate of Incorporation) may serve as directors or officers of the Company, (ii) stockholders of the Company and their respective Affiliates and/or Related Funds (as defined in the Certificate of Incorporation) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those of the Company, and (iii) Non-Employee Directors (including, for the avoidance of doubt, the Chairman of the Board if he or she is not otherwise an employee, consultant or officer of the Company), and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as the Company and/or that overlap with or compete with those of the Company, also includes a provision to the effect that:

•

no contract or other transaction of the Company with any other person, firm, corporation or other entity in which the Company has an interest shall be affected or invalidated by the fact that any one or more of the directors or officers of the Company, individually or jointly with others, may be a party to or may be interested in such contract or transaction so long as the contract or other transaction is approved by the Company’s Board or a duly authorized committee thereof in accordance with the Delaware General Corporation Law (“DGCL”) and

•

relieving any director or officer of the Company, in his or her capacity as such, from any personal liability relating solely to the fact that such matter was contracted for the benefit of any such person or any such firm or corporation.

The Certificate of Incorporation also provides that neither the Company’s stockholders nor any of their Affiliates or Related Funds, nor any Non-Employee Director or his or her Affiliates (all as defined in the Certificate of Incorporation), shall have any duty to refrain from (x) engaging in a corporate opportunity in the same or similar business activities or lines of business as the Company or any of its Affiliates is engaged or proposes to engage, (y) making investments in any kind of property in which the Company makes or may make investments or (z) otherwise competing with the Company or any of its Affiliates, and provides that, to the fullest extent permitted by the DGCL, no such person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Company or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Company or its stockholders or (B) be liable to the Company or its stockholders for breach of any fiduciary duty, in each case, by reason of any such activities. The Certificate of Incorporation further states that, to the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and to have consented to these provisions.

The application of these provisions to the review and approval of those transactions and relationships reported for fiscal 2021 is described in pertinent detail below.

Management Company and Management Agreement

The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company’s properties.  The Management Company also provides management services for certain properties owned by CBL’s Predecessor and certain other third parties for which the Management Company is paid a management fee.  See “Retained Property Interests.”  The following individuals, collectively, own 100% of the equity interests in CBL’s Predecessor:  Charles B. Lebovitz (49.50%); the four children of Charles B. Lebovitz (Stephen D. Lebovitz (11.21%), Michael I. Lebovitz (11.21%), Alan L. Lebovitz (7.25%), and Beth Lebovitz-Backer (7.25%)); Ben S. Landress (6.82%); and Charles B. Lebovitz Grantor Trust (6.76%).  The Operating Partnership owns 100% of Holdco II, which owns 100% of the Management Company’s outstanding preferred stock and common stock.

Retained Property Interests and Management Services

CBL’s Predecessor owns interests in outparcels at certain of the Company’s malls and a 21.25% minority interest in Jacksonville Avenues Limited Partnership (“the Avenues”), the majority interest of which is owned by third parties.  A portion of the annual property insurance premiums paid by the Avenues is paid to a captive insurance subsidiary that is wholly owned by the Operating Partnership.  Such payments totaled $535,266 in 2021.  Additionally, while the Avenues is managed by a third party, the Avenues paid the Management Company approximately $126,000 in management consulting fees during 2021.  CBL’s Predecessor also paid the Management Company $90,000 during 2021 as reimbursement for the cost of certain management and administrative services provided to CBL’s Predecessor by employees of the Management Company. All of such payments were reviewed by the Company’s Audit Committee in accordance with the Company’s prior Related Party Transactions Approval Policy described above.

Certain Retail Leases

Certain Company officers and employees are partners in 3 partnerships that had 5 leases of space, representing 3,849 square feet in 4 of the Company’s malls during 2021, as well as one lease of space in a non-Company owned mall.  Such spaces are operated as food service establishments.  The aggregate of all lease payments made (or to be made) to the Company by such entities from January 1, 2021 through the end of the contract term of each of the relevant leases (based on estimates of tenant cost recoveries currently in effect) is $2.4 million, with such payments during fiscal 2021 having totaled $0.4 million.  The following table sets forth information concerning the pro-rata interest in the aggregate of all such lease payments to the Company of each individual who participates in any of these partnerships and served as an executive officer of the Company during 2021, to the extent that the value of such officer’s interest in the aggregate lease payments to the Company exceeds $120,000:

Officer’s Name and Title	Number of Partnerships in Which The Officer Participates(1)	Pro-Rata Interest in Total Lease Payments to the Company Based on Officer’s Aggregate Ownership Interest($)(2)
Charles B. Lebovitz Chairman Emeritus	3	19,245
Stephen D. Lebovitz Director and Chief Executive Officer	1	35,482
Michael I. Lebovitz President	1	88,594

(1)	These partnership interests are held by each such individual either directly or, on a pro-rata basis, through their ownership interests in CBL’s Predecessor or other affiliated entities.
(2)

Excludes any future percentage rents based on sales levels which are not presently determinable.  Additionally, such partnerships (in the aggregate) paid $3,000 to the Management Company during 2021 as a component of the reimbursement for management and administrative services discussed above under “Retained Property Interests and Management Services.”

During 2021, their investments in these partnerships resulted in incremental additional income to these officers as follows: Charles B. Lebovitz - $0; Stephen D. Lebovitz - $26,277; and Michael I. Lebovitz - $1,000.  Additionally, in 2021 CBL’s Predecessor received an aggregate distribution of $160,874 from these partnerships, which included both its current year distribution as general partner/manager and additional distributions to catch up for a mis-allocation that was discovered which had resulted in several years of the general partner’s share of distributions being directed instead to limited partners.

These officers and employees also are partners in 6 partnerships that are parties to profit participation agreements related to 9 locations that are operated as food service establishments at 9 of the Company’s malls during 2021, as well as one location in a non-Company owned mall.  In each of these cases, the rent is paid by a third-party operator of such establishments that has no affiliation either with such officers and employees or with the Company.  During 2021, there were no profits available to be distributed to the participants under any of these profit participation agreements.

Each of the above-referenced leases and profit participation agreements was approved at the time that they were entered into by the Independent Directors in accordance with the prior provisions of the Company’s Third Amended and Restated Bylaws described above, and the renewals of such leases that occurred during 2021 were all ratified by the Company’s then-current Independent Directors.  In connection with such approvals, the Independent Directors considered management’s opinion that, at the time each of these leases and renewals were entered into, they provided for rental payments at market rates and terms.

Subsequent Assignment to Management Company of Partnerships Involved in Leases

As previously reported by the Company in a Form 8-K filed with the SEC, on March 23, 2022, a series of assignments were made to the Management Company of partnership interests in the partnerships that had previously leased spaces operated as food service establishments the Company’s malls, which partnership interests previously were held by the following executive officers or their affiliated entities:

Executive Officer’s Name and Title	Number of Partnership Interests Assigned to Management Company
Stephen D. Lebovitz, Chief Executive Officer	1
Charles B. Lebovitz, Chairman Emeritus*	3
Michael I. Lebovitz, President	1

*These assignments were in Mr. Lebovitz’ capacity as President of two private entities controlled by members of the Lebovitz family, CBL & Associates, Inc. (assignee of a 1% managing partner interest in two partnerships) and The Avenues Corporation (assignee of a 1% managing partner interest in one partnership).

These assignments, which were approved by the Company’s Compliance Officer pursuant to the updated related party transaction approval provisions in the Company’s Code of Business Conduct as described above, were effective retroactively as of January 1, 2022 and were made for no consideration, in order to eliminate ongoing related party transaction considerations related to the operation of the establishments involved in the leases held by these partnerships.  In the case of the three private entity assignments of partnership interests to the Management Company, they also included an agreement to indemnify the Management Company for any liability or claim resulting from any event, cause of action or other circumstance related to the partnership interest being assigned that arose or occurred prior to the effective date of these assignments.

Simultaneously with these assignments of partnership interests, and in recognition that the distributions from these partnerships would be received by the Management Company following such assignments, the Company’s Compensation Committee approved increases, effective as of March 23, 2022, in the 2022 annual base salaries of Stephen D. Lebovitz (from $698,803 per year to $719,442 per year) and Michael I. Lebovitz (from $423,441 per year to $428,691 per year).  The amount of these increases in annual base salaries ($20,639 for Stephen D. Lebovitz and $5,250 for Michael I Lebovitz) was determined based on averaging the amount of distributions such officers received from their interests in these partnerships for the years 2019 and 2021, with 2020 not being utilized due to the impact of numerous COVID-related business interruptions during the year.

Certain Employment Relationships

Charles B. Lebovitz, who is the father of Stephen D. Lebovitz, Michael I. Lebovitz and Alan L. Lebovitz, serves as the Company’s Chairman Emeritus.  He receives compensation from the Company commensurate with his level of experience and seniority as an officer of the Company, and based upon an annual review of his individual performance conducted in the same manner as for all Company officers of the level of senior vice president and above.  During 2021, the aggregate compensation paid to Charles B. Lebovitz was $1,533,833, which includes:

•	cash compensation paid to Mr. Lebovitz during 2021, including base salary and a cash bonus paid for his service as an executive officer in 2021; and
•	the grant date fair value of restricted stock granted in December 2021, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.

Alan L. Lebovitz, a son of Charles B. Lebovitz and brother of Stephen D. Lebovitz and Michael I. Lebovitz, serves as the Company’s Executive Vice President – Management.  He receives compensation from the Company commensurate with his level of experience and seniority as an officer of the Company, and based upon an annual review of his individual performance conducted in the same manner as for all Company officers of the level of senior vice president and above.  During 2021, the aggregate compensation paid to Alan L. Lebovitz was $1,189,540, which includes:

•	cash compensation paid to Mr. Lebovitz during 2021, including base salary and a cash bonus paid as a final installment of his KERP bonus payment; and
•	the grant date fair value of restricted stock granted in December 2021, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.

Both Charles B. Lebovitz and Alan Lebovitz also have been eligible for equity awards under the Company’s equity compensation plans and the Company’s insurance and other employee benefit programs on the same basis as other officers of the level of senior vice president and above.  The compensation of Charles B. Lebovitz and Alan L. Lebovitz is subject to approval by the Compensation Committee in connection with that Committee’s approval of the compensation of all officers of the Company of the level of senior vice president or higher.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has determined to recommend the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.  Deloitte has served as the independent auditors for the Company since May 7, 2002.  In determining whether to recommend the re-appointment of Deloitte as the Company’s independent auditor, the Audit Committee considered various factors, including: Deloitte’s performance on prior audits, and the quality and efficiency of the services provided by Deloitte; an assessment of the firm’s professional qualifications, resources and expertise; Deloitte’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with Deloitte and of the firm’s relationship with the Audit Committee and Company management; Deloitte’s independence; the appropriateness of Deloitte’s fees; the length of time the firm has served in this role; the impact on the Company of changing auditors; and data on audit quality and performance, including recent PCAOB reports on Deloitte and peer firms.  Considered together, these factors enable the Audit Committee to evaluate whether the selection of Deloitte as the Company’s independent auditor, and the retention of Deloitte to perform other services, will contribute to and enhance audit quality.  Based on its evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interest of our shareholders.  Accordingly, the Audit Committee has recommended, subject to ratification by the shareholders, that Deloitte serve as the Company’s independent auditors for the fiscal year ending December 31, 2022.  A representative of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Independent Registered Public Accountants’ Fees and Services

The Company was billed for professional services provided during fiscal years 2020 and 2021 by Deloitte in the amounts set forth in the following table.

	2020	2021
Audit Fees (1)	$1,541,607	$4,095,268
Audit-Related Fees (2)	204,700	212,810
Tax Fees – Compliance (3)	246,000	265,000
Tax Fees – Consulting (4)	448,835	1,067,538
All Other Fees (5)	3,790	3,790
Total	$2,444,932	$5,644,406

(1)

Consists of fees billed for professional services in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2020 and 2021 (including incremental fees related to the Company’s bankruptcy proceedings in the fiscal year ended December 31, 2021, which included the implementation of fresh start accounting), the audit of the Operating Partnership’s annual financial statements for the fiscal year ended December 31, 2020, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the 2020 and 2021 fiscal years, (including the combined financial statements of the Combined Guarantor Subsidiaries of the Operating Partnership during the 2020 fiscal year), comfort letters and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”.  These services include audits of the Company’s subsidiaries pursuant to requirements of certain loan agreements and joint venture agreements and other consultations.

(3)	Consists of fees billed for professional services for assistance regarding federal and state tax compliance.
(4)

Consists of fees billed for professional services for tax advice and tax planning, which consists of tax services related to joint ventures and tax planning.  The fiscal year ended December 31, 2021 includes incremental fees related to the Company’s bankruptcy proceedings.

(5)	Consists of subscription fees for an online accounting research tool.

The Audit Committee of the Board of Directors has considered the services rendered by Deloitte for services other than the audit of the Company’s financial statements and has determined that the provision of these services is compatible with maintaining the independence of Deloitte.

The Audit Committee has adopted a policy that it is required to approve all services (audit and/or non-audit) to be performed by the independent auditor to assure that the provision of such services does not impair such auditor’s independence.  All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees, must be approved by the Audit Committee in advance.  The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor’s independence and that such tax services do not constitute prohibited services pursuant to SEC and/or NYSE rules.  The authority to approve services may be delegated by the Audit Committee to one or more of its members including the Chairman of the Audit Committee, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee has not relied on the de minimis exception under applicable SEC rules in approving any of the non-audit fees described above.

Recommendation and Vote Necessary to Approve the Proposal

The Board of Directors, in concurrence with the Audit Committee, proposes and recommends that the shareholders ratify the selection of Deloitte to serve as the independent auditors for the Company’s fiscal year ending December 31, 2022.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of the selection of Deloitte to serve as the Company’s independent auditors for the 2022 fiscal year.

The ratification of the selection of Deloitte as the Company’s independent auditors for the 2022 fiscal year must be approved by a majority of the votes cast by shares of Common Stock present or represented at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF

DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR 2022

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Description of Advisory Vote

As previously reported in the Current Report on Form 8-K that we filed with the SEC on May 12, 2017, and in accordance with the advisory recommendation of our shareholders at the 2017 Annual Meeting, our Board of Directors has determined that we will hold a nonbinding, advisory vote to approve the compensation paid to our Named Executive Officers pursuant to Section 14A of the Exchange Act once every year.  Accordingly, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as described in the “Executive Compensation” section comprising pages 32 through 64 of this Proxy Statement (including the Compensation Discussion and Analysis as well as the related compensation tables and narrative discussions set forth in the “Executive Compensation” section).

The Company has statutory officers, but no employees.  Our officers, including the Named Executive Officers, receive all of their compensation in their capacity as employees of the Management Company, which also employs all of the other personnel engaged in the operation of our business.  None of our Named Executive Officers is compensated pursuant to an employment agreement with the Company and the Company does not pay them salaries or bonuses or provide them other compensation or benefits, except for the grants of equity awards under our Stock Incentive Plan as described above in the “Executive Compensation” section of this Proxy Statement.

As described in greater detail in the Compensation Discussion and Analysis above, our Compensation Committee has approved incentive compensation programs for the Company’s Named Executive Officers designed to balance short-term and long-term performance and operational goals as well as stock price performance, and provide the appropriate level of objectivity with subjectivity in an effort to support our Company’s business plan and strategy.  The Compensation Committee’s objectives in administering our executive compensation programs are to ensure that pay levels and incentive compensation are effective in attracting and retaining highly qualified personnel, while also linking overall compensation to the Compensation Committee’s evaluation of both executive and Company performance and serving our objective of linking management’s long-term economic interests with those of CBL’s shareholders.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies, and practices described in this Proxy Statement.

Shareholder Resolution

Under this Proposal 3, shareholders have the opportunity to vote for, against, or abstain from voting with respect to the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers of CBL & Associates Properties, Inc. (the “Company”), as disclosed pursuant to Item 402 of SEC Regulation S-K in the “Executive Compensation” section of the Company’s Proxy Statement for its 2022 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis as well as the related compensation tables and narrative discussions set forth therein, is hereby approved by the Company’s shareholders on a nonbinding, advisory basis.

Recommendation and Vote Necessary to Approve the Advisory Proposal; Advisory Nature

Approval of the shareholder resolution that is the subject of this Proposal 3 will require the affirmative vote of a majority of the votes cast by shares of our Common Stock present or represented at the Annual Meeting.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of such resolution.  The shareholder vote on this proposal is advisory and nonbinding in nature, serves only as a recommendation to our Compensation Committee and Board of Directors, and will not overrule any decisions previously made by the Company, the Compensation Committee or the Board of Directors with respect to executive compensation, nor will it create any duty for the Company, the Compensation Committee or the Board of Directors to take any action in response to the outcome of the vote.  Director compensation disclosed in this Proxy Statement is not subject to or covered by this advisory vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE FOREGOING ADVISORY RESOLUTION

RELATING TO EXECUTIVE COMPENSATION

DATE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS AND RELATED MATTERS

In accordance with the rules established by the SEC, shareholder proposals to be included in the Company’s Proxy Statement with respect to the 2022 Annual Meeting of Shareholders must be received by the Company at its executive offices located at 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee 37421-6000, Attention: Corporate Secretary no later than December 30, 2022, and must comply with other applicable SEC rules.

In addition, the Company’s Bylaws provide that any shareholder of record desiring to nominate a director or have a shareholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and prescribed supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 90 days (e.g., January 29, 2023) nor more than 120 days (e.g., December 30, 2022) prior to the anniversary date of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the date on which the Company held the prior year’s annual meeting, such notice and prescribed supporting documentation must be provided not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  The Bylaws also provide that the public announcement of a postponement or adjournment of an annual meeting does not commence a new time period for the giving of any such notice.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement (together, the “proxy materials”).  This practice is known as “householding.”  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If the foregoing procedures apply to you, your broker has sent one copy of our proxy materials to your address.  If you wish to revoke your consent to householding, or to request householding if you are receiving multiple copies of our proxy materials, you must contact your broker, bank or other nominee.

If you did not receive proxy materials, you can obtain a copy by contacting your bank or broker or other nominee.  Or, you may contact our Executive Vice President – Chief Investment Officer, either by mail or telephone at our corporate office, as listed on the first page of this Proxy Statement, or by e-mail to Katie.Reinsmidt@cblproperties.com.

OTHER BUSINESS OF THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement.  However, if any matters of which management is not now aware should come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.  Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

By Order of the Board of Directors

STEPHEN D. LEBOVITZ
Chief Executive Officer

Chattanooga, Tennessee

April 29, 2022

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT UPON WRITTEN REQUEST TO CBL INVESTOR RELATIONS, CBL PROPERTIES, 2030 HAMILTON PLACE BLVD., SUITE 500, CBL CENTER, CHATTANOOGA, TENNESSEE 37421-6000.

ANNEX A

Peer Groups CBL Compensation Committee Reviewed In Consultation With Ferguson Partners
For Broader Market Check in Relation to Setting Named Executive Officer Compensation
During Chapter 11 Restructuring and Emergence

As discussed above in the Compensation Discussion and Analysis section of this Proxy Statement, for 2021, the Compensation Committee, in concert with Ferguson, utilized a broader market check approach due to the unique considerations related to compensation resulting from the Company’s bankruptcy.  Rather than benchmarking against one specific peer group, the Compensation Committee reviewed compensation structures of numerous recently emerged companies, particularly in determining appropriate size, structure and targets for its Emergence equity program, as well as REIT peers, in evaluating various components of compensation, as appropriate.  The following is a detailed listed of the companies included in this broader market check across multiple peer groups, arranged under topical headings identifying the Compensation Committee’s general focus with respect to the compensation programs of the companies included in each group:

Public Companies Recently Emerged from Chapter 11 Reorganization With Management Incentive Plans (MIPs)

Key Energy Services, Inc.

Hexion, Inc.

Parker Drilling Company

Avaya Inc.

FTS International

Denbury, Inc.

Diamond Offshore

Cumulus Media, Inc.

Lonestar Resources

Pyxus International, inc.

Oasis Petroleum Inc.

iHeart Media, Inc.

Short Term Incentive Programs

Regional Malls REITs

Macerich Company

Pennsylvania Real Estate Investment Trust

Simon Property Group, Inc.

Washington Prime Group, Inc.

Other Asset Based Peers

Acadia Realty Trust

Kite Realty Group Trust

SITE Centers Corp.

Tanger Factory Outlet Centers, Inc.

Urban Edge Properties

Weingarten Realty Investors

Absolute Cumulative Total Return Goals Used in Compensation Plans in the REIT Industry

Alexandria Real Estate Equities, Inc.

American Campus Communities, Inc.

Apple Hospitality REIT, Inc.

Crown Castle International Corp.

Easterly Government Properties, Inc.

Equity Residential

Four Corners Property Trust, Inc.

Global Medial REIT, Inc.

Hersha Hospitality Trust

Highwoods Properties, Inc.

LTC Properties, Inc.

Mack-Cali Realty Corporation

Omega Healthcare Investors, Inc.

Public Storage

Rexford Industrial Realty, Inc.

RLJ Lodging Trust

Tanger Factory Outlet Center, Inc.

Urban Edge Properties

VIVI Properties Inc.

Weingarten Realty Investors

Xenia Hotels & Resorts, Inc.

Post-Chapter 11 Emergence Short Term Incentive Programs General Growth Properties Monitronics International iHeartMedia Inc. Cumulus Media Inc. Tidewater Inc.

Overall Compensation Review

Acadia Realty Trust

Kite Realty Group Trust

Pennsylvania Real Estate Investment Trust

Phillips Edison

Seritage Growth Properties

Retail Opportunities Investment Corp.

Retail Properties of America

The Macerich Company

Tanger Factory Outlet Center, Inc.

Urban Edge Properties

CBL & ASSOCIATES PROPERTIES, INC. 2030 HAMILTON PLACE BLVD, SUITE 500 CHATTANOOGA, TN 37421-6000 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on May 25, 2022 the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CBL2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 25, 2022 the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. To re-elect eight directors to serve for one year and until their respective successors have been duly elected and qualified. Nominees 01) Jonathan M. Heller 02) Marjorie L. Bowen 03) David J. Contis 04) David M. Fields 05) Robert G. Gifford 06) Charles B. Lebovitz 07) Stephen D. Lebovitz 08) Kaj Vazales For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection of Deloitte & Touche, LLP as the independent registered public accountants for the Company’s fiscal year ending December 31, 2022. 3. An advisory vote on the approval of executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000546687_1 R1.0.0.24 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000546687_2 R1.0.0.24  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com  CBL & ASSOCIATES PROPERTIES, INC.  ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2022  This proxy is solicited on behalf of the Board of Directors  The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on Thursday, May 26, 2022 at 3:00 p.m., EDT, at www.virtualshareholdermeeting.com/CBL2022 or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.  IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.  (PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)  Continued and to be signed on reverse side